                                                                     EXHIBIT 4.1
================================================================================

                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                          Dated as of February 21, 2003

                                      among

                           FRESENIUS MEDICAL CARE AG,
                      FRESENIUS MEDICAL CARE HOLDINGS, INC.
            and the other Borrowers and Guarantors identified herein,

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                           CREDIT SUISSE FIRST BOSTON,
                    acting through its Cayman Islands Branch,
                                       and
              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                           as Co-Documentation Agents,

                               JPMORGAN CHASE BANK
                                       and
                            THE BANK OF NOVA SCOTIA,
                            as Co-Syndication Agents

                                       and

                            THE LENDERS PARTY HERETO

                         BANC OF AMERICA SECURITIES LLC,
                           CREDIT SUISSE FIRST BOSTON,
                    acting through its Cayman Islands Branch
                                       and
                 DRESDNER KLEINWORT WASSERSTEIN SECURITIES LLC,
                    as Joint Lead Arrangers and Book Managers

================================================================================

                                TABLE OF CONTENTS

Article and Section                                                                                                Page
                                                                                                                   ----
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS......................................................................     1
         1.01     Defined Terms.................................................................................     1
         1.02     Interpretive Provisions.......................................................................    31
         1.03     Accounting Terms..............................................................................    31
         1.04     Rounding......................................................................................    32
         1.05     References to Agreements and Laws.............................................................    32
         1.06     Times of Day..................................................................................    32
         1.07     Exchange Rates; Currency Equivalents..........................................................    32
         1.08     Additional Foreign Currencies.................................................................    33
         1.09     Redenomination of Certain Foreign Currencies..................................................    33

ARTICLE II  THE COMMITMENTS AND CREDIT EXTENSIONS...............................................................    33
         2.01     Commitments...................................................................................    33
         2.02     Borrowings, Conversions and Continuations of Loans............................................    36
         2.03     Interest......................................................................................    38
         2.04     Fees..........................................................................................    38
         2.05     Repayment of Loans............................................................................    39
         2.06     Prepayments...................................................................................    40
         2.07     Termination or Reduction of Commitments.......................................................    42
         2.08     Additional Provisions with respect to Letters of Credit.......................................    43
         2.09     Additional Provisions relating to Domestic Swing Line Loans...................................    49
         2.10     Additional Provisions relating to Foreign Swing Line Loans....................................    51
         2.11     Additional Provisions relating to Competitive Revolving Loans.................................    53
         2.12     Computation of Interest and Fees..............................................................    56
         2.13     Evidence of Debt..............................................................................    56
         2.14     Payments Generally............................................................................    57
         2.15     Sharing of Payments...........................................................................    58
         2.16     Designated Borrowers..........................................................................    59
         2.17     Removal of Borrowers..........................................................................    59

ARTICLE III  TAXES, YIELD PROTECTION AND ILLEGALITY.............................................................    60
         3.01     Taxes.........................................................................................    60
         3.02     Illegality....................................................................................    61
         3.03     Inability to Determine Rates..................................................................    61
         3.04     Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Loans...........    61
         3.05     Funding Losses................................................................................    63
         3.06     Matters Applicable to all Requests for Compensation...........................................    63
         3.07     Survival......................................................................................    63

ARTICLE IV GUARANTY.............................................................................................    63
         4.01     The Guaranty..................................................................................    63
         4.02     Obligations Unconditional.....................................................................    65
         4.03     Reinstatement.................................................................................    66
         4.04     Certain Waivers...............................................................................    66
         4.05     Remedies......................................................................................    66
         4.06     Rights of Contribution........................................................................    67

         4.07     Guaranty of Payment; Continuing Guaranty......................................................    67

ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.............................................................    68
         5.01     Conditions of Initial Credit Extensions.......................................................    68
         5.02     Conditions to all Credit Extensions...........................................................    69

ARTICLE VI REPRESENTATIONS AND WARRANTIES.......................................................................    70
         6.01     Existence, Qualification and Power; Compliance with Laws......................................    70
         6.02     Authorization; No Contravention...............................................................    70
         6.03     Governmental Authorization; Other Consents....................................................    70
         6.04     Binding Effect................................................................................    70
         6.05     Financial Statements..........................................................................    71
         6.06     No Material Adverse Effect....................................................................    71
         6.07     Litigation....................................................................................    71
         6.08     No Default....................................................................................    71
         6.09     Ownership of Property; Liens..................................................................    71
         6.10     Environmental Compliance......................................................................    72
         6.11     Insurance.....................................................................................    72
         6.12     Taxes.........................................................................................    72
         6.13     ERISA Compliance..............................................................................    72
         6.14     Jurisdiction of Organization, Capital Stock and Ownership of Credit Parties...................    72
         6.15     Margin Regulations; Investment Company Act; Public Utility Holding Company Act................    73
         6.16     Disclosure....................................................................................    73
         6.17     Compliance with Laws..........................................................................    73
         6.18     Intellectual Property; Licenses, Etc..........................................................    73
         6.19     Pledge Agreements.............................................................................    74
         6.20     Reimbursement from Medical Reimbursement Programs.............................................    74

ARTICLE VII  AFFIRMATIVE COVENANTS..............................................................................    74
         7.01     Financial Statements..........................................................................    74
         7.02     Certificates; Other Information...............................................................    75
         7.03     Notification..................................................................................    76
         7.04     Payment of Obligations........................................................................    77
         7.05     Preservation of Existence, Etc................................................................    77
         7.06     Maintenance of Properties.....................................................................    77
         7.07     Maintenance of Insurance......................................................................    77
         7.08     Compliance with Laws..........................................................................    77
         7.09     Books and Records.............................................................................    78
         7.10     Inspection Rights.............................................................................    78
         7.11     Use of Proceeds...............................................................................    78
         7.12     Joinder of Additional Guarantors..............................................................    78
         7.13     Pledge of Capital Stock.......................................................................    79
         7.14     Pledge of Intercompany Notes Evidencing Loans and Advances....................................    79
         7.15     Ownership.....................................................................................    79

ARTICLE VIII NEGATIVE COVENANTS.................................................................................    79
         8.01     Indebtedness..................................................................................    79
         8.02     Liens.........................................................................................    81
         8.03     Investments...................................................................................    83
         8.04     Merger and Consolidation......................................................................    84

         8.05     Dispositions..................................................................................    85
         8.06     Restricted Payments...........................................................................    85
         8.07     Prepayment of Other Subordinated Debt.........................................................    85
         8.08     Change in Nature of Business..................................................................    86
         8.09     Transactions with Affiliates..................................................................    86
         8.10     No Further Negative Pledges...................................................................    86
         8.11     Use of Proceeds...............................................................................    86
         8.12     Fiscal Year...................................................................................    86
         8.13     Financial Covenants...........................................................................    86

ARTICLE IX  EVENTS OF DEFAULT AND REMEDIES......................................................................    87
         9.01     Events of Default.............................................................................    87
         9.02     Remedies Upon Event of Default................................................................    89
         9.03     Application of Funds..........................................................................    90

ARTICLE X  ADMINISTRATIVE AGENT.................................................................................    91
         10.01    Appointment and Authorization of Administrative Agent and Collateral Agent....................    91
         10.02    Delegation of Duties..........................................................................    91
         10.03    Liability of Administrative Agent.............................................................    92
         10.04    Reliance by Administrative Agent..............................................................    92
         10.05    Notice of Default.............................................................................    92
         10.06    Credit Decision; Disclosure of Information by Administrative Agent............................    92
         10.07    Indemnification of Administrative Agent.......................................................    93
         10.08    Administrative Agent in its Individual Capacity...............................................    93
         10.09    Successor Administrative Agent................................................................    94
         10.10    Administrative Agent May File Proofs of Claim.................................................    94
         10.11    Collateral and Guaranty Matters...............................................................    95
         10.12    Other Agents; Arrangers and Managers..........................................................    95

ARTICLE XI  MISCELLANEOUS.......................................................................................    95
         11.01    Amendments, Etc...............................................................................    95
         11.02    Notices and Other Communications; Facsimile Copies............................................    97
         11.03    No Waiver; Cumulative Remedies................................................................    98
         11.04    Attorney Costs and Expenses...................................................................    98
         11.05    Indemnification by the Borrowers..............................................................    99
         11.06    Payments Set Aside............................................................................    99
         11.07    Successors and Assigns........................................................................   100
         11.08    Confidentiality...............................................................................   102
         11.09    Set-off.......................................................................................   103
         11.10    Interest Rate Limitation......................................................................   104
         11.11    Counterparts..................................................................................   104
         11.12    Integration; Amendment and Restatement........................................................   104
         11.13    Survival of Representations and Warranties....................................................   104
         11.14    Severability..................................................................................   104
         11.15    Tax Forms.....................................................................................   105
         11.16    Replacement of Lenders........................................................................   106
         11.17    Source of Funds...............................................................................   107
         11.18    Nature of Obligations of the Borrowers........................................................   107
         11.19    Release.......................................................................................   107
         11.20    Judgment Currency.............................................................................   108
         11.21    Reallocation of Commitments...................................................................   108

         11.22    Power of Attorney.............................................................................   109
         11.23    GOVERNING LAW.................................................................................   109
         11.24    WAIVER OF RIGHT TO TRIAL BY JURY..............................................................   110
         11.25    Entire Agreement..............................................................................   110
         11.26    Conflict......................................................................................   110

SCHEDULES

         2.01     Commitments and Commitment Percentages
         2.03     Mandatory Cost Rate
         2.08     Existing Letters of Credit
         6.14     Credit Party Information
         8.01     Existing Indebtedness
         8.02     Existing Liens
         8.03     Existing Investments
         8.06     Restricted Payments
         8.09     Transactions with Affiliates
         11.02    Notice Addresses

EXHIBITS

         A-1      Form of Loan Notice
         A-2      Form of Domestic Swing Line Loan Notice
         A-3      Form of Foreign Swing Line Loan Notice
         B-1      Form of Competitive Revolving Loan Bid Request
         B-2      Form of Competitive Bid
         C-1      Form of Revolving Note
         C-2      Form of Tranche A Term Note
         C-3      Form of Tranche B Term Note
         D        Form of Compliance Certificate
         E        Form of Borrower Joinder Agreement
         F        Form of Guarantor Joinder Agreement
         G        Form of Assignment and Assumption Agreement

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT ("Credit Agreement") is entered into as of February 21, 2003, among FRESENIUS MEDICAL CARE AG, a German corporation ("FMCAG"), FRESENIUS MEDICAL CARE HOLDINGS, INC., a New York corporation ("FMCH"), the other Borrowers identified herein, the Guarantors identified herein, the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent.

         WHEREAS, a revolving credit and term loan facility (the "Existing Credit Facility") was established in favor of National Medical Care, Inc., a Delaware corporation ("NMC") and certain of its Subsidiaries and Affiliates pursuant to the terms of that credit agreement dated as of September 27, 1996 (as amended and modified through the Closing Date, the "Existing Credit Agreement") among NMC, certain of its Subsidiaries and Affiliates, the lenders party thereto and NationsBank, N.A. (now known as Bank of America, N.A.), as agent for the lenders thereunder;

         WHEREAS, NMC and its Subsidiaries and Affiliates party to the Existing Credit Agreement have requested certain modifications to the Existing Credit Facility;

         WHEREAS, the Lenders have agreed to the requested modifications on the terms and conditions provided herein;

         WHEREAS, this Credit Agreement is given in amendment to, restatement of and substitution for the Existing Credit Agreement;

         NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 Defined Terms. As used in this Credit Agreement, the following terms shall have the meanings set forth below:

         "Absolute Rate" means a fixed rate of interest expressed in multiples of 1/100th of one basis point.

         "Absolute Rate Loan" means a Competitive Revolving Loan that bears interest at a rate determined with reference to an Absolute Rate.

         "Acquisition" means the purchase or acquisition by any Person of (a) more than 50% of the Capital Stock of another Person (other than in respect of a Person that is already a member of the Consolidated Group) with ordinary voting power or (b) all or any substantial portion of the property (other than Capital Stock) of another such Person, whether or not involving a merger or consolidation with such other Person.

         "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Credit Documents, or any successor administrative agent.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify FMCAG, FMCH and the Lenders.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such other Person.

         "AG Debt" shall have the meaning provided in Section 8.01(k).

         "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, BAS), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Aggregate Commitments" means the Commitments of all the Lenders.

         "Aggregate Foreign Revolving Committed Amount" shall have the meaning provided in Section 2.01(a).

         "Aggregate Revolving Commitments" means the Revolving Commitments of all the Lenders.

         "Aggregate Revolving Committed Amount" shall have the meaning provided in Section 2.01(a).

         "Alternative Foreign Currency" means any foreign currency that is not Dollars or Available Foreign Currency.

         "Applicable Currency" means Dollars or the applicable Foreign Currency.

         "Applicable Percentage" means the following percentages per annum, based on the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(b):

-------------------------------------------------------------------------------------------------------------------
                                     Revolving Loans (including L/C Obligations) and
                                                   Tranche A Term Loan                     Tranche B Term Loan
                                     ------------------------------------------------------------------------------
                                      Eurocurrency Rate
Pricing     Consolidated Leverage    Loans and Letter of    Base Rate    Commitment     Eurocurrency     Base Rate
 Level              Ratio                 Credit Fee          Loans          Fee         Rate Loans        Loans
-------------------------------------------------------------------------------------------------------------------
   *               >*:*                      *%                *%            *%              *%             *%
   *         > *:* but < or = *:*            *%                *%            *%              *%             *%
   *         > *:* but < or = *:*            *%                *%            *%              *%             *%
   *         > *:* but < or = *:*            *%                *%            *%              *%             *%
   *              < or = *:*                 *%                *%            *%              *%             *%
-------------------------------------------------------------------------------------------------------------------

---------------
* Confidential treatment has been requested as to the omitted portions of this document in accordance with the applicable rules of the Securities and Exchange Commission.

Any increase or decrease in the Applicable Percentage resulting from a change in the Consolidated Leverage Ratio shall become effective as of the date two Business Days immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance therewith, then Pricing Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day immediately following the date such Compliance Certificate is delivered. With respect to Revolving Loans (including L/C Obligations) and the Tranche A Term Loan, the Applicable Percentage in effect for a period of 180 days from the Closing Date shall be determined based upon Pricing Level I, and shall thereupon be based on the Consolidated Leverage Ratio indicated in the most recent Compliance Certificate that shall have been delivered. With respect to the Tranche B Term Loan, the Applicable Percentage in effect for a period of two years from the Closing Date shall be determined based upon Pricing Level I, and shall thereupon be based on the Consolidated Leverage Ratio indicated in the most recent Compliance Certificate that shall have been delivered. Determinations by the Administrative Agent of the appropriate Pricing Level shall be conclusive absent manifest error.

         "Applicable Time" means, with respect to borrowings and payments in Foreign Currencies, the local times in the place of settlement for such Foreign Currencies as may be determined by the Administrative Agent or, if applicable, the Competitive Bid Agent, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment as previously notified in writing to FMCAG and FMCH.

         "Applicant Borrower" shall have the meaning provided in Section 2.16.

         "Approved Bank" means (a) any Lender, (b) any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million or
(c) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Approved Jurisdiction" means Australia, Canada, France, Germany, Japan, Luxembourg, Switzerland, United Kingdom, any other Participating Member State as of the Closing Date, any jurisdiction of organization of a Domestic Subsidiary and any other jurisdiction approved by the Required Lenders.

         "Arrangers" means BAS, CSFB, and Dresdner Kleinwort Wasserstein Securities LLC, each in its capacity as a joint lead arranger and book manager.

         "Assigned Interest" means, with respect to any Selling Lender, the remainder of (a) the amount and percentage interest of the rights and obligations of such Selling Lender under the Existing Credit Agreement immediately prior to the effectiveness of this Credit Agreement less (b) the amount and percentage interest of the rights and obligations of such Selling Lender on the Closing Date immediately following the effectiveness of this Credit Agreement.

         "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit G.

         "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

         "Attributable Principal Amount" means (a) in the case of capital leases, the amount of capital lease obligations determined in accordance with GAAP, (b) in the case of Synthetic Leases, an amount determined by capitalization of the remaining lease payments thereunder as if it were a capital lease determined in accordance with GAAP, (c) in the case of Securitization Transactions, the outstanding principal amount of such financing, after taking into account reserve amounts and making appropriate adjustments, determined by the Administrative Agent after consultation with the Lenders and
(d) in the case of Sale and Leaseback Transactions, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease).

         "Available Foreign Currency" means (a) Euros, (b) British pounds sterling, (c) Swiss francs, (d) Japanese yen and (e) any other lawful currency approved by all the Revolving Lenders in accordance with Section 1.08, provided in each case that such currency is freely available, freely transferable and freely convertible into Dollars.

         "Bank of America" means Bank of America, N.A., together with its successors.

         "BAS" means Banc of America Securities LLC, together with its successors.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

         "Bid Borrowing" means a borrowing consisting of simultaneous Competitive Revolving Loans of the same Type from each of the Revolving Lenders whose offer to make one or more Competitive Revolving Loans as part of such borrowing has been accepted under the auction bidding procedures described in
Section 2.11.

         "Bid Request" means a written request for one or more Competitive Revolving Loans substantially in the form of Exhibit B-1.

         "Borrower Joinder Agreement" means a Borrower Joinder Agreement substantially in the form of Exhibit E.

         "Borrowers" means (a) FMCAG, (b) FMCH, (c) FMCF-II and (d) the Designated Borrowers, in each case together with their successors and permitted assigns and subject to the provisions of Section 2.17.

         "Borrowing" means (a) a borrowing consisting of simultaneous Committed Loans of the same Type, in the same currency and having the same Interest Period, (b) a Bid Borrowing or (c) a Swing Line Borrowing, as appropriate.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Lending Office with respect to Obligations denominated in Dollars is located or New York and (a) if such day relates to any Eurocurrency Rate Loan denominated in a currency other than Euro, "Business Day" means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London, England or other applicable offshore interbank market for such currency, (b) if such day relates to any Eurocurrency Rate Loan denominated in Euro, "Business Day" means a TARGET Day or (c) if such day relates to any Foreign Swing Line Loan, "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the jurisdiction where the Foreign Swing Line Lender's Lending Office with respect to Foreign Swing Line Loans is located.

         "Capital Stock" means (a) in the case of a corporation, capital stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Collateralize" means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent and the L/C Issuer.

         "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by (i) the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) or (ii) the governments of Germany or the United Kingdom, in each case having maturities of not more than twelve months from the date of acquisition, (b) Dollar or Available Foreign Currency denominated time deposits and certificates of deposit of any Approved Bank, in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500 million for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments (classified in accordance with GAAP as current assets) in money market investment programs registered under the Investment Company Act of 1940, as amended, that are administered by reputable financial institutions having capital of at least $500 million and the portfolios of which are limited to Investments of the character described in the foregoing subclauses hereof.

         "CHAMPUS" means the United States Department of Defense Civilian Health and Medical Program of the Uniformed Services or any successor thereto, including TRICARE.

         "Change of Control" means any transaction or series of transactions in which any "person" or "group" (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, and the rules and regulations thereunder (the "Exchange Act") and Section 13(d) and 14(d) of the Exchange Act) other than Fresenius AG and its subsidiaries acquires all or substantially all of FMCAG's assets or becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), by way of merger, consolidation, other business combination or otherwise, of greater than the Change of Control Percentage of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all options and warrants had been exercised) entitled to vote in the election of directors of FMCAG or the surviving Person (if other than FMCAG).

         "Change of Control Percentage" means the greater of (a) 35% or (b) the percentage of Capital Stock with ordinary voting power in FMCAG held and owned by Fresenius AG.

         "CIA" means the Corporate Integrity Agreement dated as of January 18, 2000 between the OIG and FMCH, as in effect from time to time.

         "Closing Date" means the date hereof.

         "CMS" means the Centers for Medicare and Medicaid Services, any successor thereof and any predecessor thereof, including the United States Health Care Financing Administration.

         "Co-Documentation Agents" means CSFB, and Dresdner, each in their capacity as a co-documentation agent hereunder, and their successors in such capacity.

         "Collateral" means a collective reference to the collateral that is identified in, and at any time will be covered by, the Collateral Documents.

         "Collateral Agent" means Bank of America in its capacity as collateral agent for the Lenders under the Collateral Documents, together with its successors and assigns in such capacity.

         "Collateral Documents" means a collective reference to the Pledge Agreements.

         "Commitment" means the Revolving Commitment, the L/C Commitment, the Swing Line Commitment and the Term Loan Commitment.

         "Commitment Period" means the period from and including the Closing Date to (i) in the case of Revolving Loans and Swing Line Loans, the Termination Date, and (ii) in the case of Letters of Credit, the Letter of Credit Expiration Date, or, in any case, any earlier date on which the Revolving Commitments shall have been terminated.

         "Committed Loans" means Committed Revolving Loans and the Term Loans.

         "Committed Revolving Loans" shall have the meaning provided in Section 2.01(a).

         "Committed Revolving Obligations" means Committed Revolving Loans, L/C Obligations, Domestic Swing Line Loans and Shared Foreign Swing Line Loans.

         "Competitive Bid" means a written offer by a Revolving Lender to make one or more Competitive Revolving Loans, substantially in the form of Exhibit B-2, duly completed and signed by a Revolving Lender.

         "Competitive Bid Agent" means (a) any Lender that agrees to act as Competitive Bid Agent or any successor thereto in such capacity or (b) if at any time no Lender is willing or available to serve in such capacity, FMCH.

         "Competitive Revolving Loan Maximum Amount" shall have the meaning provided in Section 2.01(e).

         "Competitive Revolving Loans" shall have the meaning provided in
Section 2.01(e).

         "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

         "Consolidated Adjusted EBITDAR" means, for any period for the Consolidated Group, the sum of (i) Consolidated EBITDA, plus (ii) rent expense under operating leases, minus (iii) Consolidated Capital Expenditures (other than Consolidated Capital Expenditures (A) in connection with a Sale and Leaseback Transaction permitted hereunder, (B) financed pursuant to a transaction permitted under Section 8.01(e), or (C) arising from or constituting part of a Permitted Acquisition), in each case on a consolidated basis determined in accordance with GAAP. Except as otherwise expressly provided, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.

         "Consolidated Capital Expenditures" means, for any period for the Consolidated Group, without duplication, all cash expenditures during such period that, in accordance with GAAP, are or should be included in additions to property, plant and equipment or similar items reflected in the consolidated statement of cash flows for such period; provided, that Consolidated Capital Expenditures shall not include, for purposes hereof, expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire assets or properties useful in the business of the members of the Consolidated Group.

         "Consolidated EBITDA" means, for any period for the Consolidated Group, the sum of (i) Consolidated Net Income, plus (ii) to the extent deducted in determining net income, (A) Consolidated Interest Expense, (B) tax expense based on income and (C) depreciation, amortization and other non-cash charges, in each case on a consolidated basis determined in accordance with GAAP. Except as otherwise expressly provided, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.

         "Consolidated Fixed Charge Coverage Ratio" means, as of the end of each fiscal quarter for the period of four consecutive fiscal quarters then ending, the ratio of (i) Consolidated Adjusted EBITDAR to (ii) Consolidated Fixed Charges.

         "Consolidated Fixed Charges" means, for any period for the Consolidated Group, the sum of (i) Consolidated Interest Expense, plus (ii) rent expense under operating leases, plus (iii) scheduled maturities of Consolidated Funded Debt (excluding, for purposes hereof, scheduled maturities and amortization of the term loans under the Existing Credit Agreement or the AG Debt and the final bullet repayments relating to the Schuldscheindarlehen, the Revolving Loans and the Tranche A Term Loan) paid during the applicable period (provided that refinancings and extensions shall not be considered payments or repayments for purposes hereof), plus (iv) without duplication, Restricted Payments made by FMCAG and payments by members of the Consolidated Group on any Subordinated Debt (other than the AG Debt) and Trust Preferred Securities, plus (v) cash tax payments based on income during the applicable period; but excluding (A) repurchases of Trust Preferred Securities in an aggregate amount during the term of this Credit Agreement not to exceed $50 million by members of the Consolidated Group, provided that the Consolidated Senior Leverage Ratio shall be less than 2.0:1.0 at the time of repurchase, (B) repurchases of preferred shares of FMCH in a principal amount not to exceed $20 million in the aggregate during the term of this Credit Agreement (together with accrued dividends thereon), (C) any amounts paid during such period as a result of the audit of the German tax liability of FMCAG in respect of deductions taken in respect of the writing down of FMCAG's investment in certain subsidiaries for German tax purposes only as of December 31, 1997, to the extent accrued as of or before December 31, 2002, adjusted for currency fluctuations, and interest thereon, and (D) any payments made in connection with non-recurring charges taken during the year ending December 31, 2001 by members of the Consolidated Group in an aggregate amount not to exceed $258 million with respect to (1) any claims of FMCAG or any of its Subsidiaries against WRG-Conn or its Affiliates, successors or assigns relating to the Reorganization or arising from the Reorganization Documents, (2) any other costs relating directly or indirectly, or arising from, the Reorganization or the conduct of the business of FMCH or to its Subsidiaries before the consummation of the Reorganization, in each case, together with related costs and expenses, or (3) any amounts payable with respect to the litigation and other disputes with insurance companies relating to the business of FMCH and its Subsidiaries in the period before the consummation of the Reorganization, which relate to the practices that were the subject of investigations by the OIG and other Governmental Authorities, and any related costs or expenses and any accounting charges taken by any member of the Consolidated Group as a result thereof or relating thereto or to the settlement of such disputes, in each case on a consolidated basis determined in accordance with GAAP. Except as otherwise expressly provided, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.

         "Consolidated Funded Debt" means, for the Consolidated Group, Funded Debt determined on a consolidated basis in accordance with GAAP, but excluding for purposes hereof Indebtedness in respect of convertible bonds referred to in
Section 8.03(g).

         "Consolidated Group" means FMCAG and its Subsidiaries.

         "Consolidated Interest Expense" means, for any period for the Consolidated Group, all interest expense, including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Securitization Transactions, in each case on a consolidated basis determined in accordance with GAAP. Except as expressly provided otherwise, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.

         "Consolidated Leverage Ratio" means, as of the last day of each fiscal quarter, the ratio of (i) the sum of Consolidated Funded Debt on such day minus an amount up to $30 million equal to cash and cash equivalents held by members of the Consolidated Group with Lenders on such day, to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such day.

         "Consolidated Net Income" means, for any period for the Consolidated Group, net income (or loss) determined on a consolidated basis in accordance with GAAP, but excluding for purposes of determining the Consolidated Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio, extraordinary gains and losses and gains and losses from discontinued operations, and, in each such case, related tax effects thereon. Except as otherwise expressly provided, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.

         "Consolidated Net Worth" means, as of any day for the Consolidated Group, net worth determined in accordance with GAAP, but excluding, for purposes hereof, (i) foreign currency translation adjustments of up to $100 million at any time and (ii) the fair value of Swap Contracts.

         "Consolidated Senior Funded Debt" means the difference of Consolidated Funded Debt minus Consolidated Subordinated Debt.

         "Consolidated Senior Leverage Ratio" means, as of the last day of each fiscal quarter, the ratio of (i) the sum of Consolidated Senior Funded Debt minus cash and Cash Equivalents held by members of the Consolidated Group in accounts maintained with a Lender in an aggregate amount not to exceed to $30 million, in each case on such day, to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such day.

         "Consolidated Subordinated Debt" means, for the Consolidated Group, Subordinated Debt determined on a consolidated basis in accordance with GAAP.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

         "Credit Agreement" means this Credit Agreement.

         "Credit Documents" means this Credit Agreement, the Notes, the Collateral Documents, the Fee Letter, the Letters of Credit, the Letter of Credit Applications, the Borrower Joinder Agreements, the Guarantor Joinder Agreements, the Parallel Debt Agreement and all other documents, instruments or agreements from time to time executed by any Responsible Officer or duly authorized signatory of a member of the Consolidated Group and delivered in connection with this Credit Agreement.

         "Credit Extension" means each of the following: (a) a Borrowing, (b) the conversion or continuation of a Borrowing, and (c) an L/C Credit Extension.

         "Credit Parties" means, collectively, the Borrowers and the Guarantors.

         "CSFB" means Credit Suisse First Boston, acting through its Cayman Islands Branch.

         "Debt Transactions" means, with respect to any member of the Consolidated Group, any sale, issuance or placement of Funded Debt under Section 8.01(j) (but specifically excluding any refinancing of any such Funded Debt, unless Net Cash Proceeds are generated therefrom).

         "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event, act or condition that, with notice, the passage of time, or both, would constitute an Event of Default.

         "Default Rate" means an interest rate equal to (a) the Base Rate plus
(b) the Applicable Percentage, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Percentage) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

         "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Revolving Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder and has not cured such failure prior to the date of determination, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due and has not cured such failure prior to the date of determination, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         "Departing Lender" shall mean any Person that was a Lender under the Existing Credit Agreement immediately prior to the effectiveness of this Credit Agreement, but will not be a Lender hereunder on the Closing Date immediately following the effectiveness of this Credit Agreement.

         "Designated Borrower" means any Applicant Borrower that becomes a Borrower hereunder in accordance with the provisions of Section 2.16.

         "Designated Borrowing Limit" means, with respect to any Primary Borrower, the full amount of the Aggregate Revolving Committed Amount, or in the case of any Applicant Borrower that joins as a Designated Borrower after the Closing Date, the amount set forth as its "Designated Borrowing Limit" in the Borrower Joinder Agreement.

         "Disposition" or "Dispose" means the sale, transfer or other disposition (including any Sale and Leaseback Transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

         "Dollar" or "$" means the lawful currency of the United States.

         "Dollar Equivalent" means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent (or, with respect to Letters of Credit, as determined by the L/C Issuer) at such time on the basis of the Spot Rate (determined as of the most recent Revaluation Date) for the purchase of Dollars with such Foreign Currency.

         "Domestic Credit Party" means any Credit Party that is organized under the laws of any State of the United States or the District of Columbia.

         "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any State of the United States or the District of Columbia.

         "Domestic Swing Line Borrowing" means a borrowing of a Domestic Swing Line Loan pursuant to Section 2.01(c).

         "Domestic Swing Line Commitment" means, with respect to the Domestic Swing Line Lender, the commitment of such Lender to make Domestic Swing Line Loans hereunder, and with respect to each Revolving Lender, the commitment of such Lender to participate in Domestic Swing Line Loans hereunder.

         "Domestic Swing Line Committed Amount" shall have the meaning provided in Section 2.01(c).

         "Domestic Swing Line Lender" means Bank of America or any successor in such capacity.

         "Domestic Swing Line Loans" shall have the meaning provided in Section 2.01(c).

         "Domestic Swing Line Loan Notice" means a notice of a Domestic Swing Line Borrowing pursuant to Section 2.09(a), which, if in writing, shall be substantially in the form of Exhibit A-2.

         "Dresdner" means Dresdner Bank AG, New York and Grand Cayman Branches.

         "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the L/C Issuers and (ii) unless an Event of Default has occurred and is continuing, FMCAG (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrowers or any of the Borrowers' Affiliates or Subsidiaries.

         "EMU" means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998, as amended from time to time.

         "EMU Legislation" means the legislative measures of the European Council for the introduction of, changeover to or operation of the Euro and any related legislative measures of any Participating Member State.

         "Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "Equity Transaction" means, with respect to any member of the Consolidated Group, any issuance or sale of shares of its Capital Stock, other than an issuance (a) to a member of the Consolidated Group, (b) in connection with a conversion of debt securities to equity, (c) in connection with the exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement, and (d) in connection with any Permitted Acquisition hereunder.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of
Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by FMCH or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by FMCH or any ERISA Affiliate from a Multiemployer Plan or notification to FMCH or any ERISA Affiliate that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition that could reasonably be expected to constitute grounds under Section 4042 of

ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon FMCH or any ERISA Affiliate.

         "Euro" or "E" means the lawful currency of the Participating Member States adopted in accordance with the EMU Legislation.

         "Eurocurrency Bid Margin" means the margin above or below the Eurocurrency Rate to be added to or subtracted from the Eurocurrency Rate, which margin shall be expressed in multiples of 1/100th of one basis point.

         "Eurocurrency Margin Bid Loan" means a Competitive Revolving Loan that bears interest at a rate based on the Eurocurrency Rate.

         "Eurocurrency Rate" means, for any Interest Period with respect to any Eurocurrency Rate Loan:

                  (a) if in relation to an advance denominated in Euros, the interest rate appearing on the relevant Reuters screen (as of the Closing Date, Reuters page EURIBOR 01) or if such page is not available, Telerate screen page 248 (or any successor thereto) as an annual interest rate, determined by the Banking Federation of the European Union, for deposits in Euro, as of 11:00 a.m. (Brussels time) two Business Days prior to the first day of such Interest Period, or if in relation to an advance denominated in any other Applicable Currency, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in the Applicable Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in the Applicable Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in the Applicable Currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurocurrency market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period;

provided in each case that, if the Borrowers request and the Administrative Agent approves any Eurocurrency Rate Loan having an Interest Period with a duration other than one, two, three or six months (but not longer than six months), the applicable interest rate for such period shall be the rate determined by the Administrative Agent by means of straight-line interpolation of (i) the rate that would be applicable for the next closest Interest Period otherwise available with a duration shorter than the requested period and (ii) the rate that would be applicable for the next closest Interest Period otherwise available with a duration longer than the requested period; provided that if the requested period extends over any year-end, the higher of the two rates will apply.

         "Eurocurrency Rate Committed Loan" means a Committed Revolving Loan or Term Loan that bears interest at a rate based on the Eurocurrency Rate.

         "Eurocurrency Rate Loan" means a Eurocurrency Rate Committed Loan or a Eurocurrency Margin Bid Loan. Eurocurrency Rate Loans may be denominated in Dollars or in Available Foreign Currencies and, with respect to Competitive Revolving Loans, may be denominated in Alternative Foreign Currencies. All Loans denominated in Foreign Currencies must be Eurocurrency Rate Loans.

         "Event of Default" shall have the meaning provided in Section 9.01.

         "Excluded Securitization Transactions" means (a) the accounts receivable financing facility of NMC contemplated by the Second Amended and Restated Transfer and Administration Agreement dated as of September 24, 2002, among NMC Funding Corporation, as transferor, NMC, as collection agent, Enterprise Funding Corporation, Compass US Acquisition, LLC and Giro Multi-Funding Corporation, each as conduit investors, the financial institutions party thereto, as investors, and WestLB AG, New York Branch, Bayerische Landesbank, New York Branch and Bank of America, N.A., each as an administrative agent for the investors, as amended and supplemented from time to time, and any Permitted Receivables Financing entered into in replacement thereof, and (b) any other Permitted Receivables Financing, but only to the extent that the aggregate Attributed Principal Amount of the foregoing Securitization Transactions described in clauses (a) and (b) hereof shall not exceed $750 million (any greater amount being subject to the mandatory prepayment provisions of Section 2.06(b)(iv) hereof).

         "Exclusion Event" means an event or events where (a) one or more members of the Consolidated Group other than any member of the Consolidated Group that either ceased operations or discontinued a material portion of its business or operations before September 30, 1999 are excluded from participation in any state or federal Medical Reimbursement Program and (b) in the prior fiscal year revenues from such excluded programs generated by the members of the Consolidated Group excluded from such programs represented more than 5% of consolidated revenues for the Consolidated Group.

         "Existing Credit Agreement" means that certain Credit Agreement dated as of September 27, 1996 among NMC and certain subsidiaries and affiliates of NMC, as borrowers, certain subsidiaries and affiliates of NMC, as guarantors, the lenders party thereto and NationsBank, N.A. (now known as Bank of America, N.A.), as agent, as the same has been amended or modified from time to time, as in effect on the Closing Date immediately prior to the effectiveness of this Credit Agreement.

         "Existing Letters of Credit" means the letters of credit outstanding on the Closing Date and identified on Schedule 2.08.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Fee Letter" means that certain letter agreement dated as of January 10, 2003 among FMCAG, the Administrative Agent, the Co-Documentation Agents and the Arrangers.

         "FMCAG" means Fresenius Medical Care AG, a German corporation.

         "FMCD" means Fresenius Medical Care Deutschland GmbH, a German corporation.

         "FMCF-II" means FMC Finance II S.a.r.l., a private limited company (societe a responsabilite limitee) organized under the laws of Luxembourg.

         "FMCH" means Fresenius Medical Care Holdings, Inc., a New York corporation.

         "Foreign Currencies" means lawful currencies other than Dollars (including Available Foreign Currencies and Alternative Foreign Currencies).

         "Foreign Currency Equivalent" means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Foreign Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation
Date) for the purchase of such Foreign Currency with Dollars.

         "Foreign Lender" shall have the meaning provided in Section 11.15(a).

         "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

         "Foreign Swing Line Borrowing" means a borrowing of a Foreign Swing Line Loan pursuant to Section 2.01(d).

         "Foreign Swing Line Commitment" means, with respect to the Foreign Swing Line Lender, the commitment of such Lender to make Foreign Swing Line Loans hereunder, and with respect to each Revolving Lender, the commitment of such Lender to participate in Foreign Swing Line Loans hereunder.

         "Foreign Swing Line Committed Amount" shall have the meaning provided in Section 2.01(d).

         "Foreign Swing Line Lender" means Dresdner Bank AG in Frankfurt am Main or any successor in such capacity.

         "Foreign Swing Line Loan" shall have the meaning provided in Section 2.01(d).

         "Foreign Swing Line Loan Notice" means a notice of a Foreign Swing Line Borrowing pursuant to Section 2.10(a), which, if in writing, shall be substantially in the form of Exhibit A-3.

         "FRB" means the Board of Governors of the Federal Reserve System of the United States.

         "Fresenius AG" means Fresenius AG, a German corporation.

         "Fund" means any Person (other than a natural person) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "Funded Debt" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                  (a) all obligations for borrowed money, whether current or long-term (including the Obligations hereunder), and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) all purchase money indebtedness (including indebtedness and obligations in respect of conditional sales and title retention arrangements, except for customary conditional sales and title retention arrangements with suppliers that are entered into in the ordinary course of business) and all indebtedness and obligations in respect of the deferred purchase price of property or services (other than trade accounts payable incurred the ordinary course of business and payable on customary trade terms);

                  (c) all obligations under financial letters of credit issued to support tax obligations of FMCH and its subsidiaries for the payment of such obligations in connection with the settlement of claims related to the W.R. Grace bankruptcy;

                  (d) the Attributable Principal Amount of capital leases and Synthetic Leases;

                  (e) the Attributable Principal Amount of Securitization Transactions;

                  (f) all preferred stock and comparable equity interests providing for mandatory redemption, sinking fund or other like payments issued to a Person that is not a member of the Consolidated Group;

                  (g) Support Obligations in respect of Funded Debt of another Person; and

                  (h) Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

For purposes hereof, the amount of Funded Debt shall be determined based on the outstanding principal amount in the case of borrowed money indebtedness under clause (a) and purchase money indebtedness and the deferred purchase obligations under clause (b), based on the maximum amount available to be drawn in the case of letter of credit obligations and the other obligations under clause (c), and based on the amount of Funded Debt that is the subject of the Support Obligations in the case of Support Obligations under clause (g).

         "GAAP" means generally accepted accounting principles in effect in the United States applied on a consistent basis, subject to the provisions of
Section 1.03.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Governmental Reimbursement Program Costs" means with respect to and payable by members of the Consolidated Group the sum of:

                  (a) all amounts (including punitive and other similar amounts) agreed to be paid in settlement or payable as a result of a final, non-appealable judgment, award or similar order relating to Medical Reimbursement Programs;

                  (b) all final, non-appealable fines, penalties, forfeitures or other amounts rendered pursuant to criminal indictments or other criminal proceedings relating to Medical Reimbursement Programs; and

                  (c) the amount of final, non-appealable recovery, damages, awards, penalties, forfeitures or similar amounts rendered in any litigation, suit, arbitration, investigation or other legal or administrative proceeding of any kind relating to Medical Reimbursement Programs;

provided, however, that Governmental Reimbursement Program Costs for purposes of this Credit Agreement shall not include any judgments, awards, fines, penalties or similar amounts that total less than $5 million in the aggregate.

         "Guarantor Joinder Agreement" means a Guarantor Joinder Agreement substantially in the form of Exhibit F.

         "Guarantors" means (a) FMCAG, (b) FMCH, (c) FMCF-II, (d) NMC, (e) FMCD,
(f) those other Subsidiaries of FMCAG identified on the signature pages hereto as "Guarantors," and (g) any other Person that becomes a Guarantor after the Closing Date, in each case together with their successors and permitted assigns and subject to the provisions of Sections 8.04 and 8.05.

         "Immaterial Foreign Subsidiary" means a Foreign Subsidiary of FMCAG that is not a Credit Party and owns assets with a fair market value of less than $5 million.

         "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                  (a)      all Funded Debt;

                  (b) all contingent obligations under letters of credit (including standby and commercial), bankers' acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements to the extent such instruments or agreements support financial, rather than performance, obligations);

                  (c)      net obligations under any Swap Contract;

                  (d) Support Obligations in respect of Indebtedness of another Person; and

                  (e) Indebtedness of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

For purposes hereof, the amount of Indebtedness shall be determined based on Swap Termination Value in the case of net obligations under Swap Contracts under clause (c) and based on the outstanding principal amount of the Indebtedness that is the subject of the Support Obligations in the case of Support Obligations under clause (e).

         "Indemnified Liabilities" shall have the meaning set forth in Section 11.05.

         "Indemnitees" shall have the meaning set forth in Section 11.05.

         "Interest Payment Date" means (a) as to any Base Rate Loan (other than a Swing Line Loan), the last Business Day of each March, June, September and December, the Termination Date and the dates of the final principal amortization installment on the Tranche A Term Loan and the Tranche B Term Loan, as applicable, (b) as to any Swing Line Loan, the last Business Day of each March, June, September and December and the Termination Date, or such other days as may be mutually agreed upon by the Borrowers and the Swing Line Lender, and (c) as to any Eurocurrency Rate Loan or any Absolute Rate Loan, the last Business Day of each Interest Period for such Loan, the date of repayment of principal of such Loan, the Termination Date and the dates of the final principal amortization installment on the Tranche A Term Loan and the Tranche B Term Loan, as applicable, and in addition, where the applicable Interest Period exceeds three months, the date every three months after the beginning of such Interest Period. If an Interest Payment Date falls on a date that is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day.

         "Interest Period" means (a) as to each Eurocurrency Rate Loan, the period commencing on the date such Loan is disbursed or converted to or continued as such and ending on (i) the date one, two, three or six months thereafter, as selected by the applicable Borrower in its Loan Notice, or (ii) such other date not more than six months from the commencement thereof as requested by the Borrower in its Loan Notice and approved by the Administrative Agent and (b) as to each Absolute Rate Loan, a period of not less than fourteen days and not more than 180 days as selected by the applicable Borrower in the Bid Request; provided that:

                  (A) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                  (B) any Interest Period with respect to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (C) no Interest Period shall extend beyond the Termination Date.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as in effect from time to time.

         "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in (including by way of repurchase arrangements), another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "IP Rights" shall have the meaning set forth in Section 6.18.

         "IRS" means the United States Internal Revenue Service.

         "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing.

         "L/C Borrowing" means any extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed or refinanced as a Borrowing of Revolving Loans.

         "L/C Commitment" means, with respect to the L/C Issuer, the commitment of the L/C Issuer to issue and to honor payment obligations under Letters of Credit, and, with respect to each Lender, the commitment of such Lender to purchase participation interests in L/C Obligations up to such Lender's Revolving Commitment Percentage thereof.

         "L/C Committed Amount" shall have the meaning provided in Section 2.01(b).

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C Issuer" means (a) as to Existing Letters of Credit, those Lenders identified as such on Schedule 2.08, and (b) as to Letters of Credit issued hereunder, (i) Bank of America, (ii) The Bank of Nova Scotia or (iii) any other Revolving Lender that shall agree to become an L/C Issuer and that the Administrative Agent may approve in its reasonable discretion, in each case in their capacity as issuer of Letters of Credit hereunder, together with their successors in such capacity.

         "L/C Obligations" means, at any time, the Dollar Equivalent of the sum of (a) the maximum amount available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referenced therein, plus (b) the aggregate amount of all Unreimbursed Amounts, including L/C Borrowings.

         "Lender" means each of the Persons identified as a "Lender" on the signature pages hereto (and, as appropriate, includes the L/C Issuer and the Swing Line Lender), together with their respective successors and assigns.

         "Lending Office" means, as to any Lender, the office or offices of such Lender set forth on Schedule 11.02, or such other office or offices as a Lender may from time to time notify FMCAG and the Administrative Agent.

         "Letter of Credit" means each Existing Letter of Credit and each standby letter of credit issued hereunder.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit.

         "Letter of Credit Expiration Date" means the day that is ten Business Days prior to the Termination Date then in effect (or, if such day is not a Business Day, the immediately preceding Business Day).

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

         "Loan" means any Revolving Loan, Swing Line Loan, or Term Loan, and the Base Rate Loans and Eurocurrency Rate Loans comprising such Loans.

         "Loan Notice" means a notice of a Borrowing pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1.

         "Loan Obligations" means the Revolving Obligations and the Term Loans.

         "Mandatory Cost Rate" means, with respect to any period, a rate per annum determined in accordance with Schedule 2.03.

         "Mandatory Cost Reference Lender" means the London branch of each of Bank of America, CSFB and Dresdner.

         "Mandatory Prepayment Modification Event" shall occur if FMCAG shall either:

                  (a) obtain a rating for its unsecured non-credit enhanced long-term senior debt of at least BBB-or higher from S&P and Baa3 or higher from Moody's; or

                  (b) achieve the following financial ratios as of the end of any fiscal quarter:

                           (i) a Consolidated Leverage Ratio of less than or equal to 2.0:1.0; and

                           (ii)     a ratio of Consolidated EBITDA to
                  Consolidated Interest Expense of greater than or equal to 4.0:1.0.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of any of the Borrowers or the Consolidated Group taken as a whole; (b) a material impairment of the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Credit Document to which it is a party.

         "Material Domestic Subsidiary" means any Wholly Owned Domestic Subsidiary that, on an unconsolidated basis, has at least $100 million in assets or generates at least $20 million of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended; provided, however, that for purposes hereof (a) neither Lifechem, Inc. nor any Securitization Subsidiary shall be considered a "Material Domestic Subsidiary" and (b) for purposes of determining whether any Wholly Owned special purpose Subsidiary of FMCAG that issues or assumes Trust Preferred Securities is a Material Domestic Subsidiary hereunder, the proceeds of such Trust Preferred Securities shall not be considered for the purpose of determining assets of such Subsidiary to the extent such proceeds have been lent as Trust

Preferred Subdebt or contributed to another member of the Consolidated Group, and any interest in respect of any such loan shall not be considered for the purpose of determining Consolidated EBITDA of such Subsidiary.

         "Material Foreign Subsidiary" means any Wholly Owned Foreign Subsidiary that, on an unconsolidated basis, has at least $100 million in assets or generates at least $20 million of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended; provided, however, that for purposes hereof (a) no Securitization Subsidiary shall be considered a "Material Foreign Subsidiary" and (b) for purposes of determining whether any Wholly Owned special purpose Subsidiary of FMCAG that issues or assumes Trust Preferred Securities is a Material Foreign Subsidiary hereunder, the proceeds of such Trust Preferred Securities shall not be considered for the purpose of determining assets of such Subsidiary to the extent such proceeds have been lent as Trust Preferred Subdebt or contributed to another member of the Consolidated Group, and any interest in respect of any such loan shall not be considered for the purpose of determining Consolidated EBITDA of such Subsidiary.

         "Material Subsidiary" means any Material Domestic Subsidiary or Material Foreign Subsidiary.

         "Medicaid" means that means-tested entitlement program under Title XIX of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth at Section 1396, et seq. of Title 42 of the United States Code, as amended, and any successor statute thereto.

         "Medicaid Provider Agreement" means an agreement entered into between a state agency or other such entity administering the Medicaid program and a health care provider or supplier, under which the health care provider or supplier agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

         "Medicaid Regulations" means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any successor statutes thereto; (b) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (a) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (a) above;
(c) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b) above; and (d) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (c) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (b) above, in each case as may be amended, supplemented or otherwise modified from time to time.

         "Medical Reimbursement Programs" means a collective reference to the Medicare, Medicaid, CHAMPUS and TRICARE programs and any other health care program operated by or financed in whole or in part by any foreign or domestic federal, state or local government and any other non-government funded third party payor programs.

         "Medicare" means that government-sponsored entitlement program under Title XVIII of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code, as amended, and any successor statute thereto.

         "Medicare Provider Agreement" means an agreement entered into between CMS (or other such entity administering the Medicare program on behalf of the CMS) and a health care provider or supplier, under which the health care provider or supplier agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

         "Medicare Regulations" means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any successor statutes thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including CMS, the OIG, HHS, or any person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended, supplemented or otherwise modified from time to time.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

         "Net Cash Proceeds" means the aggregate proceeds paid in cash or Cash Equivalents received by any member of the Consolidated Group in connection with any Disposition, Debt Transaction or Securitization Transaction, net of (a) direct costs (including legal, accounting and investment banking fees, sales commissions, and underwriting discounts) and (b) estimated taxes paid or payable as a result thereof. For purposes hereof, "Net Cash Proceeds" shall include any cash or Cash Equivalents received upon the disposition of any non-cash consideration received by any member of the Consolidated Group in any Disposition, Equity Transaction or Debt Transaction.

         "NMC" means National Medical Care, Inc., a Delaware corporation.

         "Non-Shared Foreign Swing Line Loans" shall have the meaning provided in Section 2.01(d).

         "Non-Shared Foreign Swing Line Maximum Amount" shall have the meaning provided in Section 2.01(d).

         "Note" means each of the Revolving Notes and the Term Notes.

         "Obligations" means, without duplication, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) all obligations under any Swap Contract of any Credit Party to which a Lender or any Affiliate of a Lender is a party.

         "OIG" means the Office of Inspector General of the U.S. Department of Health and Human Services or any other regulatory body which succeeds to the functions thereof.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "Outstanding Amount" means (a) with respect to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans and Swing Line Loans, as the case may be, occurring on such date; (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date; (c) with respect to the Tranche A Term Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of the Tranche A Term Loan on such date; and (d) with respect to the Tranche B Term Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of the Tranche B Term Loan on such date.

         "Overnight Rate" means, for any day, (a) with respect to any amount denominated in Dollars, the Federal Funds Rate and (b) with respect to any amount denominated in a Foreign Currency, the rate of interest per annum at which overnight deposits in the applicable Foreign Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America located in the applicable interbank market for such currency to major banks in such interbank market.

         "Parallel Debt Agreement" means that certain Parallel Debt Agreement dated as of the Closing Date between the Collateral Agent (and, pursuant to the power of attorney granted to the Collateral Agent by the Lenders pursuant to
Section 11.22 hereof, each of the Lenders) and FMCAG (and, pursuant to the power of attorney granted to FMCAG by the other Credit Parties pursuant to Section
11.22 hereof, each other Credit Party), which creates an obligation of the Credit Parties (as debt acknowledgement or abstraktes Schuldanerkenntnis) in favor of the Collateral Agent under the Law of Germany.

         "Participant" shall have the meaning provided in Section 11.07(d).

         "Participating Member State" means any member state of the European Union that has adopted (or that adopts) the Euro as its lawful currency in accordance with the EMU Legislation.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

         "Permitted Acquisition" means any Acquisition that satisfies the following conditions:

                  (a) the aggregate cost of any individual Acquisition shall not exceed an amount equal to the sum of (A) $300 million plus
         (B) the fair value of Capital Stock given as part of the purchase price plus (C) any portion of Net Cash Proceeds from any Equity Transaction used therefor occurring no more than three months prior to or three months after the respective individual Acquisition;

                  (b) the aggregate cost of all such Acquisitions in any calendar year shall not exceed an amount equal to the sum of (A) $750 million plus (B) the fair value of Capital Stock given as part of the purchase price plus (C) any portion of Net Cash Proceeds from any Equity Transaction used therefor occurring no more than three months prior to or three months after the respective Acquisition;

                  (c) in the case of an Acquisition of the Capital Stock, the board of directors (or other comparable governing body) of such other Person shall have approved the Acquisition; and

                  (d) (A) no Default or Event of Default shall then exist and be continuing immediately before or immediately after giving effect thereto, (B) the Consolidated Group shall be in compliance with the financial covenants hereunder after giving effect thereto on a Pro Forma Basis, and (C) with respect to any Acquisition (or series of related Acquisitions) for which cash consideration together with the principal amount of Indebtedness assumed in connection therewith exceeds $100 million in the aggregate, a Responsible Officer of FMCAG shall provide a compliance certificate, in form and detail satisfactory to the Administrative Agent, affirming the matters under the foregoing subclauses.

         "Permitted Receivables Financings" means (a) the Securitization Transactions described in clause (a) of the definition of "Excluded Securitization Transactions" and (b) other Securitization Transactions, in each case as amended and in effect from time to time; provided that (i) with respect to all such Securitization Transactions described in clause (b) that are entered into after the Closing Date, (A) each such Securitization Transaction relating to accounts receivable originating in or payable in the United States or any state thereof, and (B) each such Securitization Transaction exceeding $30 million in any instance or $100 million in the aggregate, the Administrative Agent and the Required Lenders shall be reasonably satisfied with the structure and documentation thereof and shall be reasonably satisfied that the terms thereof, including the discount applicable to the subject accounts receivable and the termination events, are (in the good faith understanding of the Administrative Agent and the Required Lenders) consistent with those prevailing in the market at the time of commitment thereto for similar transactions involving a receivables originator/servicer of similar credit quality and a receivables pool of similar characteristics; and (ii) with respect to all such Permitted Receivables Financings, the documentation therefor shall not be amended or modified in a way that is materially detrimental to the Lenders without the prior written approval of the Administrative Agent and the Required Lenders.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by any Borrower or, with respect to any such plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, any ERISA Affiliate.

         "Pledge Agreement" means those pledge agreement(s) dated as of the Closing Date given by the members of the Consolidated Group identified therein, as pledgors, to the Collateral Agent, to secure the

Obligations, and any other pledge agreements that may be given by any Person pursuant to the terms hereof, as such pledge agreements may be amended and modified from time to time.

         "Primary Borrowers" means (a) FMCAG, (b) FMCH, (c) FMCF-II and (d) any Designated Borrower approved as a Primary Borrower pursuant to Section 2.16, in each case together with their successors and permitted assigns, subject to the provisions of Section 2.17.

         "Pro Forma Basis" means, for purposes of determining (a) the applicable pricing level under the definition of "Applicable Percentage," (b) compliance with the financial covenants hereunder, (c) Permitted Acquisitions hereunder, and (d) making Restricted Payments hereunder, that the event or transaction relevant to the applicable calculation shall be deemed to have occurred as of the first day of the period of four consecutive fiscal quarters ending as of the end of the most recent fiscal quarter for which annual or quarterly financial statements shall have been delivered in accordance with the provisions hereof. Further, for purposes of making calculations on a "Pro Forma Basis" hereunder,
(i) in the case of any Disposition, (A) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Disposition shall be excluded to the extent relating to any period prior to the date of such Disposition, and (B) Indebtedness paid or retired in connection with such Disposition shall be deemed to have been paid and retired as of the first day of the applicable period; and (ii) in the case of any Acquisition, (A) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such acquisition shall be included to the extent relating to any period prior to the date of such acquisition, and (B) Indebtedness incurred in connection with the subject transaction shall be deemed to have been incurred as of the first day of the applicable period (and interest expense shall be imputed for the applicable period assuming prevailing interest rates hereunder).

         "Purchasing Lender" shall have the meaning provided in Section 11.21.

         "Register" shall have the meaning set forth in Section 11.07(c).

         "Released Party" shall have the meaning provided in Section 11.19.

         "Reorganization" means the reorganization and transactions contemplated by the Reorganization Documents.

         "Reorganization Documents" means, collectively, (i) the Agreement and Plan of Reorganization dated as of February 4, 1996, by and between FMCH (then known as W.R. Grace & Co.) and Fresenius AG, as amended, (ii) the Distribution Agreement dated as of February 4, 1996, among FMCH (then known as W.R. Grace & Co.), Fresenius AG and WRG-Conn and (iii) the Contribution Agreement dated as of February 4, 1996, among Fresenius AG, Steril Pharma GmbH and WRG-Conn.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Revolving Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

         "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, Lenders holding in the aggregate more than 50% of the Loan Obligations (including, in each case, the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans); provided that the Commitment of, and the portion of the Loan Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

         "Required Revolving Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Revolving Commitments or, if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, Lenders holding in the aggregate more than 50% of the Revolving Obligations (including, in each case, the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans); provided that the Revolving Commitment of, and the portion of the Revolving Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

         "Required Tranche A Term Lenders" means, as of any date of determination, Lenders holding in the aggregate more than 50% of the Tranche A Term Loan; provided that the portion of the Tranche A Term Loan held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Tranche A Term Lenders.

         "Required Tranche B Term Lenders" means, as of any date of determination, Lenders holding in the aggregate more than 50% of the Tranche B Term Loan; provided that the portion of the Tranche B Term Loan held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Tranche B Term Lenders.

         "Responsible Officer" means the chief executive officer, president, chief financial officer, senior vice president-finance, treasurer or assistant treasurer of a Credit Party. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

         "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock now or hereafter outstanding, except a dividend payable solely in shares of that class to the holders of that class, of FMCAG, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of FMCAG now or hereafter outstanding, and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of FMCAG.

         "Revaluation Date" means each of the following: (a) each date of a Credit Extension of a Eurocurrency Rate Loan denominated in a Foreign Currency,
(b) each date of an L/C Credit Extension with respect to Letters of Credit denominated in a Foreign Currency, (c) each honor date of any Letter of Credit denominated in a Foreign Currency, (d) each date of a Credit Extension of a Foreign Swing Line Loan and (e) any other date specified by the Administrative Agent or the Required Lenders.

         "Revolving Commitment" means, with respect to each Revolving Lender, the commitment of such Lender to make Committed Revolving Loans (and to share in the Committed Revolving Obligations) hereunder.

         "Revolving Commitment Percentage" means, for each Revolving Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is such Revolving Lender's

Revolving Committed Amount and the denominator of which is the Aggregate Revolving Committed Amount. The initial Revolving Commitment Percentages are shown on Schedule 2.01.

         "Revolving Committed Amount" means, with respect to each Revolving Lender, the amount of such Lender's Revolving Commitment. The initial Revolving Committed Amounts are shown on Schedule 2.01.

         "Revolving Lender" means those Lenders with Revolving Commitments.

         "Revolving Loans" means Committed Revolving Loans and Competitive Revolving Loans.

         "Revolving Note" means the promissory notes given to each Revolving Lender to evidence the Revolving Loans and Swing Line Loans, as amended, restated, modified, supplemented, extended, renewed or replaced. A form of Revolving Note is attached as Exhibit C-1.

         "Revolving Obligations" means Revolving Loans, L/C Obligations and Swing Line Loans.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

         "Sale and Leaseback Transaction" means, with respect to any Borrower or any Subsidiary, any arrangement, directly or indirectly, with any person whereby such Borrower or such Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         "Same Day Funds" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in a Foreign Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in such Foreign Currency.

         "Schuldscheindarlehen" means the senior notes issued by FMC Finance S.a.r.l. Luxembourg IV, a Wholly Owned Subsidiary of FMCAG, in an aggregate principal amount of E 128.5 million, and the guarantee by FMCAG of such notes, pursuant to agreements dated as of July 11, 2001, September 17, 2001 and December 4, 2001, in each case as amended or modified and as in effect from time to time.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Securitization Subsidiary" shall have the meaning provided in the definition of "Securitization Transaction."

         "Securitization Transaction" means any financing or factoring or similar financing transaction (or series of such transactions) entered by any member of the Consolidated Group pursuant to which such member of the Consolidated Group may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment (the "Securitization Receivables") to a special purpose subsidiary or affiliate (a "Securitization Subsidiary") or any other Person.

         "Selling Lenders" means (a) each Lender that will hold a lesser percentage of the Commitments on the Closing Date than such Lender held under the Existing Credit Agreement immediately prior to the effectiveness hereof and
(b) each Departing Lender.

         "Shared Foreign Swing Line Loans" shall have the meaning provided in
Section 2.01(d).

         "Spot Rate" means, for a currency, the rate quoted by Bank of America (or, pursuant to Section 1.07, the Foreign Swing Line Lender or the Competitive Bid Agent, as applicable) as the spot rate for the purchase by Bank of America (or, pursuant to Section 1.07, the Foreign Swing Line Lender or the Competitive Bid Agent, as applicable) of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made.

         "Subordinated Debt" means (a) the Trust Preferred Subdebt, (b) the AG Debt, and (c) any other Indebtedness of a member of the Consolidated Group that by its terms is expressly subordinated in right of payment to the prior payment of the Loan Obligations hereunder and is in form and substance satisfactory to the Administrative Agent and the Required Lenders.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise provided, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of FMCAG.

         "Support Obligations" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection), and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Support Obligations (subject to any limitations set forth therein) shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Support Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and
(b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination values determined in accordance therewith, such termination values, and (b) for any date prior to the date referenced in clause (a), the amounts determined as the mark-to-market values for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

         "Swing Line Borrowing" means a Domestic Swing Line Borrowing and a Foreign Swing Line Borrowing.

         "Swing Line Commitment" means the Domestic Swing Line Commitment and the Foreign Swing Line Commitment.

         "Swing Line Committed Amount" means the Domestic Swing Line Committed Amount and the Foreign Swing Line Committed Amount.

         "Swing Line Lender" means the Domestic Swing Line Lender or the Foreign Swing Line Lender, as appropriate.

         "Swing Line Loan Notice" means a Domestic Swing Line Loan Notice or a Foreign Swing Line Loan Notice, as appropriate.

         "Swing Line Loans" means Domestic Swing Line Loans, Shared Foreign Swing Line Loans and Non-Shared Foreign Swing Line Loans.

         "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement that is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

         "TARGET Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System (or, if such clearing system ceases to be operative, such other clearing system, if any, determined by the Administrative Agent to be a suitable replacement) is operating.

         "Term Loan" means the Tranche A Term Loan and the Tranche B Term Loan.

         "Term Loan Commitments" means the Tranche A Term Loan Commitment and the Tranche B Term Loan Commitment.

         "Term Notes" means the Tranche A Term Notes and the Tranche B Term
Notes.

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

         "Termination Date" means October 31, 2007.

         "Tranche A Term Lenders" means, prior to funding of the Tranche A Term Loan, Lenders with Tranche A Term Loan Commitments, and after funding of the Tranche A Term Loan, Lenders holding a portion of the Tranche A Term Loan, together with their successors and permitted assigns.

         "Tranche A Term Loan" shall have the meaning provided in Section
2.01(f).

         "Tranche A Term Loan Commitment" means, with respect to each Tranche A Term Lender, the commitment of such Lender to make the Tranche A Term Loan hereunder; provided that, at any time after funding of the Tranche A Term Loan, determinations of "Required Lenders" and "Required Tranche A Term Lenders" shall be based on the outstanding principal balance of the Tranche A Term Loan.

         "Tranche A Term Loan Commitment Percentage" means, for each Tranche A Term Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is, prior to funding of the Tranche A Term Loan, such Tranche A Term Lender's Tranche A Term Loan Committed Amount, and, after funding of the Tranche A Term Loan, the principal amount of such Tranche A Term Lender's Tranche A Term Loan and the denominator of which is, prior to funding of the Tranche A Term Loan, the aggregate principal amount of the Tranche A Term Loan Commitments, and, after funding of the Tranche A Term Loan, the aggregate principal amount of the Tranche A Term Loan. The initial Tranche A Term Loan Commitment Percentages are shown on Schedule 2.01.

         "Tranche A Term Loan Committed Amount" means, with respect to each Tranche A Term Lender, the amount of such Lender's Tranche A Term Loan Commitment. The initial Tranche A Term Loan Committed Amounts are shown on
Schedule 2.01.

         "Tranche A Term Note" means the promissory notes given to each Tranche A Term Lender to evidence the Tranche A Term Loan, as amended, restated, modified, supplemented, extended, renewed or replaced. A form of Tranche A Term
Note is attached as Exhibit C-2.

         "Tranche B Term Lenders" means, prior to funding of the Tranche B Term Loan, Lenders with Tranche B Term Loan Commitments, and after funding of the Tranche B Term Loan, Lenders holding a portion of the Tranche B Term Loan, together with their successors and permitted assigns.

         "Tranche B Term Loan" shall have the meaning provided in Section
2.01(g).

         "Tranche B Term Loan Commitment" means, with respect to each Tranche B Term Lender, the commitment of such Lender to make the Tranche B Term Loan hereunder; provided that, at any time after funding of the Tranche B Term Loan, determinations of "Required Lenders" and "Required Tranche B Term Lenders" shall be based on the outstanding principal balance of the Tranche B Term Loan.

         "Tranche B Term Loan Commitment Percentage" means, for each Tranche B Term Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is, prior to funding of the Tranche B Term Loan, the Dollar Equivalent of such Tranche B Term Lender's Tranche B Term Loan Committed Amount, and, after funding of the Tranche B Term Loan, the Dollar Equivalent of the principal amount of such Tranche B Term Lender's Tranche B Term Loan and the denominator of which is, prior to funding of the Tranche B Term Loan, the Dollar Equivalent of the aggregate principal amount of the Tranche B Term Loan Commitments, and, after funding of the Tranche B Term Loan, the Dollar Equivalent of the aggregate principal amount of the Tranche B Term Loan. The initial Tranche B Term Loan Commitment Percentages are shown on
Schedule 2.01.

         "Tranche B Term Loan Committed Amount" means, with respect to each Tranche B Term Lender, the amount of such Lender's Tranche B Term Loan Commitment. The initial Tranche B Term Loan Committed Amounts are shown on
Schedule 2.01.

         "Tranche B Term Note" means the promissory notes given to each Tranche B Term Lender to evidence the Tranche B Term Loan, as amended, restated, modified, supplemented, extended, renewed or replaced. A form of Tranche B Term
Note is attached as Exhibit C-3.

         "TRICARE" means the United States Department of Defense health care program for service families (including TRICARE Prime, TRICARE Extra and TRICARE Standard), and any successor or predecessor (including CHAMPUS) thereof.

         "Trust Preferred Securities" means those trust preferred securities of members of the Consolidated Group comprising $450,000,000 aggregate liquidation amount of 7 7/8% US-dollar denominated trust preferred securities due 2008 issued by Fresenius Medical Care Capital Trust II, DM 300,000,000 aggregate liquidation amount of 7 3/8% Deutsche mark-denominated trust preferred securities due 2008 issued by Fresenius Medical Care Capital Trust III, $225,000,000 aggregate liquidation amount of 7 7/8% US dollar denominated trust preferred securities due 2011 issued by Fresenius Medical Care Capital Trust IV and E 300, 000,000 aggregate liquidation amount of 7 3/8% Euro-denominated trust preferred securities due 2011 issued by Fresenius Medical Care Capital Trust V and, to the extent permitted hereunder, additional trust preferred securities after the Closing Date issued by members of the Consolidated Group.

         "Trust Preferred Subdebt" means $450,450,000 aggregate principal amount of 7 7/8% US-dollar denominated senior subordinated notes due 2008 issued by FMC Trust Finance S.a.r.l. Luxembourg to Fresenius Medical Care Capital Trust II, DM300,300,000 aggregate principal amount of 7 3/8% Deutsche mark-denominated senior subordinated notes due 2008 issued by FMC Trust Finance S.a.r.l. Luxembourg to Fresenius Medical Care Capital Trust III, $225,225,000 aggregate principal amount of 7 7/8% US-dollar denominated senior subordinated notes due 2011 issued by FMC Trust Finance S.a.r.l. Luxembourg-III to Fresenius Medical Care Capital Trust IV and E 300,300,000 aggregate principal amount of 7 3/8% Euro-denominated senior subordinated notes due 2011 issued by FMC Trust Finance S.a.r.l. Luxembourg-III to Fresenius Medical Care Capital Trust V, in each case in connection with a related issuance of Trust Preferred Securities.

         "Type" means (i) with respect to a Committed Revolving Loan or a Term Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan, and (ii) with respect to a Competitive Revolving Loan, its character as an Absolute Rate Loan or a Eurocurrency Margin Bid Loan.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Internal Revenue Code for the applicable plan year.

         "United States" and "U.S." mean the United States of America.

         "Unreimbursed Amount" shall have the meaning set forth in Section 2.08(c)(i).

         "Wholly Owned" means, with respect to any direct or indirect Subsidiary of any Person, that 100% of the Capital Stock with ordinary voting power issued by such Subsidiary (other than directors' qualifying shares and investments by foreign nationals mandated by applicable law) is beneficially owned, directly or indirectly, by such Person; provided that any preferred stock of FMCH outstanding as of the Closing Date shall be disregarded for purposes of such determination.

         "WRG-Conn" means W.R. Grace & Co.-Conn., a Connecticut corporation.

         1.02 Interpretive Provisions. With reference to this Credit Agreement and each other Credit Document, unless otherwise provided herein or in such other Credit Document:

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b)      (i)      The words "herein," "hereto," "hereof" and
         "hereunder" and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

                           (ii) Unless otherwise provided or required by context, Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

                           (iii) The term "including" is by way of example and not limitation.

                           (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

                  (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

                  (d) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Credit Document.

         1.03     Accounting Terms.

         (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements for the fiscal year ended December 31, 2001, except as otherwise specifically prescribed herein.

         (b) Notwithstanding any provision herein to the contrary, determinations of (i) the applicable pricing level under the definition of "Applicable Percentage" and (ii) compliance with the financial covenants shall be made on a Pro Forma Basis.

         (c) With each annual and quarterly Compliance Certificate delivered in accordance with Section 7.02(b), FMCAG will provide a written summary of material changes in GAAP or in the consistent application of GAAP to the extent that either affects the numeric value of any financial ratio or requirement herein or in any other Credit Document. If at any time any change in GAAP or any change in the application thereof would affect the computation of any financial ratio or requirement set forth in any Credit Document, and (i) FMCAG shall object to determining such compliance based on GAAP or the application thereof then in effect, or (ii) the Administrative Agent or the Required Lenders shall so object in writing within thirty days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered hereunder as to which no such objection shall have been made.

         1.04 Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Credit Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

         1.06 Times of Day. Unless otherwise provided, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

         1.07     Exchange Rates; Currency Equivalents.

         (a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Foreign Currencies; provided that (i) the Foreign Swing Line Lender may make such determinations with respect to the Foreign Swing Line Loans, (ii) if a Lender is acting as Competitive Bid Agent, such Competitive Bid Agent may make such determinations with respect to Competitive Bid Loans and (iii) in any event, the Foreign Swing Line Lender and the Competitive Bid Agent (whether a Lender or FMCH) may rely on the most recent Spot Rate determined by the Administrative Agent. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.

         (b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Loan or the issuance of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency), as determined by the Administrative Agent; provided that (i) the Foreign Swing Line Lender may make such determinations with respect to the Foreign Swing Line Loans and (ii) if a Lender is acting as Competitive Bid Agent, such Competitive Bid Agent may make such determinations with respect to Competitive Bid Loans.

         (c) Determinations by the Administrative Agent (and determinations by the Foreign Swing Line Lender and determinations by any Lender acting as Competitive Bid Agent, as applicable) pursuant to this Section 1.07 shall be conclusive absent manifest error.

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

         1.08     Additional Foreign Currencies.

         The Borrowers may from time to time request that Loans be made in a currency other than those specifically listed in the definition of "Available Foreign Currency"; provided that such requested currency otherwise meets the requirements set forth in such definition. Any such request shall be made to the Administrative Agent (which shall promptly notify each applicable Lender thereof) not later than 12:00 noon ten Business Days prior to the date of the desired Credit Extension. Each such Lender shall notify the Administrative Agent, not later than 12:00 noon seven Business Days after receipt of such request whether it consents, in its sole discretion, to making Loans in such requested currency. Any failure by a Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to make Loans in such requested currency. If all the applicable Lenders consent to making Loans in such requested currency, the Administrative Agent shall so notify FMCH and such currency shall thereupon be deemed for all purposes to be an Available Foreign Currency hereunder. Upon any applicable Lender's refusal to make Loans in the additional requested currency, the Borrowers may replace such Lender in accordance with Section 11.16.

         1.09     Redenomination of Certain Foreign Currencies.

         (a) Unless otherwise prohibited by Law, if more than one currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then:

                  (i) any reference in the Credit Documents to, and any Obligations in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Administrative Agent (after consultation with FMCAG), and

                  (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for the conversion of that currency or currency unit into the other.

         (b) If a change in any currency of a country occurs, this Credit Agreement will, to the extent the Administrative Agent (acting reasonably and after consultation with FMCAG) specifies to be necessary, be deemed amended to comply with any generally accepted conventions and market practice (including the basis of accrual of interest) in the relevant interbank market and otherwise to reflect such change in currency.

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

         2.01 Commitments. Subject to the terms and conditions set forth herein:

                  (a) Revolving Commitment. During the Commitment Period, each Revolving Lender severally agrees to make revolving credit loans (the "Committed Revolving Loans") in Dollars and in Available Foreign Currencies on any Business Day to the Borrowers; provided that (i) with respect to each Borrower, the aggregate principal amount of Revolving Obligations owing by such Borrower shall not exceed its Designated Borrowing Limit, (ii) with respect to the Revolving Lenders collectively, (A) the aggregate principal amount of Revolving Obligations shall not exceed FIVE HUNDRED MILLION DOLLARS ($500,000,000) (as such amount may be decreased in accordance with the provisions hereof, the "Aggregate Revolving Committed Amount") and (B) the aggregate principal amount of Revolving Obligations in Foreign

Currencies shall not exceed THREE HUNDRED MILLION DOLLARS ($300,000,000) (as such amount may be decreased in accordance with the provisions hereof, the "Aggregate Foreign Revolving Committed Amount"), and (iii) with respect to each Revolving Lender individually, such Revolving Lender's Revolving Commitment Percentage of Committed Revolving Obligations shall not exceed its respective Revolving Committed Amount. Committed Revolving Loans may be comprised of Base Rate Loans, Eurocurrency Rate Loans, or a combination thereof, as the respective Borrower may request and may be repaid and reborrowed in accordance with the provisions hereof.

                  (b)      L/C Commitment. During the Commitment Period:

                           (i) the L/C Issuer, in reliance upon the agreements from the Revolving Lenders set forth herein, agrees
                  (A) to issue Letters of Credit in Dollars and in Available Foreign Currencies on any Business Day for the account of any Borrower, for such Borrower's own use or for the use of its Subsidiaries, and to amend or renew Letters of Credit previously issued hereunder, in accordance with the provisions hereof, and (B) to honor drafts under Letters of Credit, and

                           (ii) the Revolving Lenders severally agree to participate in the Letters of Credit issued or existing hereunder;

provided that (i) the aggregate principal amount of L/C Obligations shall not exceed TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) (as such amount may be decreased in accordance with the provisions hereof, the "L/C Committed Amount"),
(ii) with respect to each Borrower, the aggregate principal amount of Revolving Obligations owing by such Borrower shall not exceed its Designated Borrowing Limit, (iii) with respect to the Revolving Lenders collectively, (A) the aggregate principal amount of Revolving Obligations shall not exceed the Aggregate Revolving Committed Amount and (B) the aggregate principal amount of Revolving Obligations in Foreign Currencies shall not exceed the Aggregate Foreign Revolving Committed Amount, and (iv) with respect to each Revolving Lender individually, such Revolving Lender's Revolving Commitment Percentage of Committed Revolving Obligations shall not exceed its respective Revolving Committed Amount. Subject to the terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Existing Letters of Credit shall be deemed to have been issued hereunder and shall be subject to and governed by the terms and conditions hereof.

         (c) Domestic Swing Line Commitment. During the Commitment Period, the Domestic Swing Line Lender agrees to make revolving credit loans (the "Domestic Swing Line Loans") in Dollars on any Business Day to the Borrowers; provided that (i) the aggregate principal amount of Domestic Swing Line Loans shall not exceed SEVENTY-FIVE MILLION DOLLARS ($75,000,000) (as such amount may be decreased in accordance with the provisions hereof, the "Domestic Swing Line Committed Amount"), (ii) with respect to each Borrower, the aggregate principal amount of Revolving Obligations owing by such Borrower shall not exceed its Designated Borrowing Limit, and (iii) with respect to the Revolving Lenders collectively, the aggregate principal amount of Revolving Obligations shall not exceed the Aggregate Revolving Committed Amount. Domestic Swing Line Loans shall be comprised solely of Base Rate Loans, and may be repaid and reborrowed in accordance with the provisions hereof. Immediately upon making a Domestic Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Domestic Swing Line Lender a risk participation in such Domestic Swing Line Loan in an amount equal to the product of such Revolving Lender's Revolving Commitment Percentage of such Domestic Swing Line Loan.

         (d) Foreign Swing Line Commitment. During the Commitment Period, the Foreign Swing Line Lender agrees to make available to the Borrowers on any Business Day revolving credit loans, letters of credit or bank guaranties or other financial accommodations by mutual agreement (collectively, the "Foreign Swing Line Loans"), which may consist of:

                  (i) revolving loans and letters of credit in Available Foreign Currencies on a participated basis with the Revolving Lenders (collectively, the "Shared Foreign Swing Line Loans"), and

                  (ii) bank guaranties and other forms of financial accommodation in Available Foreign Currencies, and revolving loans, letters of credit, bank guaranties and other forms of financial accommodation (in such form as may be agreed by the applicable Borrower and the Foreign Swing Line Lender) in Alternative Foreign Currencies, in each case in such form and in such currencies as may be mutually agreed, for the sole account of the Foreign Swing Line Lender on a non-participated basis (collectively, the "Non-Shared Foreign Swing Line Loans");

provided that (i) the aggregate principal amount of Foreign Swing Line Loans shall not exceed FIFTY MILLION DOLLARS ($50,000,000) (as such amount may be decreased in accordance with the provisions hereof, the "Foreign Swing Line Committed Amount"), (ii) the aggregate principal amount of Non-Shared Foreign Swing Line Loans shall not exceed TWENTY MILLION DOLLARS ($20,000,000) (as such amount may be decreased in accordance with the provisions hereof, the "Non-Shared Foreign Swing Line Maximum Amount"), (iii) with respect to each Primary Borrower, the aggregate principal amount of Revolving Obligations owing by such Primary Borrower shall not exceed its Designated Borrowing Limit, and
(iv) with respect to the Revolving Lenders collectively, (A) the aggregate principal amount of Revolving Obligations shall not exceed the Aggregate Revolving Committed Amount and (B) the aggregate principal amount of Revolving Obligations in Foreign Currencies shall not exceed the Aggregate Foreign Revolving Committed Amount. Foreign Swing Line Loans shall be comprised solely of Eurocurrency Rate Loans, and may be repaid and reborrowed in accordance with the provisions hereof. Immediately upon making a Shared Foreign Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Foreign Swing Line Lender a risk participation in such Shared Foreign Swing Line Loan in an amount equal to the product of such Revolving Lender's Revolving Commitment Percentage of such Shared Foreign Swing Line Loan. The Revolving Lenders shall have no interest in nor any obligation with respect to the Non-Shared Foreign Swing Line Loans which shall be issued by the Foreign Swing Line Lender strictly for its own account.

         (e) Competitive Revolving Loans. During the Commitment Period, a Borrower may request the Revolving Lenders to submit offers to make loans, issue letters of credit or bank guaranties, or make other financial accommodations (collectively, the "Competitive Revolving Loans") in Dollars, Available Foreign Currencies or Alternative Foreign Currencies; provided that (i) the aggregate principal amount of Competitive Revolving Loans shall not exceed TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) (as such amount may be decreased in accordance with the provisions hereof, the "Competitive Revolving Loan Maximum Amount"), (ii) with respect to each Borrower, the aggregate principal amount of Revolving Obligations owing by such Borrower shall not exceed its Designated Borrowing Limit, and (iii) with respect to the Revolving Lenders collectively,
(A) the aggregate principal amount of Revolving

Obligations shall not exceed the Aggregate Revolving Committed Amount and (B) the aggregate principal amount of Revolving Obligations in Foreign Currencies shall not exceed the Aggregate Foreign Revolving Committed Amount. Competitive Revolving Loans may be comprised of Eurocurrency Margin Bid Loans and Absolute Rate Loans, or a combination thereof, as the applicable Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. There shall not be more than twenty separate Competitive Revolving Loans outstanding at any time.

         (f) Tranche A Term Loan Commitment. On the Closing Date, each of the Tranche A Term Lenders severally agrees to make its portion of a term loan (in the amount of its respective Tranche A Term Loan Committed Amount) in a single advance in Dollars to FMCH in an aggregate principal amount of FIVE HUNDRED MILLION DOLLARS ($500,000,000) (the "Tranche A Term Loan"). The Tranche A Term Loan may consist of Base Rate Loans, Eurocurrency Rate Loans or a combination thereof, as such Borrower may request. Amounts repaid on the Tranche A Term Loan may not be reborrowed.

         (g) Tranche B Term Loan Commitment. On the Closing Date, each of the Tranche B Term Lenders severally agrees to make its portion of a term loan (in the amount of its respective Tranche B Term Loan Committed Amount) (the "Tranche B Term Loan") consisting of (i) a single advance to FMCH by the Tranche B Term Lenders with commitments in Dollars in the aggregate principal amount of FOUR HUNDRED SIXTY-FIVE MILLION DOLLARS ($465,000,000) and (ii) a single advance to FMCAG by the Tranche B Term Lenders with commitments in Euros in the aggregate principal amount of THIRTY-TWO MILLION SEVEN HUNDRED THOUSAND EUROS
(E 32,700,000). The portion of the Tranche B Term Loan that is denominated in Dollars may consist of Base Rate Loans, Eurocurrency Rate Loans or a combination thereof, as such Borrower may request. The portion of Tranche B Term Loan that is denominated in Euros shall consist of Eurocurrency Rate Loans. Amounts repaid on the Tranche B Term Loan may not be reborrowed.

         2.02     Borrowings, Conversions and Continuations of Loans.

         (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the applicable Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice (except as otherwise set forth in Section 2.10 with respect to Foreign Swing Line Loans) must be received by the Administrative Agent not later than 11:30 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars, (ii) four Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Available Foreign Currencies (other than Japanese yen), (iii) five Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Japanese yen and (iv) on the Business Day prior to the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrowers pursuant to this Section 2.02 must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer or duly authorized signatory of the applicable Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5 million or a whole multiple of $1 million in excess thereof. Except as provided in Sections 2.08(c), 2.09(b) and 2.10(b), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify
(A) whether such Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a

Business Day), (C) the principal amount of Loans to be borrowed, converted or continued, (D) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (E) if applicable, the requested duration of the Interest Period with respect thereto. If such Borrower fails to specify a Type of Loan in a Loan Notice or if such Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If such Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Commitment Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrowers, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided, however, that if, on the date of such Borrowing, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loan, and third, to such Borrower as provided above.

         (c) Except as otherwise provided herein, without the consent of the Required Lenders, (i) a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan and
(ii) any conversion into, or continuation as, a Eurocurrency Rate Loan may be made only if the conditions to Credit Extensions in Section 5.02 have been satisfied. During the existence of a Default or Event of Default, (i) no Loan may be requested as, converted to or continued as a Eurocurrency Rate Loan and
(ii) at the request of the Required Lenders, any outstanding Eurocurrency Rate Loan shall be converted immediately to a Base Rate Loan.

         (d) The Administrative Agent shall promptly notify the applicable Borrower (with a copy to FMCAG and FMCH) and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify FMCH and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, (i) there shall not be more than twenty Interest Periods in effect with respect to all Committed Revolving Loans hereunder, (ii) there shall not be more than five Interest Periods in effect with respect to the Tranche A Term Loan,
(iii) there shall not be more than five Interest Periods in effect with respect to the portion of the Tranche B Term Loan funded in Dollars and (iv) there shall not be more than five Interest Periods in effect with respect to the portion of the Tranche B Term Loan funded in Euros; provided in each case that, for purposes hereof, Interest

Periods with respect to Loans (whether or not of the same Type) with separate or different Interest Periods will be considered as separate Interest Periods, even if such Interest Periods end on the same date.

         2.03     Interest.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Eurocurrency Rate plus the Applicable Percentage, (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable Percentage, (iii) each Domestic Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a per annum rate equal to the sum of the Base Rate plus the Applicable Percentage, (iv) each Foreign Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a per annum rate equal to the sum of the Eurocurrency Rate plus the Applicable Percentage, and (v) each Competitive Revolving Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Eurocurrency Rate plus (or minus) the Eurocurrency Bid Margin, or at the Absolute Rate, as the case may be.

         (b) If any amount payable by the Borrowers under any Credit Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.04     Fees.

         (a) Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Commitment Lender in accordance with its Revolving Commitment Percentage, a commitment fee equal to the Applicable Percentage of the actual daily amount by which the Aggregate Revolving Committed Amount exceeds the sum of (i) the Outstanding Amount of Committed Revolving Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Commitment Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on each April 15, July 15, October 15 and January 15 for the immediately preceding quarter ending prior to each such date, commencing with the first such date to occur after the Closing Date, and on the Termination Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Percentage during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect. For purposes hereof, (i) Swing Line Loans and Competitive Bid Loans shall not be counted toward or be considered as usage of the Aggregate Revolving Committed Amount and (ii) L/C Obligations shall be counted toward and considered as usage of the Aggregate Revolving Committed Amount.

         (b) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Revolving Commitment Percentage a Letter of Credit fee for each Letter of Credit equal to the Applicable Percentage of the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such fees shall be due and payable quarterly in arrears on each April 15, July 15, October 15 and January 15 for the immediately preceding quarter ending prior to such date, commencing with the first such date to occur after the issuance of such Letter of Credit. Such fees shall be calculated quarterly in arrears, and if there is any change in the Applicable Percentage during any quarter, the actual daily amount of each Letter of Credit shall be computed and multiplied by the Applicable Percentage for Letters of Credit separately for each period during such quarter that such Applicable Percentage was in effect.

         (c) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in the amounts and at the times separately agreed upon in writing. In addition, the Borrowers shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         (d)      Other Fees.

                  (i) The Borrowers shall pay to the Arrangers, the Co-Documentation Agents and the Administrative Agent, for their own respective accounts, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

                  (ii) The Borrowers shall pay to the Competitive Bid Agent, for its own account, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

                  (iii) The Borrowers shall pay to the Lenders, for their own respective accounts, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

         2.05     Repayment of Loans.

         (a) Revolving Loans. The Borrowers shall repay to the Lenders on the Termination Date the aggregate principal amount of Revolving Loans outstanding on such date.

         (b) Swing Line Loans. The Borrowers shall repay each Swing Line Loan on the earliest to occur of (i) the date of demand for repayment by the Swing Line Lender, (ii) the date of any payment under Section 2.02(b), (iii) the date which is fourteen Business Days following the advance of such Swing Line Loan and (iv) the Termination Date.

         (c) Competitive Revolving Loans. The Borrowers shall repay each Competitive Revolving Loan on the earlier of (i) the maturity date thereof or the last day of the Interest Period therefor, and (ii) the Termination Date.

         (d) Tranche A Term Loan. The Borrower shall repay to the Lenders the principal amount of the Tranche A Term Loan in quarterly installments on the dates set forth below, commencing on September 30, 2004, as follows:

----------------------------------------------------------------------------------------------------------------
                                   Principal                                                 Principal
       Date                  Amortization Payment                 Date                 Amortization Payment
----------------------------------------------------------------------------------------------------------------
September 30, 2004                $25,000,000                 June 30, 2006                 $ 25,000,000
December 31, 2004                 $25,000,000              September 30, 2006               $ 25,000,000
  March 31, 2005                  $25,000,000               December 31, 2006               $ 25,000,000
  June 30, 2005                   $25,000,000                March 31, 2007                 $ 25,000,000
September 30, 2005                $25,000,000                 June 30, 2007                 $ 25,000,000
December 31, 2005                 $25,000,000              September 30, 2007               $ 25,000,000
  March 31, 2006                  $25,000,000               October 31, 2007                $175,000,000
                                                                                            ------------
                                                                            Total:          $500,000,000
----------------------------------------------------------------------------------------------------------------

         (e) Tranche B Term Loan. Subject to Section 2.06(b)(v), the Borrowers shall repay to the Lenders the principal amount of the Tranche B Term Loan in quarterly installments on the dates set forth below, commencing on June 30, 2003, as follows:

--------------------------------------------------------------------------------------------------------------------
                                   Principal                                                 Principal
       Date                  Amortization Payment                Date                  Amortization Payment
--------------------------------------------------------------------------------------------------------------------
  June 30, 2003           $1,162,500      E81,638.37       December 31, 2006      $  1,162,500         E81,638.37
September 30, 2003        $1,162,500      E81,638.37        March 31, 2007        $  1,162,500         E81,638.37
December 31, 2003         $1,162,500      E81,638.37         June 30, 2007        $  1,162,500         E81,638.37
  March 31, 2004          $1,162,500      E81,638.37      September 30, 2007      $  1,162,500         E81,638.37
  June 30, 2004           $1,162,500      E81,638.37       December 31, 2007      $  1,162,500         E81,638.37
September 30, 2004        $1,162,500      E81,638.37        March 31, 2008        $  1,162,500         E81,638.37
December 31, 2004         $1,162,500      E81,638.37         June 30, 2008        $  1,162,500         E81,638.37
  March 31, 2005          $1,162,500      E81,638.37      September 30, 2008      $  1,162,500         E81,638.37
  June 30, 2005           $1,162,500      E81,638.37       December 31, 2008      $  1,162,500         E81,638.37
September 30, 2005        $1,162,500      E81,638.37        March 31, 2009        $  1,162,500         E81,638.37
December 31, 2005         $1,162,500      E81,638.37         June 30, 2009        $  1,162,500         E81,638.37
  March 31, 2006          $1,162,500      E81,638.37      September 30, 2009      $  1,162,500         E81,638.37
  June 30, 2006           $1,162,500      E81,638.37       December 31, 2009      $  1,162,500         E81,638.37
September 30, 2006        $1,162,500      E81,638.37       February 21, 2010      $433,612,500     E30,451,110.29
                                                                                  ------------     --------------
                                                                       Totals:    $465,000,000     E32,655,346.15
--------------------------------------------------------------------------------------------------------------------

         2.06     Prepayments.

         (a) Voluntary Prepayments. The Loans may be repaid in whole or in part without premium or penalty (except, in the case of Loans other than Base Rate Loans, amounts payable pursuant to Section 3.05); provided that:

                  (i) in the case of Loans other than Swing Line Loans, (A) notice thereof must be received by 12:00 noon by the Administrative Agent at least (1) three Business Days prior to the date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (2) four Business Days prior to the date of prepayment of Eurocurrency Rate Loans denominated in Available Foreign Currencies (other than Japanese yen),
         (3) five Business Days prior to the date of prepayment of Eurocurrency Rate Loans denominated in Japanese yen and (4) on the Business Day prior to the date of prepayment of Base Rate Loans, (B) any such prepayment shall be in a minimum principal amount of $5 million and integral multiples of $1 million in excess thereof, in the case of Eurocurrency Rate Loans, and a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof, in the case of Base Rate Loans, or, in each case, the entire principal amount thereof, if less;

                  (ii) (A) in the case of Domestic Swing Line Loans, (1) notice thereof must be received by 2:00 p.m. by the Domestic Swing Line Lender on the date of prepayment (with a copy to the Administrative Agent) and (2) any such prepayments shall be in the same minimum principal amount as for advances thereof (or any lesser amount as may be acceptable to the Domestic Swing Line Lender), and (B) in the case of Foreign Swing Line Loans, notice thereof must be received by 2:00 p.m. by the Foreign Swing Line Lender on the Business Day prior to the date of prepayment (with a copy to the Administrative Agent) and (2) any such prepayments shall be in the same minimum principal amount as for advances thereof (or any lesser amount as may be acceptable to the Foreign Swing Line Lender); and

                  (iii) any voluntary prepayments on the Term Loans must be applied pro rata to the Tranche A Term Loan and the Tranche B Term Loan.

Each such notice of voluntary repayment hereunder shall be irrevocable and shall specify the date and amount of prepayment and the Loans and Types of Loans which are to be prepaid. The Administrative Agent will give prompt notice to the applicable Lenders of any prepayment on the Loans and the Lender's interest therein. Prepayments of Eurocurrency Rate Loans hereunder shall be accompanied by accrued interest thereon and breakage amounts, if any, under Section 3.05.

         (b)      Mandatory Prepayments.

                  (i) Revolving Commitments. If at any time (A) the aggregate principal amount of Revolving Obligations shall exceed the Aggregate Revolving Committed Amount, (B) the aggregate principal amount of Revolving Obligations owing by any Borrower shall exceed its respective Designated Borrowing Limit, (C) the aggregate principal amount of Revolving Obligations in Foreign Currencies shall exceed the Aggregate Foreign Revolving Committed Amount, (D) the aggregate principal amount of L/C Obligations shall exceed the L/C Committed Amount, (E) the aggregate principal amount of Domestic Swing Line Loans shall exceed the Domestic Swing Line Committed Amount, (F) the aggregate principal amount of Foreign Swing Line Loans shall exceed the Foreign Swing Line Committed Amount, (G) the aggregate principal amount of Non-Shared Foreign Swing Line Loans shall exceed the Non-Shared Foreign Swing Line Maximum Amount, or (H) the aggregate principal amount of Competitive Revolving Loans shall exceed the Competitive Revolving Loan Maximum Amount, immediate prepayment will be made on the Revolving Loans and/or to Cash Collateralize the L/C Obligations in an amount equal to such excess; provided, however, that except as relates to clause (D) above, L/C Obligations will not be Cash Collateralized hereunder until the Revolving Loans and Swing Line Loans have been paid in full.

                  (ii) Dispositions. Prepayment will be made on the Loan Obligations on the Business Day following receipt of any Net Cash Proceeds required to be prepaid pursuant to the terms of clauses (A) and (B) hereof in an amount equal to 50% of the Net Cash Proceeds received from any Disposition by any member of the Consolidated Group (other than in connection with a Disposition permitted by Section 8.05(a), a Securitization Transaction permitted by Section 8.01(f), or Sale and Leaseback Transaction permitted by Section 8.05(d) or any Disposition to another member of the Consolidated Group permitted by clauses (e) or (f) of Section 8.05) to the extent (A) such proceeds are not reinvested in the same or similar properties or assets within twelve months of the date of such Disposition and (B) the aggregate amount of such proceeds that are not reinvested in accordance with clause (A) hereof exceeds $10 million in any fiscal year.

                  (iii) Debt Transactions. Until the occurrence of an Mandatory Prepayment Modification Event, prepayment will be made on the Loan Obligations in an amount equal to

         50% of the Net Cash Proceeds from any Debt Transactions on the Business Day following receipt thereof (but excluding any refinancings unless Net Cash Proceeds are generated therefrom) occurring after the Closing Date.

                  (iv) Securitization Transactions. Until the occurrence of a Mandatory Prepayment Modification Event, prepayment will be made on the Loan Obligations in an amount equal to 100% of the Net Cash Proceeds from any Securitization Transaction (other than the Excluded Securitization Transactions or any replacements or refinancings thereof) on the Business Day following receipt thereof.

                  (v) Tranche B Term Loan. The Tranche B Term Loan will be prepaid in full on October 31, 2007, if the $450 million 7.875% Trust Preferred Securities due February 1, 2008 and the DM300 million 7.375% Trust Preferred Securities due February 1, 2008 are not repaid (with the consent of the Required Lenders hereunder), or refinanced or the maturity date thereof extended by October 1, 2007, in either case, to a date that is at least seven and one-half years after the Closing Date.

         (c) Application. Within each Loan, prepayments will be applied first to Base Rate Loans, then to Eurocurrency Rate Loans in direct order of Interest Period maturities. In addition:

                  (i) Voluntary Prepayments. Voluntary prepayments shall be applied as specified by the Borrowers; provided that (A) any voluntary prepayment on the Term Loans shall be applied pro rata to the Tranche A Term Loan and the Tranche B Term Loan, (B) prepayments on the Tranche A Term Loan shall be applied pro rata to remaining principal amortization installments thereunder, (C) prepayments on the Tranche B Term Loan shall be applied to remaining principal amortization installments in inverse order of maturity. Voluntary prepayments on the Loan Obligations will be paid by the Administrative Agent to the Lenders ratably in accordance with their respective interests therein.

                  (ii) Mandatory Prepayments. Mandatory prepayments on the Loan Obligations will be paid by the Administrative Agent to the Lenders ratably in accordance with their respective interests therein; provided that:

                           (A) Mandatory prepayments in respect of the Revolving Commitments under subsection (b)(i) above shall be applied to the respective Revolving Obligations as appropriate.

                           (B)      Mandatory prepayments in respect of
                  Dispositions under subsection (b)(ii) above, Debt Transactions under subsection (b)(iii) and Securitization Transactions under subsection (b)(iv) above shall be applied first to the Term Loans until paid in full, and then to the Revolving Obligations. Mandatory prepayments on the Term Loans shall be applied pro rata to the Tranche A Term Loan and the Tranche B Term Loan. Prepayments on the Tranche A Term Loan shall be applied pro rata to remaining principal amortization installments thereunder, and prepayments on the Tranche B Term Loan shall be applied to remaining principal amortization installments in inverse order of maturity.

         2.07     Termination or Reduction of Commitments.

         (a) Voluntary Reductions. The Commitments hereunder may be permanently reduced in whole or in part by notice from FMCAG to the Administrative Agent; provided that (i) any such notice

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

thereof must be received by 12:00 noon by the Administrative Agent at least three Business Days prior to the date of reduction or termination and any such prepayment shall be in a minimum principal amount of $5 million and integral multiples of $1 million in excess thereof; and (ii) the Commitments may not be reduced to an amount less than the obligations then outstanding thereunder. The Administrative Agent will give prompt notice to the applicable Lenders of any such reduction in Commitments and the Lender's portion thereof. Any such reduction in Commitments will be accompanied by payment of fees which have accrued but have not been paid in respect of the Commitments that are being terminated.

         (b) Mandatory Reductions. The Aggregate Revolving Committed Amount shall be permanently reduced in an amount equal to prepayments applied to the Revolving Obligations in respect of Dispositions under Section 2.06(b)(ii), Debt Transactions under Section 2.06(b)(iii) and Securitization Transactions under
Section 2.06(b)(iv).

         2.08     Additional Provisions with respect to Letters of Credit.

         (a)      Obligation to Issue and Amend.

                  (i) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                           (A) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to its customers generally; or

                           (B) such Letter of Credit is in an initial amount less than $50,000 or is to be denominated in a currency other than Dollars or Available Foreign Currencies.

                  (ii) The L/C Issuer shall not issue any Letter of Credit if:

                           (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that the L/C Issuer in good faith deems material to it;

                           (B) subject to Section 2.08(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal;

                           (C) one or more applicable conditions contained in Section 5.02 shall not then be satisfied and the L/C Issuer shall have received written notice thereof from the Administrative Agent or any Revolving Lender or any Credit Party at least one Business Day prior to the requested date of issuance of such Letter of Credit; or

                           (D) the Commitments have been terminated pursuant to Section 9.02.

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

                  (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if:

                           (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof; or

                           (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  (iv) The L/C Issuer shall not amend any Letter of Credit if:

                           (A) one or more applicable conditions contained in Section 5.02 shall not then be satisfied and the L/C Issuer shall have received written notice thereof from any Revolving Lender or any Credit Party at least one Business Day prior to the requested date of amendment of such Letter of Credit; or

                           (B) the Commitments have been terminated pursuant to Section 9.02.

         (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer or duly authorized signatory of such Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 12:00 noon at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the currency and amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require.

                  (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from such Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of such Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of

         Credit in an amount equal to the product of such Lender's Revolving Commitment Percentage multiplied by the amount of such Letter of Credit.

                  (iii) If the Borrowers so request in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrowers shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time prior to the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.08(a) or otherwise), or (B)(1) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Nonrenewal Notice Date from the Administrative Agent that the Required Revolving Lenders have elected not to permit such renewal or (2) one or more of the applicable conditions specified in Section 5.02 is not then satisfied and the L/C Issuer shall have received notice thereof from the Administrative Agent, any Revolving Lender or the Borrowers.

                  (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c)      Drawings and Reimbursements; Funding of Participations.

                  (i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify FMCH and the Administrative Agent thereof. Not later than 12:00 noon on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrowers shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrowers fail to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Revolving Commitment Percentage thereof. In the case of any Letter of Credit denominated in a Foreign Currency, the Unreimbursed Amount shall be redenominated into Dollars and equal the Dollar Equivalent amount thereof, and the Administrative Agent shall notify the Revolving Lenders thereof. In such event, the Borrowers shall be deemed to have requested a Borrowing of Revolving Loans that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, the amount of the unutilized portion of the Aggregate Revolving Commitments or the conditions set forth in Section 5.02. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.08(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

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

                  (ii) Each Revolving Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.08(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Revolving Commitment Percentage of the Unreimbursed Amount not later than 2:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.08(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolving Loans that are Base Rate Loans for any reason, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to
         Section 2.08(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.08.

                  (iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.08(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Revolving Commitment Percentage of such amount shall be solely for the account of the L/C Issuer.

                  (v) Each Revolving Lender's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.08(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the L/C Issuer, the Borrowers or any other Person for any reason whatsoever;
         (B) the occurrence or continuance of a Default or Event of Default, (C) non-compliance with the conditions set forth in Section 5.02, or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.08(c) by the time specified in Section 2.08(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate then in effect. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d)      Repayment of Participations.

                  (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Lender's L/C Advance in respect of such payment in accordance with
         Section 2.08(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Revolving Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.08(c)(i) is required to be returned under any of the circumstances described in
         Section 11.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Revolving Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         (e) Obligations Absolute. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrowers may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower.

         The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to them and, in the event of any claim of noncompliance with the Borrowers' instructions or other irregularity, the Borrowers will immediately notify the L/C Issuer.

         (f) Role of L/C Issuer. Each Revolving Lender and each Borrower agrees that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower's pursuit of such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.08(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by any Borrower that such Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason.

         (g) Cash Collateral. (i) If the L/C Issuer has honored any drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Termination Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrowers shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Termination Date, as the case may be). Cash collateral shall be maintained in blocked, interest-bearing deposit accounts at Bank of America.

         (h) Applicability of ISP98. Unless otherwise expressly agreed by the L/C Issuer and the Borrowers when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

         (i) Letter of Credit Fees. The Borrowers shall pay Letter of Credit fees as set forth in Section 2.04(b).

         (j) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

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         2.09     Additional Provisions relating to Domestic Swing Line Loans.

         (a) Borrowing Procedures. Each Borrowing of Domestic Swing Line Loans shall be made upon the applicable Borrower's irrevocable notice to the Domestic Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Domestic Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the Borrower therefor, (ii) the amount to be borrowed, which shall be a minimum of $100,000, and (iii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Domestic Swing Line Lender and the Administrative Agent of a written Domestic Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer or duly authorized signatory of the applicable Borrower. Promptly after receipt by the Domestic Swing Line Lender of any telephonic Domestic Swing Line Loan Notice, the Domestic Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Domestic Swing Line Loan Notice and, if not, the Domestic Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Domestic Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent or any Revolving Lender prior to 3:00 p.m. on the date of the proposed Borrowing of Domestic Swing Line Loans (A) directing the Domestic Swing Line Lender not to make such Domestic Swing Line Loan as a result of the limitations set forth in Section 2.01(c), or (B) that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, then, subject to the terms and conditions hereof, the Domestic Swing Line Lender will, not later than 3:30 p.m. on the borrowing date specified in such Domestic Swing Line Loan Notice, make the amount of its Domestic Swing Line Loan available to such Borrower at its office by (i) crediting the account of such Borrower on the books of the Domestic Swing Line Lender in Same Day Funds, or (ii) wire transfer of such funds, in each case in accordance with reasonably acceptable instructions provided to the Domestic Swing Line Lender by such Borrower.

         (b)      Refinancing of Domestic Swing Line Loans.

                  (i) The Domestic Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the applicable Borrower (and such Borrower hereby irrevocably authorizes the Domestic Swing Line Lender to so request on its behalf), that each Revolving Lender make a Committed Revolving Loan that is a Base Rate Loan in an amount equal to such Lender's Revolving Commitment Percentage of the amount of Domestic Swing Line Loans then outstanding. Such request shall be made by the Domestic Swing Line Lender in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, the unutilized portion of the Aggregate Revolving Commitments or the conditions set forth in Section
         5.02. The Domestic Swing Line Lender shall furnish the applicable Borrower with a copy of such Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Revolving Commitment Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Domestic Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.09(b)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Committed Revolving Loan that is a Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the Domestic Swing Line Lender.

                  (ii) If for any reason any Domestic Swing Line Loan cannot be refinanced by such a Borrowing of Committed Revolving Loans in accordance with Section 2.09(b)(i), the request for

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         Committed Revolving Loans submitted by the Domestic Swing Line Lender as set forth herein shall be deemed to be a request by the Domestic Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Domestic Swing Line Loan and each such Lender's payment to the Administrative Agent for the account of the Domestic Swing Line Lender pursuant to Section 2.09(b)(i) shall be deemed payment in respect of such participation.

                  (iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Domestic Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.09(b) by the time specified in
         Section 2.09(b)(i), the Domestic Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Domestic Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Domestic Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                  (iv) Each Revolving Lender's obligation to make Committed Revolving Loans or to purchase and fund risk participations in Domestic Swing Line Loans pursuant to this Section 2.09(b) shall be absolute and unconditional and shall not be affected by any circumstance, including
         (A) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Domestic Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, (C) non-compliance with the conditions set forth in Section 5.02, or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Domestic Swing Line Loans, together with interest as provided herein.

         (c)      Repayment of Participations.

                  (i) At any time after any Revolving Lender has purchased and funded a risk participation in a Domestic Swing Line Loan, if the Domestic Swing Line Lender receives any payment on account of such Domestic Swing Line Loan, the Domestic Swing Line Lender will distribute to such Lender its Revolving Commitment Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Domestic Swing Line Lender.

                  (ii) If any payment received by the Domestic Swing Line Lender in respect of principal or interest on any Domestic Swing Line Loan is required to be returned by the Domestic Swing Line Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the Domestic Swing Line Lender in its discretion), each Revolving Lender shall pay to the Domestic Swing Line Lender its Revolving Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Domestic Swing Line Lender.

         (d) Interest for Account of Domestic Swing Line Lender. The Domestic Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Domestic Swing Line Loans. Until each Revolving Lender funds its Committed Revolving Loan or risk participation pursuant to this

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Section 2.09 to refinance such Lender's Revolving Commitment Percentage of any
Domestic Swing Line Loan, interest in respect thereof shall be solely for the account of the Domestic Swing Line Lender.

         (e) Payments Directly to Domestic Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Domestic Swing Line Loans directly to the Domestic Swing Line Lender.

         2.10     Additional Provisions relating to Foreign Swing Line Loans.

         (a) Borrowing Procedures. Each Borrowing of Foreign Swing Line Loans shall be made upon the applicable Borrower's irrevocable notice to the Foreign Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Foreign Swing Line Lender and the Administrative Agent not later than 2:00 p.m. (German time) three Business Days prior to the requested borrowing date (for application of the Eurocurrency Rate), or one Business Day prior to the requested borrowing date (for application of the Absolute Rate, which rate shall be determined by the Foreign Swing Line Lender), and shall specify (i) the Borrower therefor, (ii) the type, currency and amount of financial accommodation requested, in such minimum amounts by mutual agreement, and if a loan is requested, the applicable Interest Period therefor, (iii) the requested borrowing date, which shall be a Business Day and (iv) reasonably acceptable wire instructions. Each such telephonic notice must be confirmed promptly by delivery to the Foreign Swing Line Lender and the Administrative Agent of a written Foreign Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer or duly authorized signatory of the applicable Borrower. Promptly after receipt by the Foreign Swing Line Lender of any telephonic Foreign Swing Line Loan Notice, the Foreign Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Foreign Swing Line Loan Notice and, if not, the Foreign Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Foreign Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent or any Revolving Lender prior to 6:00 p.m. (German time) three Business Days prior to the date of the proposed Borrowing of Foreign Swing Line Loans at the Eurocurrency Rate, or one Business Day prior to the requested borrowing date for Foreign Swing Line Loans at the Absolute Rate (A) directing the Foreign Swing Line Lender not to make such Foreign Swing Line Loan as a result of the limitations set forth in Section 2.01(d), or (B) that one or more of the applicable conditions specified in
Section 5.02 is not then satisfied, then, subject to the terms and conditions hereof, the Foreign Swing Line Lender will, not later than 3:30 p.m. (German time) on the borrowing date specified in such Foreign Swing Line Loan Notice, make the amount of its Foreign Swing Line Loan available to such Borrower at its office by crediting the account of such Borrower on the books of the Foreign Swing Line Lender in Same Day Funds, or by wire transfer of such funds, in each case in accordance with reasonably acceptable instructions provided to the Foreign Swing Line Lender by such Borrower.

         (b)      Refinancing of Foreign Swing Line Loans.

                  (i) The Foreign Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (and the Borrowers hereby irrevocably authorize the Foreign Swing Line Lender to so request on its behalf), that each Revolving Lender make a Committed Revolving Loan that is a Eurocurrency Rate Loan in an amount equal to such Lender's Revolving Commitment Percentage of the amount of Foreign Swing Line Loans then outstanding. Such request shall be made by the Foreign Swing Line Lender in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Eurocurrency Rate Loans, the unutilized portion of the Aggregate Revolving Commitments or the conditions set forth in Section 5.02. The Foreign Swing Line

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

         Lender shall furnish the Borrowers with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Revolving Commitment Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Foreign Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.10(b)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Committed Revolving Loan that is a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Foreign Swing Line Lender.

                  (ii) If for any reason any Shared Foreign Swing Line Loan cannot be refinanced by such a Borrowing of Committed Revolving Loans in accordance with Section 2.10(b)(i), the request for Committed Revolving Loans submitted by the Foreign Swing Line Lender as set forth herein shall be deemed to be a request by the Foreign Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Shared Foreign Swing Line Loan and each such Lender's payment to the Administrative Agent for the account of the Foreign Swing Line Lender pursuant to Section 2.10(b)(i) shall be deemed payment in respect of such participation.

                  (iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Foreign Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.10(b) by the time specified in
         Section 2.10(b)(i), the Foreign Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Foreign Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Foreign Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                  (iv) Each Revolving Lender's obligation to make Committed Revolving Loans or to purchase and fund risk participations in Foreign Swing Line Loans pursuant to this Section 2.10(b) shall be absolute and unconditional and shall not be affected by any circumstance, including
         (A) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Foreign Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, (C) non-compliance with the conditions set forth in Section 5.02, or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Foreign Swing Line Loans, together with interest as provided herein.

         (c)      Repayment of Participations.

                  (i) At any time after any Revolving Lender has purchased and funded a risk participation in a Foreign Swing Line Loan, if the Foreign Swing Line Lender receives any payment on account of such Foreign Swing Line Loan, the Foreign Swing Line Lender will distribute to such Lender its Revolving Commitment Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Foreign Swing Line Lender.

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

                  (ii) If any payment received by the Foreign Swing Line Lender in respect of principal or interest on any Foreign Swing Line Loan is required to be returned by the Foreign Swing Line Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the Foreign Swing Line Lender in its discretion), each Revolving Lender shall pay to the Foreign Swing Line Lender its Revolving Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Foreign Swing Line Lender.

         (d) Interest for Account of Foreign Swing Line Lender. The Foreign Swing Line Lender shall be responsible for invoicing the applicable Borrower for interest on the Foreign Swing Line Loans. Until each Revolving Lender funds its Committed Revolving Loan or risk participation pursuant to this Section 2.10 to refinance such Lender's Revolving Commitment Percentage of any Foreign Swing Line Loan, interest in respect thereof shall be solely for the account of the Foreign Swing Line Lender.

         (e) Payments Directly to Foreign Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Foreign Swing Line Loans directly to the Foreign Swing Line Lender.

         2.11     Additional Provisions relating to Competitive Revolving Loans.

         (a) Requesting Competitive Bids. The Borrowers may request the submission of Competitive Bids by delivering a Bid Request to the Competitive Bid Agent and the Administrative Agent not later than 12:00 noon (i) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans or Eurocurrency Margin Bid Loans denominated in Dollars, (ii) four Business Days prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans or Eurocurrency Margin Bid Loans denominated in Available Foreign Currencies (other than Japanese yen) and
(iii) five Business Days prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans or Eurocurrency Margin Bid Loans denominated in Japanese yen. Each Bid Request shall specify (A) the kind of financial accommodation requested, (B) the Borrower therefor, (C) the requested date of the Bid Borrowing (which shall be a Business Day), (D) the aggregate principal amount of Competitive Revolving Loans requested (which must be in the amount of ten million units of the Applicable Currency and integral multiples of one million units of the Applicable Currency in excess thereof), (E) the Type of Competitive Revolving Loans requested, (F) the currency of the requested Competitive Revolving Loan, and (G) the duration of the Interest Period with respect thereto, and shall be signed by a Responsible Officer or duly authorized signatory of the applicable Borrower. No Bid Request shall contain a request for
(1) more than one Type of Competitive Revolving Loan, (2) Competitive Revolving Loans denominated in more than one currency or (3) Competitive Revolving Loans having more than three different Interest Periods. Bid Requests may be grouped and submitted together, but not more frequently than twice in any calendar week. Each such submission may contain up to five separate Bid Requests. Unless the Competitive Bid Agent otherwise agrees in its sole and absolute discretion, the Borrowers may not submit a Bid Request if another Bid Request has been submitted within the preceding five Business Days.

         (b)      Submitting Competitive Bids.

                  (i) After confirming with the Administrative Agent that the applicable Bid Request complies with the provisions of Section 2.01(e), the Competitive Bid Agent shall notify each Revolving Lender of each Bid Request received by it from the Borrowers and the contents of such Bid Request not later than 2:00 p.m. on the date it receives such Bid Request.

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

                  (ii) Each Revolving Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Competitive Revolving Loans in response to such Bid Request. Such Competitive Bid must be delivered to the Competitive Bid Agent not later than 10:00 a.m. (A) two Business Days prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans or Eurocurrency Margin Bid Loans denominated in Dollars, (B) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans or Eurocurrency Margin Bid Loans denominated in Available Foreign Currencies (other than Japanese yen) and (C) four Business Days prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans or Eurocurrency Margin Bid Loans denominated in Japanese yen; provided, however, that any Competitive Bid submitted by the Competitive Bid Agent in its capacity as a Revolving Lender in response to any Bid Request must be submitted to the Competitive Bid Agent not later than 10:15 a.m. on the date on which Competitive Bids are required to be delivered by the other Revolving Lenders in response to such Bid Request. Each Competitive Bid shall specify (1) the proposed date of the Bid Borrowing; (2) the principal amount of each Competitive Revolving Loan for which such Competitive Bid is being made, which principal amount
         (I) may be equal to, greater than or less than the Revolving Commitment of the bidding Lender, (II) must be in the amount of five million units of the Applicable Currency and integral multiples of one million units of the Applicable Currency in excess thereof, and (III) may not exceed the principal amount of Competitive Revolving Loans for which Competitive Bids were requested; (3) if the proposed Bid Borrowing is to consist of Absolute Rate Bid Loans, the Absolute Rate offered for each such Competitive Revolving Loan and the Interest Period applicable thereto; (4) if the proposed Bid Borrowing is to consist of Eurocurrency Margin Bid Loans, the Eurocurrency Bid Margin with respect to each such Eurocurrency Margin Bid Loan and the Interest Period applicable thereto; and (5) the identity of the bidding Lender.

                  (iii) Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Bid Request, or (E) is otherwise not responsive to such Bid Request. Any Revolving Lender may correct a Competitive Bid containing a manifest error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. The Competitive Bid Agent may, but shall not be required to, notify any Revolving Lender of any manifest error it detects in such Lender's Competitive Bid.

                  (iv) Subject only to the provisions of Sections 3.02, 3.03 and 5.02 and clause (iii) above, each Competitive Bid shall be irrevocable.

         (c) Notice to Borrowers of Competitive Bids. Not later than 11:00 a.m. (i) two Business Days prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans or Eurocurrency Margin Bid Loans denominated in Dollars, (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans or Eurocurrency Margin Bid Loans denominated in Available Foreign Currencies (other than Japanese yen) and (iii) four Business Days prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans or Eurocurrency Margin Bid Loans denominated in Japanese yen, the Competitive Bid Agent shall notify the applicable Borrower of the identity of each Revolving Lender that has submitted a Competitive Bid that complies with the foregoing subsection (b) and of the terms of the offers contained in each such Competitive Bid.

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

         (d) Acceptance of Competitive Bids. Not later than 11:30 a.m. (i) two Business Days prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans or Eurocurrency Margin Bid Loans denominated in Dollars, (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans or Eurocurrency Margin Bid Loans denominated in Available Foreign Currencies (other than Japanese yen) and
(iii) four Business Days prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans or Eurocurrency Margin Bid Loans denominated in Japanese yen, the Borrowers shall notify the Competitive Bid Agent of its acceptance or rejection of the offers notified to it pursuant to the foregoing subsection (c). The Borrowers shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted. The Borrowers may accept any Competitive Bid in whole or in part; provided that:

                  (A) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Bid Request;

                  (B) the principal amount of each Competitive Revolving Loan must be in the amount of five million units of the Applicable Currency and integral multiples of one million units of the Applicable Currency in excess thereof;

                  (C) the acceptance of offers may be made only on the basis of ascending Absolute Rates or Eurocurrency Bid Margins within each Interest Period; and

                  (D) the Borrowers may not accept any offer that is described in the foregoing subsection (b)(iii) above or that otherwise fails to comply with the requirements hereof.

         (e) Procedure for Identical Bids. If two or more Revolving Lenders have submitted Competitive Bids at the same Absolute Rate or Eurocurrency Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Competitive Bids in whole (together with any other Competitive Bids at lower Absolute Rates or Eurocurrency Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of the foregoing subsection (d)(C) above) would be to cause the aggregate outstanding principal amount of the applicable Bid Borrowing to exceed the amount specified therefor in the related Bid Request, then, unless otherwise agreed by the Borrowers, the Competitive Bid Agent and such Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Lender in respect of such Interest Period, at such Absolute Rate or Eurocurrency Bid Margin, without regard to the requirements of foregoing subsection (d)(B) above.

         (f) Notice to Lenders of Acceptance or Rejection of Bids. The Competitive Bid Agent shall promptly notify each Revolving Lender having submitted a Competitive Bid (with a copy to the Administrative Agent) whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Competitive Revolving Loan or Competitive Revolving Loans to be made by it on the date of the applicable Bid Borrowing. Any Competitive Bid or portion thereof that is not accepted by the Borrowers by the applicable time specified in foregoing subsection (d) above shall be deemed rejected.

         (g) Notice of Eurocurrency Rate. If any Bid Borrowing is to consist of Eurocurrency Margin Loans, the Competitive Bid Agent shall determine the Eurocurrency Rate for the relevant Interest Period, and promptly after making such determination, shall notify the applicable Borrower and the Revolving Lenders that will be participating in such Bid Borrowing of such Eurocurrency Rate.

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

         (h) Funding of Competitive Revolving Loans. Each Revolving Lender that has received notice pursuant to foregoing subsection (f) above that all or a portion of its Competitive Bid has been accepted by the Borrowers shall make the amount of its Competitive Revolving Loan(s) available to the Competitive Bid Agent in Same Day Funds at the Competitive Bid Agent's Lending Office (or such other office as provided to the Revolving Lenders by the Competitive Bid Agent) for the Applicable Currency not later than 1:00 p.m., in the case of any Competitive Revolving Loan denominated in Dollars, and not later than the Applicable Time specified by the Competitive Bid Agent in the case of any Competitive Revolving Loan in an Alternative Foreign Currency, in each case on the date of the requested Bid Borrowing. Upon satisfaction of the applicable conditions set forth in Section 5.02 and after the Competitive Bid Agent has received confirmation from the Administrative Agent that such Competitive Bid complies with the provisions of Section 2.01(e), the Competitive Bid Agent shall make all funds so received available to the Borrowers in like funds as received by the Competitive Bid Agent.

         (i) Notice of Range of Bids. After each Competitive Bid auction pursuant to this Section 2.11, the Competitive Bid Agent shall notify each Revolving Lender that submitted a Competitive Bid in such auction of the ranges of bids submitted (without the bidder's name) and accepted for each Competitive Revolving Loan and the aggregate amount of each Bid Borrowing.

         2.12 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year) or, in the case of interest in respect of Loans denominated in Foreign Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to
Section 2.14(a), bear interest for one day.

         2.13     Evidence of Debt.

         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon, and shall serve as the basis for determining amounts due and payable in connection with enforcement of the Credit Agreement and the Collateral Documents. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender (including the schedules to such Lender's Notes, if any) and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. The Borrowers shall execute and deliver to the Administrative Agent (i) a Revolving Note for each Revolving Lender that so requests, (ii) a Tranche A Term Note for each Tranche A Term Lender that so requests and (iii) a Tranche B Term Note for each Tranche B Term Lender that so requests, which Notes, in addition to such accounts or records, shall evidence such Lender's Loans. Each Lender may attach schedules to its Notes and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing

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

the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

         2.14     Payments Generally.

         (a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in Dollars shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein, and all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in Foreign Currencies shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in such Foreign Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the date specified herein. The Administrative Agent will promptly distribute to each Lender (i) with respect to such payments on the Revolving Obligations, its Revolving Commitment Percentage thereof, (ii) with respect to such payments on the Tranche A Term Loan, its Tranche A Term Loan Commitment Percentage thereof, (iii) with respect to such payments on the Tranche B Term Loan, its Tranche B Term Loan Commitment Percentage thereof or (iv) such other applicable share as provided herein, in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent (A) with respect to payments in Dollars, after 2:00 p.m. and (B) with respect to payments in Foreign Currencies, after the Applicable Time specified by the Administrative Agent, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) Except as otherwise provided in the definition of "Interest Period," if any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) If at any time insufficient funds are received by or are available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied
(i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender,
(ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

         (d) Unless the Borrowers or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrowers or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrowers or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

                  (i) if the Borrowers failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made

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

         available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and

                  (ii) (A) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrowers to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

                           (B) If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrowers, and the Borrowers shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing.

         Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

         (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (f) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

         (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.15 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it (excluding any amounts applied by the Swing Line Lender to outstanding Swing Line Loans), any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations

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in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Credit Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

         2.16 Designated Borrowers. FMCAG may request that any of its Subsidiaries (each, an "Applicant Borrower") be designated a Designated Borrower by delivery of a written request to the Administrative Agent, together with an executed copy of the Borrower Joinder Agreement, including the Designated Borrower Limit requested for such Applicant Borrower and, if applicable, requesting that the Applicant Borrower be a Primary Borrower hereunder. The Designated Borrower Limit for any Applicant Borrower that becomes a Primary Borrower shall be the same as the Designated Borrower Limit in effect for FMCH. The Administrative Agent will promptly notify the Lenders of any such request and will provide the Lenders with a copy of such Borrower Joinder Agreement. Designation of any Applicant Borrower as a Designated Borrower and approval of its Designated Borrower Limit is subject to (i) the prior consent of the Required Revolving Lenders in their sole discretion; provided that no consent shall be required for any Wholly Owned Subsidiary of FMCAG organized in an Approved Jurisdiction to become a Primary Borrower, (ii) delivery of each executed promissory note as may be requested by any Revolving Lender in connection therewith, and (iii) delivery of supporting resolutions, articles of incorporation and bylaws (or their equivalents), incumbency certificates, opinions of counsel and such other items as the Administrative Agent and the Required Lenders may request. The designation of an Applicant Borrower as a Designated Borrower shall be effective ten Business Days after (A) where applicable, receipt by the Administrative Agent of the consent of the Required Revolving Lenders and (B) receipt by the Administrative Agent of each of the items required pursuant to clauses (ii) and (iii) herein. Such Designated Borrower shall thereupon become a Designated Borrower and a Credit Party hereunder and shall be (1) entitled to all rights and benefits of a Designated Borrower hereunder and under each of the Credit Documents and (2) subject to all obligations of a Designated Borrower hereunder and under the Credit Documents.

         2.17 Removal of Borrowers. FMCAG may request that any Borrower (other than FMCAG and FMCH) cease to be a Borrower by delivering to the Administrative Agent (which shall promptly deliver copies thereof to each Lender) a written notice to such effect. If such Borrower is a Primary Borrower, it shall cease to be a Borrower on the date the Administrative Agent receives such written notice. If such Borrower is a Designated Borrower, it shall cease to be a Borrower on the later to occur of (i) the date the Administrative Agent receives such written notice, and (ii) the date such Designated Borrower has paid all of its obligations (including payment of cash collateral in respect of any L/C

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

Obligations outstanding for its benefit) and all accrued and unpaid interest, fees and other obligations hereunder or in connection herewith.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01     Taxes.

         (a) Except as provided below, any and all payments by the Borrowers to or for the account of the Administrative Agent or any Lender under any Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender and any of their respective Affiliates, taxes imposed on or measured by overall net income, and any franchise taxes, branch taxes, taxes on doing business or taxes on overall capital or net worth imposed (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent, such Lender or any of their respective Affiliates, as the case may be, is organized or maintains a lending office or in which its principal executive office is located (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Credit Document to the Administrative Agent or any Lender, except as otherwise provided in Section 11.15 hereof, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrowers shall make such deductions, (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty days after the date of such payment, the Borrowers shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrowers agree to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies that arise from any payment made under any Credit Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Credit Document (hereinafter referred to as "Other Taxes").

         (c) If the Borrowers shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Credit Document to the Administrative Agent or any Lender, the Borrowers shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) The Borrowers agree to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed

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

or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within thirty days after the date the Lender or the Administrative Agent makes a demand therefor.

         3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or a Foreign Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any Applicable Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the Applicable Currency or to convert Base Rate Loans to Eurocurrency Rate Loans in the Applicable Currency shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.03 Inability to Determine Rates. If the Administrative Agent (in consultation with the Lenders) determines that for any reason (i) deposits in the Applicable Currency are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period thereof, (ii) adequate and reasonable means do not exist for determining the Eurocurrency Base Rate for such Loan or (iii) the Eurocurrency Base Rate for such Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then the Administrative Agent will promptly so notify FMCAG and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended until the Administrative Agent (in consultation with the Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

         3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Loans.

         (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law in each case after the Closing Date, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from
(i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c) below), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the

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

Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         (c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender pursuant to regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) or the Mandatory Cost Rate imposed by the Bank of England or the Financial Services Authority of the United Kingdom (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice fifteen days prior to the relevant Interest Payment Date, such additional interest shall be due and payable fifteen days from receipt of such notice.

         (d) Each Lender and L/C Issuer agrees that, as promptly as practicable after the officer of such Lender or L/C Issuer responsible for administering the Loans or Letters of Credit of such Lender of L/C Issuer, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would entitle such Lender or L/C Issuer to receive payments under Section 3.04(a), (b) or (c), it will, to the extent not inconsistent with the internal policies of such Lender or L/C Issuer and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or L/C Issuer through another lending or letter of credit office of such Lender or L/C Issuer, or (ii) take such other measures as such Lender or L/C Issuer may deem reasonable, if as a result thereof the additional amounts which would otherwise be required to be paid to such Lender or L/C Issuer pursuant to Sections 3.04(a), (b) or (c) would be materially reduced and if, as determined by such Lender or L/C Issuer in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or would not be otherwise disadvantageous to the interests of such Lender or L/C Issuer, provided that such Lender of L/C Issuer will not be obligated to utilize such other lending or letter of credit office pursuant to this Section 3.04(d) unless the Borrowers agree to pay all incremental expenses incurred by such Lender or L/C Issuer as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by the borrowers pursuant to this Section 3.04(d) (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or L/C Issuer to the Borrowers (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

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

         3.05 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

                  (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

                  (b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowers; or

                  (c) any assignment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 11.16;

including any loss or expense arising from the liquidation or reemployment of funds (excluding loss of profit or margin) obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

         For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Base Rate used in determining the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the applicable offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

         3.06     Matters Applicable to all Requests for Compensation.

         (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

         (b)      Upon any Lender's making a claim for compensation under
Section 3.01 or 3.04, the Borrowers may replace such Lender in accordance with
Section 11.16.

         3.07 Survival. All of the Borrowers' obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV
                                    GUARANTY

         4.01     The Guaranty.

         (a) Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Swap Contract, the Administrative Agent and the Collateral Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory

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prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         (b) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Swap Contracts, the obligations of each Guarantor under this Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

         (c) With respect to the liability of any entity incorporated under the laws of Germany (a "German Guarantor") in respect of the guaranty set forth in this Article IV (each a "German Guaranty"), to the extent it secures the Indebtedness of FMCAG or any of its Subsidiaries (other than such German Guarantor and its Subsidiaries), the following shall apply:

                  (i) Nothing herein shall lead to an obligation of such German Guarantor to make a payment and the Collateral Agent agrees not to enforce such German Guaranty to the extent that a subsequent application of the proceeds (the "Proceeds") would have the effect of
         (i) reducing such German Guarantor's net assets (Nettovermogen) (the "Net Assets") to an amount less than its stated share capital (Stammkapital) or (ii) (if the Net Assets are already an amount less than the stated share capital) causing such amount to be further reduced, and thereby affects the assets required for the obligatory preservation of its stated share capital according to Sections 30, 31 of the German GmbH-Act (GmbH-Gesetz).

                  (ii) The value of the Net Assets shall be determined by means of a balance sheet prepared in accordance with the principles for ordinary bookkeeping and the preparation of balance sheets as they were consistently applied by such German Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss gem. Section 42 GmbH-Act, Sections 242, 264 HGB) in the previous years, save that:

                           (A) in the event that any party that is liable for a reimbursement to such German Guarantor (1) is unable to satisfy any recourse claim that such German Guarantor may have against such party due to the enforcement of claims under any of the Credit Documents or such German Guaranty and (2) this may trigger the insolvency of such German Guarantor, then for the determination of Net Assets the lower of the book value (Buchwert) and realization value (Liquidationswert) shall be relevant; and

                           (B) any amounts due and payable under such German Guaranty, which correspond to funds that have been borrowed under the Credit Agreement and have been on-lent to such German Guarantor or any of its subsidiaries, shall be disregarded to the extent that any such amount is still outstanding.

         The balance sheet shall be prepared by such German Guarantor within thirty days after the date of a payment request by the Collateral Agent under such German Guaranty. If (1) the balance sheet has not become available within the given period of time or does not comply as to form and content to generally accepted accounting principles applying in Germany for companies of the size of such German Guarantor, or (2) in case of cessation of payments by such German Guarantor or (3) the filing of an application for insolvency proceeding by such German Guarantor (in case of (2) and (3) irrespective of whether or not thirty days have lapsed), the Collateral Agent

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         (I) shall be entitled to enforce such German Guaranty in the full amount and (II) agrees to repay the Proceeds to such German Guarantor to the extent that such German Guarantor is able to demonstrate that the enforcement of the such German Guaranty violated the rules on preservation of the stated share capital under Sections 30, 31 GmbH-Act as set out in paragraph (i) above.

                  (iii) If the enforcement of such German Guaranty would be limited due to one of the effects referred to in paragraph (a) above, then such German Guarantor shall upon request of the Administrative Agent realize any and all of its assets that are shown in its balance sheet with a book value (Buchwert) that is in the opinion of the Administrative Agent significantly lower than the market value of the asset(s) if such asset(s) is/are not necessary for such German Guarantor's business (nicht betriebsnotwendig).

                  (iv) The limitation set out in (i) through (iii) above shall not apply while a loss and profit pooling agreement (Gewinnabfuhrungsvertrag) exists between such German Guarantor and FMCAG (such as, with respect to FMCD, the loss and profit pooling agreement dated 23 August 1996), and the compensation claim of such German Guarantor against FMCAG arising under any such loss and profit pooling agreement compensates for any loss incurred due to any payment of such German Guarantor under such German Guaranty.

                  (v) FMCAG undertakes neither to increase the stated share capital (Stammkapital) of such German Guarantor by way of a capital increase (Kapitalerhohung) nor to grant any shareholder loans to such German Guarantor (except for those loans which are funds under the Credit Agreement lent-on to such German Guarantor) without the prior written consent of the Administrative Agent. FMCAG undertakes to pay any such funds into the capital reserves (Kapitalrucklage, Section 266 paragraph 3 A.II.HGB) of such German Guarantor.

         (d) The liability of any entity incorporated under the laws of the Grand Duchy of Luxembourg (a "Luxembourg Guarantor") for obligations of any entity of which such Luxembourg Guarantor is a Subsidiary and/or for obligations of any of such Luxembourg Guarantor's Affiliates (other than its own Subsidiaries) in respect of the guaranty set forth in this Article IV shall be limited at any time to an aggregate amount not exceeding 95% of the greater of such Luxembourg Guarantor's own funds ("capitaux propres") as determined by
Article 213 and following of the Luxembourg Law of 10 August 1915 on Commercial Companies, as amended, (i) as set forth in its most recently approved financial statements or (ii) existing as of the Closing Date.

         4.02 Obligations Unconditional. The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Swap Contracts, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrowers or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been irrevocably paid in full and the Commitment have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

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                  (a)      at any time or from time to time, without notice to
         any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

                  (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Swap Contract between any Credit Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Swap Contracts shall be done or omitted;

                  (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Swap Contract between any Credit Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Swap Contracts shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

                  (d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

                  (e) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

         With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Swap Contract between any Credit Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Swap Contracts, or against any other Person under any other guarantee of, or security for, any of the Obligations.

         4.03     Reinstatement. The obligations of the Guarantors under this
Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings pursuant to any Debtor Relief Laws or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

         4.04 Certain Waivers. Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06. Each Guarantor further expressly waives any right to require that any action be brought against the Borrowers or any other Credit Party or to require recourse to security.

         4.05 Remedies. The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02)

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for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01.

         4.06 Rights of Contribution. The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.06 shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been paid in full and the Commitments have expired or terminated, and none of the Guarantors shall exercise any right or remedy under this Section 4.06 against any other Guarantor until such Obligations have been paid in full and the Commitments have expired or terminated. For purposes of this Section 4.06, (a) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Guaranteed Obligations; (b) "Ratable Share" shall mean, for any Guarantor in respect of any payment of Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Credit Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder) of the Credit Parties; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; (c) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Credit Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties) of the Credit Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment; and (d) "Guaranteed Obligations" shall mean the Obligations guaranteed by the Guarantors pursuant to this Article IV. This Section 4.06 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Law against the Borrowers in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor is relieved of its obligations in accordance with Section 10.11.

         4.07 Guaranty of Payment; Continuing Guaranty. The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

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                                    ARTICLE V
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         5.01 Conditions of Initial Credit Extensions. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

                  (a) The Administrative Agent's receipt of the following, properly executed by a Responsible Officer or duly authorized signatory of the applicable Credit Party, and in form and substance satisfactory to the Administrative Agent:

                           (i) executed counterparts of this Credit Agreement by the Credit Parties, the Lenders and the Administrative Agent;

                           (ii) if requested by a Lender, an executed Note in favor of such Lender;

                           (iii)    executed counterparts of the Pledge
                  Agreements;

                           (iv) a certificate of a Responsible Officer or duly authorized signatory of each Credit Party attaching each of the following documents and certifying that each is true and complete and in full force and effect as of the Closing
                  Date:

                                    (A)      copies of its certificate of
                           organization or the equivalent, certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its organization,

                                    (B)      copies of its bylaws, operating
                           agreement or partnership agreement or the equivalent of each Credit Party,

                                    (C)      copies of its resolutions approving
                           and adopting the Credit Documents to which it is party, the transactions contemplated therein, and authorizing the execution and delivery thereof, and

                                    (D)      original incumbency certificates
                           identifying the officers thereof authorized to act on its behalf in connection with the Credit Documents;

                           (v) certificates of good standing or the equivalent (if available from the applicable jurisdiction), certified as of a recent date by the appropriate Governmental Authorities, from each jurisdiction where failure to be in good standing could reasonably be expected to have a Material Adverse Effect;

                           (vi) favorable opinions of O'Melveny & Myers LLP, counsel to the Credit Parties and in-house counsel to FMCAG or its Subsidiaries (and as reasonably required by the Administrative Agent in connection with the Credit Documents, local counsel), dated as of the Closing Date, and in form and substance reasonably satisfactory to the Administrative Agent;

                           (vii) a certificate of a Responsible Officer or duly
                  authorized signatory of each Credit Party certifying that no consents, licenses or approvals are required in connection with the execution, delivery and performance by such Credit Party of the

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                  Credit Documents to which it is a party, other than and such consents, licenses and approvals that are in full force and effect and are attached thereto;

                           (viii) a certificate signed by a Responsible Officer or duly authorized signatory of FMCAG certifying that there has been no event or circumstance since December 31, 2001 that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

                           (ix) such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Lenders reasonably may require.

                  (b) The Collateral Agent's receipt of the following, properly executed by a Responsible Officer of the applicable Credit Party, and in form and substance satisfactory to the Collateral Agent:

                           (i) UCC Financing Statements. UCC financing statements for each jurisdiction as is necessary or appropriate, in the Collateral Agent's discretion, to perfect the security interests in the Collateral.

                           (ii) Certificated Interests. When required for perfection by applicable Law, original certificates evidencing the Capital Stock pledged pursuant to the Collateral Documents (to the extent such Capital Stock is certificated), together with undated stock transfer powers executed in blank.

                           (iii) Intercompany Notes. Original promissory notes evidencing intercompany loans or advances in excess of $50 million in any instance owing to any Credit Party by any Subsidiary of FMCAG that is not a Credit Party.

                  (c) Any other fees required to be paid on or before the Closing Date shall have been paid.

                  (d) Unless waived by the Administrative Agent, the Borrowers shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

         5.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (including requests for conversions or continuations) is subject to the following conditions precedent:

                  (a)      The representations and warranties contained in
         Article VI or any other Credit Document, or that are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

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                  (b)      No Default or Event of Default shall exist, or would
         result from such proposed Credit Extension.

                  (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

         Each Borrowing pursuant to any Request for Credit Extension (including requests for conversions or continuations) submitted by the Borrowers shall be deemed to be a representation and warranty by such Borrowers that the conditions specified in Section 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         The Credit Parties represent and warrant to the Administrative Agent and the Lenders that:

         6.01 Existence, Qualification and Power; Compliance with Laws. Each Credit Party (a) is a corporation, partnership, limited liability company or other entity duly organized or formed, validly existing and in good standing (to the extent such concept exists in the applicable jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Credit Documents to which it is a party, (c) is duly qualified and is licensed and in good standing (to the extent such concept exists in the applicable jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, (d) is in compliance with all Laws and (e) has, to the extent applicable: (i) entered into and maintains in good standing its Medicare Provider Agreements and Medicaid Provider Agreements and (ii) ensured that all such required licenses are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited; except in the case of clauses (b)(i), (b)(ii), (c), (d) and
(e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.02 Authorization; No Contravention. The execution, delivery and performance by each Credit Party of each Credit Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person's Organization Documents; (b) materially conflict with or result in any material breach or contravention of, or the creation of any Lien under, (i) any material Contractual Obligation to which such Person is a party or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) violate any Law; or (d) except to the extent it would not have a Material Adverse Effect, result in a limitation on any licenses, permits or other approvals applicable to the business, operations or properties of any Credit Party or adversely affect the ability of any Credit Party to participate in any Medical Reimbursement Programs.

         6.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party of this Credit Agreement or any other Credit Document.

         6.04 Binding Effect. This Credit Agreement and each other Credit Document has been duly executed and delivered by each Credit Party that is party thereto. This Credit Agreement and the other

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Credit Documents constitute legal, valid and binding obligations of such Credit
Party, enforceable against such Credit Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors' rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law).

         6.05     Financial Statements.

         (a) The audited consolidated balance sheets of the Consolidated Group for the fiscal year ended December 31, 2001, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, including the notes thereto (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (B) fairly present the financial condition of the Consolidated Group as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (C) reflect all material indebtedness and other material liabilities, direct or contingent, as of the date thereof, including liabilities for taxes, material commitments and Indebtedness of the Consolidated Group.

         (b) The unaudited consolidated financial statements of the Consolidated Group dated September 30, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (B) fairly present the financial condition of the Consolidated Group as of the date thereof and their results of operations for the period covered thereby, subject, to the absence of footnotes and to normal year-end audit adjustments.

         6.06 No Material Adverse Effect. Since December 31, 2001, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

         6.07 Litigation. There are no actions, suits, investigations, criminal prosecutions, civil investigative demands, imposition of criminal or civil fines or penalties, proceedings, claims or disputes pending or, to the knowledge of the Borrowers after due and diligent investigation, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any member of the Consolidated Group or against any of their respective properties or revenues that (a) purport to affect or pertain to this Credit Agreement or any other Credit Document, or any of the transactions contemplated hereby, or (b) if determined adversely, would reasonably be expected to have a Material Adverse Effect.

         6.08 No Default. No member of the Consolidated Group is in default under or with respect to any Contractual Obligation that would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Credit Agreement or any other Credit Document.

         6.09 Ownership of Property; Liens. Each member of the Consolidated Group has good record and marketable title to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Consolidated Group is subject to no Liens, other than Liens permitted by Section 8.02.

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         6.10     Environmental Compliance. No member of the Consolidated Group has any liability or responsibility under any claim in respect of the violation of any Environmental Laws, except for such claims that would not reasonably be expected to have a Material Adverse Effect.

         6.11 Insurance. The properties of the Consolidated Group are insured pursuant to self-insurance arrangements or with financially sound and reputable insurance companies that are not Affiliates of the Borrowers, in each case in such kinds, types, amounts and with such deductibles and self-insurance retentions as are in accordance with sound business practice.

         6.12 Taxes. Each member of the Consolidated Group has filed all material federal, state and other tax returns and reports required to be filed, and have paid all taxes shown thereon to be due and has paid all other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrowers or any Subsidiary that would, if made, have a Material Adverse Effect.

         6.13     ERISA Compliance.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS or an application for such a letter is pending before the IRS with respect thereto and, to the best knowledge of the Borrowers, nothing has occurred that would prevent, or cause the loss of, such qualification. The Borrowers and each ERISA Affiliate have made all required contributions to each Plan subject to
Section 412 of the Internal Revenue Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of the Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) Except to the extent it would not reasonably be expected to have a Material Adverse Effect (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) neither the Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred that, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrowers nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA.

         6.14 Jurisdiction of Organization, Capital Stock and Ownership of Credit Parties.

         (a) Set forth on Schedule 6.14, with respect to each Credit Party, is the jurisdiction of organization, classes of Capital Stock (including options, warrants, rights of subscription, conversion, exchangeability and other similar rights), ownership and ownership percentages thereof. The outstanding

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shares of Capital Stock have been validly issued, fully paid and are non-assessable and owned free of Liens other than Liens permitted by Section
8.02. The outstanding shares of Capital Stock shown are not the subject of buy-sell, voting trust or other shareholder agreement except as identified on
Schedule 6.14.

         (b) Each of the Borrowers (other than FMCAG) is a Wholly Owned Subsidiary of FMCAG.

         (c)      As of the Closing Date, NMC is a Wholly Owned Subsidiary of
FMCH.

         6.15 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

         (a) The Credit Parties are not engaged and will not engage, principally or as one of their important activities, in the business of purchasing or carrying "margin stock" (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets subject to the provisions of Section 8.02 or Section 8.05 or subject to any restriction contained in any agreement or instrument between a Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness will be margin stock.

         (b) None of the Credit Parties, any Person Controlling a Credit Party, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         6.16 Disclosure. No report, financial statement, certificate or other information (other than information of a general economic nature) furnished (whether in writing or orally) by or on behalf of any Credit Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Credit Agreement or delivered hereunder (as modified or supplemented by other information so furnished) taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that projections are subject to uncertainties and contingencies beyond the control of the Credit Parties and that no assurance can be given that such projections will be realized.

         6.17 Compliance with Laws. Each member of the Consolidated Group is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions, settlements or other agreements with any Governmental Authority and decrees applicable to it or to its properties (including the CIA), except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         6.18 Intellectual Property; Licenses, Etc. Except to the extent it would not reasonably be expected to have a Material Adverse Effect, (a) the Consolidated Group owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, (b) to the best knowledge of the Credit Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any member of

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the Consolidated Group infringes upon any rights held by any other Person, and
(c) no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Credit Parties, threatened.

         6.19 Pledge Agreements. Each Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the holders of the Obligations, a legal, valid and enforceable security interest in the Collateral identified therein, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors' rights generally and by equitable principles of law (regardless of whether enforcement is ought in equity or at law) and, when such Collateral is delivered to the Collateral Agent, each Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other Lien.

         6.20 Reimbursement from Medical Reimbursement Programs. The accounts receivable of each of the Domestic Credit Parties have been and will continue to be adjusted in all material respects to reflect the reimbursement policies (both those most recently published in writing as well as those not in writing that have been verbally communicated) of any Medical Reimbursement Program (including Medicare, Medicaid, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, alternative delivery systems, managed care systems, government contracting agencies and other third party payors) applicable to such Credit Party. In particular, such accounts receivable relating to any Medical Reimbursement Program do not and shall not exceed amounts any obligee is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to its usual charges, in each case to the extent it would not reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

         Until the Loan Obligations shall have been paid in full or otherwise satisfied, and the Commitments hereunder shall have expired or been terminated, the Credit Parties will, and will cause members of the Consolidated Group to:

         7.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

                  (a) as soon as available, and in any event within five days after the date such information is required to be delivered to the SEC (but not in any event more than ninety-five days after the end of any fiscal year), consolidated balance sheets of FMCAG and its Subsidiaries, as at the end of each fiscal year (beginning with the fiscal year ending December 31, 2002), and the related consolidated statements of income or operations, and the related statements of shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall state that such accountants conducted their audit of such financial statements in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit or other material qualification or exception of any kind; and

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                  (b)      as soon as available, and in any event within five
         days after the date such information is required to be delivered to the SEC (but not in any event more than fifty days after the end of any fiscal quarter), consolidated balance sheets of FMCAG and its Subsidiaries, as at the end of for each of the first three fiscal quarters of each fiscal year, and the related consolidated statements of income or operations, and the related statements of shareholders' equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer thereof as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 7.02(c), the Borrowers shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrowers to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

         7.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

                  (a) concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

                  (b) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer (i) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the financial covenants, (ii) demonstrating compliance with certain other covenants contained herein (including certain Indebtedness permitted under Section 8.01, certain Investments permitted under Section 8.03 and certain Restricted Payments permitted under Section 8.06), (iii) certifying that no Default or Event of Default exists as of the date thereof (or the nature and extent thereof and proposed actions with respect thereto) and (iv) to the extent necessary pursuant to Section 1.03, including a summary of all material changes in or the consistent application of GAAP affecting the numeric value of the financial covenants, and a reconciliation between calculation of the financial covenants (and determination of the applicable pricing level under the definition of "Applicable Percentage") before and after giving effect to such changes;

                  (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrowers, and copies of all annual, regular, periodic and special reports and registration statements that the Borrowers may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

                  (d) promptly, such additional information regarding the business, financial or corporate affairs of members of the Consolidated Group, or compliance with the terms of the Credit Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

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         Documents required to be delivered pursuant to Section 7.01(a) or (b)
or Section 7.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which FMCAG posts such documents at sec.gov/edaux/searches.htm, or provides a link thereto on FMCAG's website on the internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on FMCAG's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) FMCAG shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests FMCAG to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) FMCAG shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance FMCAG shall be required to provide paper copies of the Compliance Certificates required by Section 7.02(b) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by FMCAG with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

         7.03 Notification. Promptly notify the Administrative Agent and each Lender:

                  (a) after any Credit Party knows or has reason to know of the occurrence of any Default or Event of Default;

                  (b) of any matter that has resulted or, if adversely determined, would reasonably be expected to result in a Material Adverse Effect, including as a result of (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrowers or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrowers or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrowers or any Subsidiary, including pursuant to any applicable Environmental Laws;

                  (c)      of the occurrence of any ERISA Event;

                  (d) of any material change in accounting policies or financial reporting practices by members of the Consolidated Group to the extent such change affects compliance with the financial covenants hereunder;

                  (e) of any notice of intent to exclude, any notice of proposal to exclude issued by the OIG or any other Exclusion Event that would reasonably be expected to result in a Material Adverse Effect;

                  (f) of (i) the institution of any investigation, review or proceeding against any Credit Party to suspend, revoke or terminate (or that may result in the termination of) any Medicaid Provider Agreement or Medicare Provider Agreement, or any such investigation or proceeding that may result in an Exclusion Event, (ii) any notice of loss or threatened loss of accreditation, loss of participation under any Medical Reimbursement Program or loss of applicable health care

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         license, or (iii) payment of any penalties or the imposition of any other remedies pursuant to the CIA, in each case, that would reasonably be expected to result in a Material Adverse Effect.

                  (g) of any change in the rating from Moody's or S&P for the unsecured non-credit enhanced long-term senior debt of FMCAG; and

                  (h) of the issuance of any material indictment or the initiation of other material criminal proceedings against any member of the Consolidated Group and provide a certificate, signed by a Responsible Officer, setting forth a detailed description of the nature of the proceedings and the relevant facts in connection therewith together with an estimation of the fines, penalties and damages sought in connection therewith.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Credit Agreement and any other Credit Document that have been breached.

         7.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including
(a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained; (b) all lawful claims that, if overdue and unpaid, would by law become a Lien upon its property (other than Liens permitted hereunder); and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         7.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         7.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted;
(b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

         7.07 Maintenance of Insurance. Maintain in full force and effect, self-insurance arrangements or insurance with financially sound and reputable insurance companies that are not Affiliates, with respect to its properties and business against loss or damage of the kinds, of such types, in such amounts and with such deductibles and self-insurance retentions as are in accordance with sound business practice.

         7.08     Compliance with Laws.

         (a) Except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect, cause each member of the Consolidated Group to (i) comply with all the requirements of

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Law (including Titles XVIII and XIX of the Social Security Act, Medicare
Regulations, Medicaid Regulations), and all restrictions and requirements imposed by any Governmental Authority, applicable to it and its Property (including the CIA, Environmental Laws and ERISA), (ii) obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated (including professional licenses, CLIA certifications, Medicare Provider Agreements and Medicaid Provider Agreements),
(iii) ensure that billing policies, arrangements, protocols and instructions will comply with reimbursement requirements under Medicare, Medicaid and other Medical Reimbursement Programs and will be administered by properly trained personnel and (iv) make commercially reasonable efforts to implement policies that are consistent with the Standards for the Privacy of Individually Identifiable Health Information (the "Privacy Standards") implementing the privacy requirements of the Administrative Simplification subtitle of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) set forth at 45 CFR Parts 160 and 164 on or before the date that such Privacy Standards become applicable to members of the Consolidated Group.

         (b) FMCH has in place and shall maintain a compliance program for its Subsidiaries that is reasonably designed to provide effective internal controls that promote adherence to, prevent and detect material violations of, any Medicaid Regulations and Medicare Regulations applicable to its Subsidiaries and to comply with all applicable requirements of the CIA, which compliance program includes the implementation of internal audits and monitoring on a regular basis to monitor compliance therewith, with such regulations and the CIA.

         7.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP (or, with respect to any foreign entity, the equivalent) shall be made of all financial transactions and matters involving the assets and business of the Borrowers or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrowers or such Subsidiary, as the case may be.

         7.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof (other than materials protected by attorney client privilege or that a Credit Party may not disclose without violation of a confidentiality obligation binding on it) or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice; provided, however, that when an Event of Default exists the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of FMCAG at any time during normal business hours and without advance notice.

         7.11 Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Credit Document.

         7.12 Joinder of Additional Guarantors. Notify the Administrative Agent at the time that (a) any Person becomes a MATERIAL Subsidiary of FMCH, or
(b) any Subsidiary of FMCAG that is not a Credit Party issues or becomes obligated with respect to Subordinated Debt pursuant to Section 8.01(j), and promptly thereafter (and in any event within sixty days), cause such Person to
(i) become a Guarantor by executing and delivering to the Administrative Agent a Guarantor Joinder Agreement or such other document as the Administrative Agent shall deem appropriate and (ii) deliver to the Administrative Agent such organizational documents, resolutions, opinions of counsel and such other documents as it shall reasonably request in connection therewith, all in form, content and scope reasonably satisfactory to the

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Administrative Agent. Without limiting the foregoing provisions regarding the required joinder of Guarantors, FMCAG may, in its discretion, join any other Subsidiary as a Guarantor hereunder.

         7.13 Pledge of Capital Stock. Cause the following to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent pursuant to the Collateral Documents: (a) 100% of the issued and outstanding Capital Stock with ordinary voting power issued to FMCAG or any of its Subsidiaries of (i) FMCH and each of its Material Subsidiaries (whether currently existing or hereafter formed or acquired), (ii) FMCD and (iii) FMCF-II and (b) 100% of the issued and outstanding Capital Stock with ordinary voting power (or, if less, the maximum percentage that would not result in material adverse tax consequences) of each Material Subsidiary of FMCAG (whether currently existing or hereafter formed or acquired); provided in each case that any preferred stock issued by FMCH outstanding as of the Closing Date shall not be pledged pursuant hereto. The Credit Parties shall cause to be delivered to the Collateral Agent such certificates, documents or other agreements as it shall reasonably request in connection herewith, all in form, content and scope reasonably satisfactory to the Collateral Agent.

         7.14     Pledge of Intercompany Notes Evidencing Loans and Advances.
(a) Cause any intercompany loans or advances in excess of $50 million in any instance extended pursuant to the terms of Section 8.03(l) hereof and owing to a Credit Party by a member of the Consolidated Group that is not a Credit Party to be evidenced by promissory notes, (b) cause each such note to be pledged by the holder thereof against receipt therefor to the Collateral Agent as additional security for the Obligations and (c) cause such notes and related loan documents to be delivered to the Collateral Agent; provided that the Collateral Agent agrees to exercise the same duty of care with respect to such notes as it is required to exercise with respect to any possessory collateral that may be delivered to it from time to time pursuant to the Pledge Agreement for the pledge of the Capital Stock issued by the Domestic Subsidiaries of FMCH, to account for any monies received by it on the same basis as set forth therein, to apply such monies in accordance with Section 9.03 and to return such note to FMCAG or any of its Subsidiaries upon request following payment or other satisfaction of the obligation represented thereby, or the earlier termination of the Commitments and payment in full of the Obligations hereunder.

         7.15 Ownership. Except as otherwise permitted under Section 8.04, at all times (a) each of the Primary Borrowers (other than FMCAG) shall be a Wholly Owned Subsidiary of FMCAG and (b) NMC shall be a Wholly Owned Subsidiary of FMCH.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

         Until the Loan Obligations shall have been paid in full or otherwise satisfied, and until the Commitments hereunder shall have expired or been terminated, the Credit Parties will not, and will not permit members of the Consolidated Group to:

         8.01 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness arising or existing under this Credit Agreement and the other Credit Documents;

                  (b) Indebtedness identified on Schedule 8.01, and any refinancings, refundings, renewals or extensions thereof, provided that the principal amount of such Indebtedness is not increased at the time of any such refinancing, refunding, renewal or extension (except that the terms of any such refinancing, refunding, renewal or extension shall be on terms consistent with prevailing market standards, but not materially less favorable to the member of the Consolidated

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         Group than the terms of the Indebtedness that is the subject of such refinancing, refunding, renewal or extension), but the amount of any such refinancing, refunding, renewal or extension may include (i) the amount of unfunded commitments relating thereto and (ii) the costs thereof, including reasonable fees and expenses in connection therewith);

                  (c) unsecured intercompany Indebtedness among members of the Consolidated Group to the extent permitted by Section 8.03;

                  (d) Indebtedness and obligations (contingent or otherwise) owing under Swap Contracts, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for the purposes of speculation or taking a "market view";

                  (e) Indebtedness under capital leases, Synthetic Lease obligations and purchase money obligations incurred to provide all or a portion of the purchase price (or cost of construction or acquisition), in each case, for capital assets and refinancings, refundings, renewals or extensions thereof, provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset, (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (iii) for the Consolidated Group taken as a whole, the total amount of all such Indebtedness incurred after the Closing Date plus the Attributed Principal Amount of Sale and Leaseback Transactions entered into after the Closing Date that are not otherwise included in such Indebtedness shall not exceed $250 million in the aggregate at any time;

                  (f) Indebtedness and obligations under Permitted Receivables Financings, provided that the Attributed Principal Amount of all such Permitted Receivables Financings shall not exceed $750 million in the aggregate at any time;

                  (g) senior Funded Debt of FMCAG and its Subsidiaries in a principal amount not to exceed $700 million (or the Dollar Equivalent thereof on the date on which the amount is fixed, to the extent that any such Indebtedness is denominated other than in Dollars) in the aggregate at any time outstanding, provided that not more than $550 million of such Funded Debt may be issued, assumed or guaranteed by the Credit Parties generally;

                  (h) in addition to Indebtedness otherwise permitted under this Section 8.01, senior Funded Debt of FMCH and its Subsidiaries in a principal amount not to exceed $50 million (or the Dollar Equivalent thereof on the date on which the amount is fixed, to the extent that any such Indebtedness is denominated other than in Dollars) in the aggregate at any time outstanding;

                  (i) customer deposits and advance payments received from customers for goods purchased in the ordinary course of business;

                  (j) in addition to Indebtedness otherwise permitted under this Section 8.01, Subordinated Debt and Support Obligations relating thereto, provided that (i) the maturity date for any such debt is not earlier than the maturity date of the Tranche B Term Loan, (ii) such Subordinated Debt and any Support Obligations relating thereto shall be subordinated to the Obligations hereunder on terms and conditions materially no less favorable to the Lenders than those in the Trust Preferred Subdebt issued and outstanding on the Closing Date or on terms and conditions otherwise reasonably acceptable to the Administrative Agent and the Required

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         Lenders and (iii) any Person that gives a Support Obligation in respect of any such Subordinated Debt shall also give a guaranty of the Obligations hereunder and become a Guarantor hereunder, provided further, that on the date of issuance, incurrence or assumption of any such additional Subordinated Debt, (A) no Default or Event of Default shall then exist and be continuing immediately before or after giving effect thereto, (B) the Consolidated Group shall be in compliance with the financial covenants hereunder after giving effect thereto on a Pro Forma Basis and (C) a Responsible Officer of FMCAG shall provide a compliance certificate, in form and detail satisfactory to the Administrative Agent, affirming the matters in this subsection;

                  (k) Indebtedness of FMCAG and its Subsidiaries owing to Fresenius AG and any of its Subsidiaries (other than FMCAG and its Subsidiaries) in an aggregate principal amount not to exceed $400 million at any time outstanding (the "AG Debt"); provided that such Indebtedness shall be subordinated to the Obligations on terms and conditions materially no less favorable to the Lenders than those in the Trust Preferred Subdebt issued and outstanding on the Closing Date or on terms and conditions otherwise reasonably acceptable to the Administrative Agent and the Required Lenders; and

                  (l) Indebtedness in respect of convertible bonds referred to in Section 8.03(g).

         8.02 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

                  (a) Liens to secure the loans and obligations owing under the Credit Documents;

                  (b) Liens in favor of a Lender or any of its Affiliates pursuant to a Swap Contract permitted hereunder, but only to the extent that (i) the obligations under such Swap Contract are permitted under
         Section 8.01, (ii) such Liens are on the same collateral that secures the Obligations hereunder and (iii) the obligations under such Swap Contract and the Obligations share pari passu in the collateral subject to such Liens;

                  (c)      Liens existing on the date hereof and listed on
         Schedule 8.02 and any renewals or extensions thereof, provided that the property covered thereby is not broadened or increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.01;

                  (d) Liens for taxes, assessments or governmental charges or levies not yet due or payable or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

                  (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's, supplier's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than thirty days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

                  (f) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

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                  (g)      deposits to secure the performance of bids, trade
         contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (h) easements, rights-of-way, restrictions minor defects or irregularities in title and other similar encumbrances affecting real property that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

                  (i) Liens securing attachments or judgments for the payment of money not constituting an Event of Default under Section 9.01(h) or securing appeal or other surety bonds related to such judgments;

                  (j) Liens securing, or in respect of, obligations under capital leases or Synthetic Leases and purchase money obligations for fixed or capital assets permitted hereunder, provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

                  (k) Liens on the property or assets of any Credit Party granted in connection with Sale and Leaseback Transactions permitted hereunder;

                  (l) Liens on the property or assets granted in connection with Permitted Receivable Financings (including any related filings of financing statements), provided that such Liens shall extend only to those accounts receivable and related property that are the subject of the Permitted Receivables Financing;

                  (m) leases and subleases of real property granted to others not interfering in any material respect with the business of any member of the Consolidated Group;

                  (n) any interest of title of a lessor under, and Liens arising under UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

                  (o) normal and customary rights of setoff on deposits of cash in favor of banks and other depository institutions;

                  (p) Liens in favor of customs and revenue authorities required as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (q) Liens created or deemed to exist by the establishment of trusts for the purpose of satisfying (i) Governmental Reimbursement Program Costs and (ii) other actions or claims pertaining to the same or related matters or other Medical Reimbursement Programs, provided in each case that (A) adequate reserves for such claims or actions have been established and (B) contributions to such trusts in respect of such actions or claims shall not exceed $60 million at any time;

                  (r) Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section 8.02,

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

         provided that (i) such Indebtedness is not secured by any additional assets of the Consolidated Group and (ii) the amount of such Indebtedness secured by any such Lien is not increased; and

                  (s) Liens other than those referred to herein above, provided that (i) the aggregate amount of all Indebtedness secured thereby does not at any time exceed $50 million and (ii) the Liens do not cover or extend to any of the collateral pledged to secure the Obligations hereunder.

         8.03     Investments. Make any Investments, except:

                  (a) cash (including cash held in non-time deposit accounts) and Cash Equivalents;

                  (b) accounts receivable created, acquired or made by a member of the Consolidated Group in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (c) Investments consisting of stock, obligations, securities or other property received by a member of the Consolidated Group in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors;

                  (d) Investments consisting of capital contributions and equity Investments made by members of the Consolidated Group in other members of the Consolidated Group prior to the Closing Date;

                  (e) Investments existing on the Closing Date and set forth on Schedule 8.03;

                  (f)      Guaranty Obligations permitted by Section 8.01;

                  (g) loans to employees, directors or officers in connection with the award of convertible bonds under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement in an aggregate amount not to exceed $20 million (net of Indebtedness owing by members of the Consolidated Group to such employees, directors or officers under convertible bonds) in the aggregate at any time outstanding;

                  (h) other advances or loans to directors, officers, employees or agents not to exceed $10 million in the aggregate at any one time outstanding,

                  (i) advances or loans to customers or suppliers that do not exceed $40 million in the aggregate at any one time outstanding;

                  (j) Investments by a member or an Affiliate of a member of the Consolidated Group in connection with a Permitted Receivables Financing;

                  (k)      Investments by FMCAG and its Subsidiaries in and to
         (i) any Credit Party that is organized and existing under the laws of an Approved Jurisdiction and (ii) any Subsidiary of FMCH that is not a Credit Party, provided that, in each case, if such Investment is an Acquisition of Capital Stock or property of a Person that was not a member of the Consolidated Group prior thereto, it shall be a Permitted Acquisition.

                  (l) Investments by FMCAG and its Subsidiaries in members of the Consolidated Group where such Investments are not permitted under subsection (k) above, provided that (i) members of the Consolidated Group (other than FMCH and its Subsidiaries) that are not

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

         Credit Parties or that are Credit Parties organized and existing under the laws of a non-Approved Jurisdiction may make such Investments in and to other members of the Consolidated Group (other than FMCH and its Subsidiaries) that are not Credit Parties or that are Credit Parties organized and existing under the laws of a non-Approved Jurisdiction,
         (ii) members of the Consolidated Group may make other such Investments in an aggregate amount outstanding at any time (excluding those Investments permitted by clauses (d) and (e) of this Section 8.03) not to exceed 15% of consolidated total assets of the Consolidated Group,
         (iii) if any such Investment is an Acquisition of Capital Stock or property of a Person that was not a member of the Consolidated Group prior thereto, it shall be a Permitted Acquisition, (iv) there shall be no contractual restriction or limitation on the repayment of any such Investment and (v) where any such Investments made pursuant to clause
         (ii) above constitute loans or advances, such loans or advances shall be pledged as collateral hereunder to the extent required under Section 7.14;

                  (m) Investments by FMCAG and its Subsidiaries in and to joint ventures or other entities in which FMCAG, directly or indirectly, owns less than a majority of the Capital Stock with ordinary voting power of such venture or entity and loans or other advances to or in Fresenius AG; provided that (i) the aggregate principal amount of all such Investments under this subsection (m) shall not exceed $300 million at any time, (ii) the aggregate principal amount of any loans or other advances to Fresenius AG shall not exceed $200 million at any time so long as Fresenius AG owns more than 50% of the Capital Stock of FMCAG with ordinary voting power, and otherwise, $100 million and (iii) in each such case there shall be no contractual restriction or limitation on repayment thereof by the joint venture or other entity in which such Investment is made;

                  (n) Investments by members of the Consolidated Group in Fresenius AG or a common "cash pool" for investment purposes maintained by Fresenius AG for the investment of funds on an overnight basis; and

                  (o) other loans, advances or investments of a nature not contemplated in the foregoing subsections in an amount not to exceed $50 million in the aggregate at any time outstanding.

         8.04 Merger and Consolidation. Enter into a transaction of merger or consolidation; provided that so long as no Default or Event of Default then exists or would result therefrom:

                  (a) a Domestic Subsidiary may merge or consolidate with another Domestic Subsidiary, provided that (i) FMCH shall not merge or consolidate with another Person (other than NMC or a direct Wholly Owned Domestic Subsidiary of FMCAG) unless FMCH shall be the surviving corporation or entity and (ii) if the merger or consolidation involves a Domestic Credit Party then, in addition to the conditions contained in clause (i), the surviving corporation or entity shall be either the Domestic Credit Party or such surviving corporation or entity shall become a Guarantor pursuant to the terms of Section 7.12 immediately after the consummation of such merger or consolidation;

                  (b) a Foreign Subsidiary may merge or consolidate with any other Foreign Subsidiary, provided that (i) FMCAG shall not merge or consolidate with another Person unless FMCAG shall be the surviving corporation or entity and (ii) if such merger or consolidation involves a Credit Party, the surviving corporation or entity shall either be a Credit Party or shall become a Guarantor pursuant to the terms of
         Section 7.12 immediately after the consummation of such merger or consolidation; and

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

                  (c) members of the Consolidated Group may merge or consolidate with Persons that are not members of the Consolidated Group, provided that (i) the transaction shall constitute a Permitted Acquisition and shall be permitted by Section 8.03, (ii) the member of the Consolidated Group shall be the surviving entity, (iii) if the member of the Consolidated Group that is a party to the merger or consolidation is a Wholly Owned Subsidiary of FMCH, then the surviving entity shall be a Wholly Owned Subsidiary of FMCH, (iv) if the member of the Consolidated Group that is a party to the merger or consolidation is a Guarantor hereunder, the surviving entity shall be a Guarantor hereunder and (v) no Default or Event of Default shall then exist and be continuing immediately before or immediately after giving effect thereto.

         8.05     Dispositions. Make any Disposition, except:

                  (a) the sale of inventory in the ordinary course of business for fair consideration;

                  (b) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business;

                  (c)      a Permitted Receivables Financing as provided for in
         Section 8.01(f);

                  (d) in the case of Sale and Leaseback Transactions, Dispositions of property (i) if the subject lease is a capital lease under GAAP, the transaction shall be permitted under Section 8.01(e) and (ii) if the subject lease is an operating lease under GAAP, the sum of Indebtedness under capital leases, Synthetic Leases and purchase money obligations incurred to provide all or a portion of the purchase price (or cost of construction or acquisition), in each case for capital assets, plus the Attributed Principal Amount of Sale and Leaseback Transactions not otherwise included in the foregoing Indebtedness shall not exceed the amount referenced in Section 8.01(e);

                  (e) Dispositions from a Credit Party to any other Credit Party, and Dispositions from a member of the Consolidated Group that is not a Credit Party to any other member of the Consolidated Group;

                  (f) Dispositions from a Credit Party to any other member of the Consolidated Group that is not a Credit Party if (i) such Disposition consists of inventory that is sold in the ordinary course of business or (ii) such Dispositions are for fair consideration; and

                  (g) Dispositions not otherwise permitted under this Section, provided that (i) the aggregate book value of property so sold or otherwise disposed of under this clause (g) in any given fiscal year shall not exceed an amount equal to 5% of Consolidated Net Worth as of the end of the fiscal year immediately preceding the date of determination, (ii) no Default or Event of Default shall then exist or would result therefrom after giving effect thereto on a Pro Forma Basis and (iii) the Net Cash Proceeds therefrom shall be applied in accordance with the provisions of Section 2.06(c).

         8.06 Restricted Payments. FMCAG will not make or permit any Restricted Payment, unless and to the extent that (a) no Default or Event of Default shall exist after giving effect thereto on a Pro Forma Basis and (b) the aggregate amount of Restricted Payments in any calendar year shall not in any event exceed the amount set out in Schedule 8.06.

         8.07 Prepayment of Other Subordinated Debt. Make any prepayment, redemption, defeasance or acquisition for value of (including, without limitation, by way of depositing money or securities with

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

the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange of any Trust Preferred Securities or Subordinated Debt (other than as may be required by the terms of any Subordinated Debt assumed in connection with a Permitted Acquisition or pursuant to Section 8.10, within six months of the related acquisition or on other terms reasonably acceptable to the Administrative Agent and the Required Lenders); provided, that, so long as the Consolidated Senior Leverage Ratio is less than 2.0:1.0 at the time of such purchase, any member of the Consolidated Group may purchase or repurchase Trust Preferred Securities in a cumulative aggregate amount for all members of the Consolidated Group after the Closing Date not to exceed $50 million.

         8.08 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Consolidated Group on the date hereof or any business substantially related or incidental thereto.

         8.09 Transactions with Affiliates. Enter into any transaction with any Affiliate of the Borrowers, whether or not in the ordinary course of business, other than (a) as described on Schedule 8.09, (b) transactions between Credit Parties, (c) transactions between a Credit Party and a member of the Consolidated Group that is not a Credit Party to the extent it would not be materially detrimental to the interests of FMCH, (d) customary fees and expenses paid to directors and (e) transactions that are on fair and reasonable terms substantially as favorable to such member of the Consolidated Group as would be obtainable by such member of the Consolidated Group at the time in a comparable arm's length transaction with a Person other than an Affiliate.

         8.10 No Further Negative Pledges. Except in connection with Indebtedness permitted under clauses (b), (e), (f), (g), (h) and (j) of Section 8.01, no member of the Consolidated Group will enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired; provided that (i) in the case of Indebtedness under clauses
(e) and (f) of Section 8.01, such prohibition or limitations shall relate to the specific property (and related property) to which such Indebtedness relates,
(ii) in the case of Indebtedness under clause (b) of Section 8.01, such prohibitions or limitations shall not be more restrictive on the members of the Consolidated Group than those in effect on the Closing Date and (iii) if the scope of such prohibitions or restrictions in the documents relating to any assumed Subordinated Debt is materially more restrictive on FMCAG and its Subsidiaries than the corresponding prohibitions and restrictions under the Trust Preferred Subdebt outstanding on the Closing Date, such Subordinated Debt shall be prepaid, redeemed, defeased or otherwise acquired for value, or refinanced or otherwise amended on terms reasonably acceptable to the Administrative Agent and the Required Lenders, within six months of the related Acquisition.

         8.11 Use of Proceeds. Use the proceeds of Credit Extensions for any purpose other than (a) to refinance existing Indebtedness of the Consolidated Group, and (b) for working capital and other general corporate purposes of members of the Consolidated Group, including Permitted Acquisitions. The proceeds of the Credit Extensions will not in any event be used in violation of the provisions of Regulation U of the FRB.

         8.12 Fiscal Year. Change its fiscal year without the prior written consent of the Required Lenders.

         8.13     Financial Covenants.

         (a) Consolidated Leverage Ratio. As of the end of each fiscal quarter, the Consolidated Leverage Ratio will not exceed:

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

----------------------------------------------------------------
                                              Maximum
   Fiscal Quarter Ending             Consolidated Leverage Ratio
----------------------------------------------------------------
   Closing Date through                       4.0:1.0
    December 30, 2003
December 31, 2003 through                    3.75:1.0
    December 30, 2004
December 31, 2004 through                     3.5:1.0
    December 30, 2005
December 31, 2005 through                    3.25:1.0
    December 30, 2006
December 31, 2006 through                     3.0:1.0
    December 30, 2007
   December 31, 2007 and                      2.5:1.0
       thereafter
----------------------------------------------------------------

         (b) Consolidated Fixed Charge Coverage Ratio. As of the end of each fiscal quarter, the Consolidated Fixed Charge Coverage Ratio will not be less than 1.1:1.0.

         (c) Consolidated Net Worth. As of the end of each fiscal quarter, Consolidated Net Worth shall not be less than the sum of (a) $2.5 billion, plus
(b) as of the end of each fiscal year, an amount equal to 50% of Consolidated Net Income for the year then ended (but not less than zero), such increases to be cumulative, plus (c) an amount equal to 100% of the Net Cash Proceeds from Equity Transactions occurring after the Closing Date.

                                   ARTICLE IX
                         EVENTS OF DEFAULT AND REMEDIES

         9.01 Events of Default. Any of the following shall constitute an Event of Default:

                  (a) Non-Payment. The Borrowers or any other Credit Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or
         (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Credit Document; or

                  (b) Specific Covenants. The Borrowers fails to perform or observe any term, covenant or agreement contained in any of Section
         7.02 or 7.03, or Article VIII; or

                  (c) Other Defaults. Any Credit Party fails to perform or observe any other covenant or agreement (not specified in subsection
         (a) or (b) above) contained in any Credit Document on its part to be performed or observed (subject to applicable grace or cure periods, if any) and such failure continues unremedied for a period of at least thirty days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or

                  (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrowers or any other Credit Party herein, in any other Credit Document, or in any document delivered in connection herewith or therewith shall prove to be false or misleading in any material respect when made or deemed made; or

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

                  (e) Cross-Default. (i) Any member of the Consolidated Group (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Support Obligations (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50 million, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Support Obligations or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Support Obligations (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Support Obligations to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrowers or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrowers or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrowers or such Subsidiary as a result thereof is greater than $50 million; or

                  (f) Insolvency Proceedings, Etc. Any member of the Consolidated Group (other than any Immaterial Foreign Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

                  (g) Inability to Pay Debts; Attachment. (i) Any member of the Consolidated Group (other than any Immaterial Foreign Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

                  (h) Judgments. There is entered against member of the Consolidated Group (i) a final judgment or order for the payment of money in an aggregate amount exceeding $50 million (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) such judgment or order is not paid, bonded or otherwise discharged within thirty days of entry thereof and enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty consecutive days during which a stay of

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

         enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect (it being understood and agreed for the purposes of clarification that any judgment or order entered into in connection with the W.R. Grace bankruptcy that relates to the settlement of the fraudulent transfer and related claims against members of the Consolidated Group is not included within the scope of this provision); or

                  (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of the Borrowers under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $50 million, or (ii) the Borrowers or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50 million; or

                  (j) Invalidity of Credit Documents. Any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Credit Party or any other Person contests in any manner the validity or enforceability of any Credit Document; or any Credit Party denies that it has any or further liability or obligation under any Credit Document, or purports to revoke, terminate or rescind any Credit Document;

                  (k) Exclusion Event. There occurs any Exclusion Event that has, or could reasonably be expected to have, a Material Adverse Effect; or

                  (l)      Change of Control. There occurs any Change of
         Control.

         9.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

                  (a) declare the commitments of the Lenders to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

                  (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

                  (c) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the Dollar Equivalent of the Outstanding Amount thereof); and

                  (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Credit Documents or applicable law;

provided, however, that upon the occurrence of an event under Section 9.01(f), the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

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

         9.03 Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent (or, as applicable, the Collateral Agent) in the following order:

                  First, to the payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Collateral Agent in its capacity as such, including all amounts incurred in the execution of its duties as collateral agent and the exercise of rights and remedies in respect of the collateral;

                  Second, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

                  Third, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause payable to them;

                  Fourth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Swap Contract between any Credit Party and any Lender, or any Affiliate of a Lender, to the extent such Swap Contract is permitted by Section 8.01, ratably among the Lenders (and, in the case of such Swap Contracts, Affiliates of Lenders) in proportion to the respective amounts described in this clause Fourth held by them;

                  Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings and breakage, termination or other payments, and any interest accrued thereon, due under any Swap Contract between any Credit Party and any Lender, or any Affiliate of a Lender, to the extent such Swap Contract is permitted by Section 8.01(d), and to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders (and, in the case of such Swap Contracts, Affiliates of Lenders) in proportion to the respective amounts described in this clause Fifth held by them; and

                  Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.08(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

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                                    ARTICLE X
                              ADMINISTRATIVE AGENT

         10.01 Appointment and Authorization of Administrative Agent and Collateral Agent.

         (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action (including taking action to raise a Spanish notarial deed ("documento publico") in connection with any Credit Document and any Assignment and Assumption Agreement) on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Credit Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) Each Lender hereby irrevocably appoints, designates and authorizes the Collateral Agent to take such action (including taking action to raise a Spanish notarial deed ("documento publico") in connection with any Credit Document and any Assignment and Assumption Agreement) on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. The Collateral Agent shall act on behalf of the Lenders with respect to any Collateral and the Collateral Documents, and the Collateral Agent shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Collateral Agent in connection with the Collateral or the Collateral Documents as fully as if the term "Administrative Agent" as used in this Article X and in the definition of "Agent-Related Person" included the Collateral Agent with respect to such acts or omissions, and (ii) as additionally provided herein and in the other Credit Documents with respect to the Collateral Agent.

         (c) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article X and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

         10.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Credit Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

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         10.03    Liability of Administrative Agent. No Agent-Related Person
shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or
(b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

         10.04    Reliance by Administrative Agent.

         The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders (or such greater number of Lenders as may be expressly required hereunder in any particular instance) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         10.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrowers referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the requisite Lenders in accordance herewith; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         10.06 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including

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whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrowers and the other Credit Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates that may come into the possession of any Agent-Related Person.

         10.07 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders (or such greater number of Lenders as may be expressly required hereunder in any particular instance) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

         10.08 Administrative Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any

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other Lender and may exercise such rights and powers as though it were not the
Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         10.09 Successor Administrative Agent. The Administrative Agent may voluntarily resign as Administrative Agent upon thirty days' notice to the Lenders, and shall, upon thirty days' notice to the Administrative Agent, resign at the request, with or without cause, of the Required Lenders (provided at all times other than during the existence of an Event of Default, such request for resignation by the Required Lenders shall require the written consent of the Borrowers, which consent shall not be unreasonably withheld or delayed) within thirty days of its receipt of such request for resignation; provided that any such resignation by Bank of America shall also constitute its resignation as Collateral Agent, L/C Issuer and Swing Line Lender. If the Administrative Agent resigns under this Credit Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrowers at all times other than during the existence of an Event of Default (which consent of the Borrowers shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender and such respective terms shall mean such successor administrative agent, collateral agent, Letter of Credit issuer and swing line lender, and the retiring Administrative Agent's appointment, powers and duties in such capacities shall be terminated without any other or further act or deed on its behalf. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X and Sections 11.04 and
11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date thirty days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         10.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations (other than obligations under Swap Contracts to which the Administrative Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.04 and 11.04) allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

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and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.04 and 11.04.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

         10.11 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder and to release any Collateral if such release is appropriate as a result of a transaction permitted hereunder.

         Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release any Guarantor from its obligations hereunder pursuant to this Section 10.11.

         10.12 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Credit Agreement as a "co-syndication agent," "co-documentation agent," "joint lead arranger" or "book manager" shall have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.01 Amendments, Etc. No amendment or waiver of, or any consent to deviation from, any provision of this Credit Agreement or any other Credit Document shall be effective unless in writing and signed by the Borrowers and the Required Lenders and acknowledged by the Administrative Agent, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given; provided, however, that:

                  (a) unless also signed by each Lender directly affected thereby, no such amendment, waiver or consent shall:

                           (i) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02), it being understood that the waiver of an Event of Default or a mandatory reduction or a mandatory prepayment in Commitments shall not be considered an increase in Commitments,

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                           (ii)     waive non-payment or postpone any date fixed
                  by this Credit Agreement or any other Credit Document for any payment of principal, interest, fees or other amounts due to any Lender hereunder or under any other Credit Document,

                           (iii) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Credit Document; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of "Default Rate" or to waive any obligation of the Borrowers to pay interest at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder,

                           (iv)     change any provision of this Credit
                  Agreement regarding pro rata sharing or pro rata funding with respect to (A) the making of advances (including participations), (B) the manner of application of payments or prepayments of principal, interest, or fees, (C) the manner of application of reimbursement obligations from drawings under Letters of Credit, or (D) the manner of reduction of commitments and committed amounts,

                           (v) change any provision of this Section 11.01(a) or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder,

                           (vi) release all or substantially all of the Guarantors from their obligations hereunder (other than as provided herein or as appropriate in connection with transactions permitted hereunder), or

                           (vii) release all or substantially all of the Collateral (other than as provided herein or as appropriate in connection with transactions permitted hereunder);

                  (b) unless also signed by the Required Revolving Lenders, no such amendment, waiver or consent shall:

                           (i) waive any Default or Event of Default for purposes of Section 5.02,

                           (ii) amend or waive any mandatory prepayment on the Revolving Obligations under Section 2.06(b) or the manner of application thereof to the Revolving Obligations under
                  Section 2.06(c),

                           (iii)    amend or waive the provisions of Section
                  5.02 (Conditions to all Credit Extensions), Section 7.12 (Joinder of Additional Guarantors), Article VIII (Negative Covenants), Article IX (Events of Default), this Section 11.01(b) or the definition of "Required Revolving Lenders";

                  (c) unless also signed by the Required Tranche A Term Lenders, no such amendment, waiver or consent shall:

                           (i) amend or waive any mandatory prepayment on the Tranche A Term Loan Obligations under Section 2.06(b) or the manner of application thereof to the Tranche A Term Loan Obligations under Section 2.06(c), or

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                           (ii)     amend or waive the provisions of this
                  Section 11.01(c) or the definition of "Required Tranche A Term Lenders";

                  (d) unless also signed by the Required Tranche B Term Lenders, no such amendment, waiver or consent shall:

                           (i) amend or waive any mandatory prepayment on the Tranche B Term Loan Obligations under Section 2.06(b) or the manner of application thereof to the Tranche B Term Loan Obligations under Section 2.06(c), or

                           (ii)     amend or waive the provisions of this
                  Section 11.01(d) or the definition of "Required Tranche B Term Lenders";

                  (e) unless also signed by the L/C Issuer, no such amendment, waiver or consent shall affect the rights or duties of the L/C Issuer under this Credit Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it;

                  (f) unless also signed by the Swing Line Lender, no such amendment, waiver or consent shall affect the rights or duties of the Swing Line Lender under this Credit Agreement;

                  (g) unless also signed by the Administrative Agent, no such amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Credit Agreement or any other Credit Document and unless also signed by the Collateral Agent, no such amendment, waiver or consent shall affect the rights or duties of the Collateral Agent under this Credit Agreement or any other Credit Document.

Notwithstanding any provision to the contrary contained herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy or insolvency reorganization plan that affects the Loans, (iii) each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein, (iv) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

         11.02    Notices and Other Communications; Facsimile Copies.

         (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed (unless such notice is to FMCAG or any Foreign Subsidiary of FMCAG), faxed or delivered, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made, to the address, facsimile number, electronic mail address or telephone number specified for the applicable party on Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; provided that all notices given to FMCAG hereunder shall simultaneously be given to FMCH. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) with respect to any Domestic Credit Party, if delivered by mail, four Business Days after deposit in the mails, by registered or certified mail,

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postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

         (b) Effectiveness of Facsimile Documents and Signatures. Credit Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Credit Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) Limited Use of Electronic Mail. With respect to any notices or deliveries required hereunder, electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 7.02, and to distribute Credit Documents for execution by the parties thereto, and may not be used for any other purpose.

         (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner provided herein, were incomplete or were not preceded or followed by any other form of notice provided herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         11.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         11.04 Attorney Costs and Expenses. The Borrowers agree (a) to pay directly to the provider thereof or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Credit Agreement and the other Credit Documents, or preservation of any rights or remedies under this Credit Agreement or the other Credit Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) if an Event of Default has occurred and is continuing, to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Credit Agreement or the other Credit Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any

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proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section 11.04 shall be payable within thirty days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

         11.05 Indemnification by the Borrowers. Whether or not the transactions contemplated hereby are consummated, the Borrowers shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, advisors and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever (subject to the provisions of Section
3.01 with respect to Taxes, Other Taxes and Excluded Taxes) that may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Credit Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (c) any actual or threatened claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Credit Agreement, and no Indemnitee shall have any liability for any indirect or consequential damages relating to this Credit Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 11.05 shall be payable within thirty days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

         11.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

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         11.07    Successors and Assigns.

         (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (other than as provided in Section 2.17) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection
(f) or (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void); provided that no such assignment, participation or transfer shall, without the consent of FMCAG, require FMCAG to file a registration statement with the SEC or apply to qualify such assignment, participation or other transfer under the securities laws of any state. Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

         (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption Agreement, as of the Trade Date, shall not be less than $5 million, in the case of Revolving Loans, and $1 million, in the case of Term Loans, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, FMCAG otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) any assignment of a Commitment must be approved by the Administrative Agent and the L/C Issuers (each such approval not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender or an Affiliate of a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500 payable by the assigning Lender or the Eligible Assignee. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request of the assignee Lender, the Borrowers shall execute and deliver a Note to such Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be

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treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers' Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that extends the time for, reduces the amount or alters the application of proceeds with respect to such obligations and payments required thereon that directly affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of and subject to the obligations of a Lender set forth in Sections 3.01, 3.04 and 3.05 and shall be subject to replacement in accordance with
Section 11.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of and subject to the obligations of a Lender set forth in Section 11.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply and complies with Section 11.15 as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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         (g)      Notwithstanding anything to the contrary contained herein, any
Lender that is a Fund may (without notice to or the consent of the Administrative Agent or the Borrowers) create a security interest in all or any portion of the Loans owing to it (and its Note, if any) to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this
Section 11.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Credit Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Credit Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

         (h) Notwithstanding anything to the contrary contained herein, (i) if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon Thirty days' notice to the Borrowers, resign as Domestic Swing Line Lender, (ii) if at any time Dresdner Bank AG in Frankfurt am Main assigns all of its Commitment and Loans pursuant to subsection (b) above, it may, upon thirty days' notice to the Borrowers, resign as Foreign Swing Line Lender and (iii) if any L/C Issuer at any time assigns all of its Commitment and Loans pursuant to subsection (b) above, such L/C Issuer may, upon thirty days' notice to the Borrowers and the Lenders, resign as an L/C Issuer. If any L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit issued by it outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Revolving Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.08(c)). If Bank of America resigns as Domestic Swing Line Lender, it shall retain all the rights of the Domestic Swing Line Lender provided for hereunder with respect to Domestic Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Loans or fund risk participations in outstanding Domestic Swing Line Loans pursuant to Section 2.09(b). In the event of any such resignation as Domestic Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor Domestic Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as Domestic Swing Line Lender. If Dresdner Bank AG in Frankfurt am Main resigns as Foreign Swing Line Lender, it shall retain all the rights of the Foreign Swing Line Lender provided for hereunder with respect to Foreign Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Loans or fund risk participations in outstanding Foreign Swing Line Loans pursuant to
Section 2.10(b). In the event of any such resignation as Foreign Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor Foreign Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Dresdner Bank AG in Frankfurt am Main as Foreign Swing Line Lender.

         11.08 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors, in connection with matters relating to the credit relationship with members of the Consolidated Group and/or the administration of the Credit Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or

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Participant in, any of its rights or obligations under this Credit Agreement or
(ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Credit Parties; (g) with the consent of the Borrowers; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrowers; (i) to the National Association of Insurance Commissioners or any other similar organization; or (j) to any nationally recognized rating agency that requires access to a Lender's or an Affiliate's investment portfolio in connection with ratings issued with respect to such Lender or Affiliate. In addition, the Administrative Agent and the Lenders may disclose the existence of this Credit Agreement and non-confidential information about this Credit Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Credit Agreement, the other Credit Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from any Credit Party relating to any Credit Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party; provided that, in the case of information received from a Credit Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, for the purpose of ensuring that the Credit Documents and the transactions contemplated thereby are not treated as entered into under "conditions of confidentiality" within the meaning of Section 6111(d)(2) of the Internal Revenue Code, and United States Treasury Department Regulations ("Treas. Reg.") Section 301.6111-2T(c) and Treas. Reg. Section 1.6011-4T(b)(3), the parties hereto agree and confirm that, at all times effective as of commencement of discussions regarding the Credit Documents and the transactions contemplated thereby, each of them and any of their employees, representatives or other agents is authorized to disclose to any and all persons, without limitation of any kind, the structure and tax aspects of the Credit Documents and the transactions contemplated thereby and all materials of any kind (including opinions or other tax analyses) that are provided to any of them related to such structure and tax aspects. Each such party also agrees and acknowledges that (i) disclosure of the structure or tax aspects of the Credit Documents and the transactions contemplated thereby is not and has not been limited in any way by any express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding) and (ii) it does not know or has reason to know that its use or disclosure of information relating to the structure or tax aspects of the Credit Documents and the transactions contemplated thereby is limited in any other manner (such as a claim that it is proprietary or exclusive) for the benefit of any other person who makes or provides a statement, oral or written (or for whose benefit a statement is made or provided) as to the potential tax consequences that may result from the transaction.

         11.09 Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender and to the fullest extent permitted by law, each of its Affiliates are authorized at any time and from time to time, without prior notice to the Borrowers or any other Credit Party, any such notice being waived by the Borrowers (on its own behalf and on behalf of each Credit Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or Affiliate to or for the credit or the account of the respective Credit Parties against any and all Obligations owing to such Lender hereunder or under any other Credit Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Credit Agreement or any other Credit Document and although such Obligations may be contingent or unmatured or denominated in a currency different from

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that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify FMCAG and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         11.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

         11.11 Counterparts. This Credit Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.12 Integration; Amendment and Restatement. This Credit Agreement amends and restates the Existing Credit Agreement and, together with the other Credit Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and of the other Credit Documents and supersedes all prior agreements, written or oral, on such subject matter (including the Existing Credit Agreement). In the event of any conflict between the provisions of this Credit Agreement and those of any other Credit Document, the provisions of this Credit Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Credit Document shall not be deemed a conflict with this Credit Agreement. Each Credit Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. The Lenders hereby agree that with respect to any transaction, action or failure to act by any member of the Consolidated Group that would have constituted a default or event of default under the Existing Credit Agreement, such default or event of default is waived to the extent such transaction, action or failure to act is permitted by the terms of this Credit Agreement.

         11.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         11.14 Severability. If any provision of this Credit Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Credit Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to

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that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.15    Tax Forms.

         (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment under this Credit Agreement or any Note (or upon accepting an assignment of an interest herein), (A) two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to a complete exemption from any United States withholding tax on any payments to be made to such Foreign Lender by the Borrowers pursuant to this Credit Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrowers pursuant to this Credit Agreement being subject to full United States income tax) or such other evidence satisfactory to the Borrowers and the Administrative Agent that such Foreign Lender is entitled to a complete exemption from United States withholding tax, including any exemption pursuant to Section 881(c) of the Internal Revenue Code and (B) two duly signed completed copies of IRS Form W-8, or applicable successor form, certifying that it is entitled to an exemption from United States backup withholding tax. For the avoidance of doubt, in the case of an exemption under Section 881(c) of the Internal Revenue Code, such other satisfactory evidence shall include a statement under penalties of perjury that such Lender (1) is not a "bank" under Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to nay Governmental Authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (2) is not a 10% shareholder of any of the Borrowers within the meaning of Section 811(c)(3)(B) of the Internal Revenue Code and (3) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrowers and the Administrative Agent of any available exemption from United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrowers pursuant to this Credit Agreement, (B) promptly notify the Administrative Agent of any change in circumstances that would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrowers make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

                  (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Credit Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such

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         sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code, to establish that such Lender is not acting for its own account with respect to the remaining portion of any such sums payable to such Lender.

                  (iii) The Borrowers shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 11.15(a) or
         (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 11.15(a); provided that if such Lender shall have satisfied the requirement of this Section 11.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Credit Documents, nothing in this Section 11.15(a) shall relieve the Borrowers of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Credit Documents is not subject to withholding or is subject to withholding at a reduced rate.

                  (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Credit Documents with respect to which the Borrowers are not required to pay additional amounts under this Section 11.15(a).

         (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Internal Revenue Code, without reduction.

         (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

         11.16 Replacement of Lenders. Under any circumstances set forth herein providing that the Borrowers shall have the right to replace a Lender as a party to this Credit Agreement, the Borrowers may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by the Borrowers in such instance) pursuant to Section 11.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrowers; provided, however, that if the Borrowers elect to exercise such right with respect to any Lender pursuant to
Section 3.06(b), they shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to Section 3.01 or 3.04. Any assignment made pursuant to this Section shall be made at par, together with accrued interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05). Any Lender being replaced shall execute and deliver an Assignment and Assumption Agreement with respect to such Lender's Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans; provided that the processing and recordation fee in connection with any assignment made pursuant to this Section shall be payable by the Borrowers.

         11.17 Source of Funds. Each of the Lenders hereby represents and warrants to the Borrowers that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

                  (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

                  (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrowers the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

                  (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA; or

                  (d) such funds constitute assets of one or more specific benefit plans that such Lender has identified in writing to the Borrowers.

         As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings provided in Section 3 of ERISA.

         11.18    Nature of Obligations of the Borrowers.

         (a) The obligations of each of the Primary Borrowers, as borrowers hereunder, shall be joint and several in nature for all Loan Obligations and other obligations owing hereunder or under the other Credit Documents; provided that: (i) the obligations of any Primary Borrower as a joint and several obligor hereunder in respect of such obligations shall not in any event exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law, (ii) none of the Primary Borrowers shall exercise any right of subrogation, indemnity, reimbursement or contribution against any other Borrower or Guarantor until such time as the Loan Obligations and the other obligations owing hereunder and under the other Credit Documents have been irrevocably paid in full and the commitments relating thereto have expired or been terminated, and (iii) each Primary Borrower expressly waives any requirement that the Administrative Agent or any Lender, or any of their officers, agents or representatives, exhaust any right, power or remedy or first proceed under any of the Credit Documents or against any other Borrower, Guarantor, other Person or collateral.

         (b) The obligations of each of the Designated Borrowers, as borrowers hereunder, shall be several (and not joint) in nature and shall be limited in each case to the obligations borrowed by such Designated Borrower hereunder.

         11.19 Release. Each of the borrowers (including the borrowers, co-borrowers, designated borrowers and primary borrowers) and each of the guarantors under the Existing Credit Agreement that, in each case, are not Credit Parties under this Credit Agreement as of the Closing Date immediately upon the effectiveness of this Credit Agreement (collectively, the "Released Parties"), are hereby released from all of their liabilities and obligations under the Existing Credit Agreement and this Credit Agreement as of the Closing Date, provided that such release shall not prevent any such Released Party from hereafter joining as a Credit Party hereunder pursuant to the terms of Sections 2.16 or 7.12. In addition, any security, pledge or like agreements entered into by the parties to the Existing Credit Agreement that grant an interest for the benefit of the lenders thereunder in collateral that is not Collateral under this Credit Agreement (the "Released Collateral") are deemed terminated, the obligations under such agreements are hereby deemed terminated (other than any such obligations that by their terms survive termination of such agreements), and any and all liens and security interests with respect to such Released Collateral are deemed terminated. The Administrative Agent and the Collateral Agent will assist in the removal of any and all liens and security interests with respect to the Released Collateral, and will execute and deliver such further documents and instruments and take such further actions as may be reasonably requested by such Released Parties in connection therewith. In consideration of such release, each of the Released Parties hereby releases the Administrative Agent, the Lenders (including the Departing Lenders), and each of their respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the Closing Date.

         11.20 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document from one currency into another currency, the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase such currency with such other currency on the Business Day preceding the day on which final judgment is given. The obligation of the Borrowers in respect of any such sum due to the Administrative Agent or the Lenders hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Credit Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable law).

         11.21 Reallocation of Commitments. Each Lender that will hold a greater percentage of the Commitments on the Closing Date than such Lender held under the Existing Credit Agreement immediately prior to the effectiveness hereof, including any Lender not party to the Existing Credit Agreement (the "Purchasing Lenders") shall be deemed to have automatically purchased an assignment and assumption on a pro rata basis from the Selling Lenders, effective as of the Closing Date simultaneously with the effectiveness hereof, of all of such Selling Lender's rights and obligations (including, to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of such Selling Lender against any Person, whether known or unknown, arising under or in connection with the Existing Credit Agreement, the documents delivered pursuant thereto and the transactions governed thereby or in any way based on or related to any of the foregoing, whether at law or in equity) under the Existing Credit Agreement and the other Credit Documents to the extent related to such Selling Lender's Assigned Interest such that, after giving effect to such assignment and assumptions, each Lender's Commitments shall be as set forth on Schedule 2.01 and the Departing Lenders shall have no commitments or obligations hereunder as of the Closing Date. Each such assignment and assumption shall be at par and without recourse, representation or warranty, provided that each Selling Lender shall be deemed to represent and warrant to each Purchasing Lender that it is the legal and beneficial owner of its Assigned Interest and that the rights and obligations assigned by such Selling Lender are free and clear of any lien, encumbrance or other adverse claim created by such Selling Lender. The Administrative Agent will calculate the amount to be paid to each Departing Lender in connection with the assignment and assumptions effected hereby on the Closing Date, and will distribute the proceeds of such amounts to each of the Departing Lenders on the Closing Date, in accordance with their pro rata share thereof. On the Closing Date, the principal amount of all loans outstanding under the Existing Credit Agreement shall be deemed repaid from the proceeds of the Term Loans.

         11.22    Power of Attorney.

         (a) Without limiting any other authority granted to the Collateral Agent herein or in any other Credit Document, each Lender hereby specifically authorizes the Collateral Agent to enter, as agent on behalf of the Lenders (with the effect that each Lender shall become a party thereunder), (i) any Pledge Agreements governed by German Law and (ii) the Parallel Debt Agreement. The authorization granted in herein above comprises any action or declaration the Collateral Agent may deem necessary in connection with such Pledge Agreements (including any action or declaration that the Collateral Agent deems to be necessary in order to create a valid Pledge Agreement governed by German
Law) or the Parallel Debt Agreement, and are explicitly exempt from any restriction to act for various parties to such Pledge Agreements or to the Parallel Debt Agreement. The Collateral Agent has the power to sub-delegate its powers as agent of each of the Lenders granted by this Section 11.22(a) to third parties.

         (b) The Credit Parties hereby specifically authorize and instruct FMCAG to enter into the Parallel Debt Agreement, as agent on behalf of the Credit Parties (with the effect that each Credit Party shall become a party thereunder). FMCAG has the power to sub-delegate its powers as agent of each of the Credit Parties granted by this Section 11.22(b) to third parties.

         11.23    GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY CREDIT DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, THAT MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         11.24 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         11.25 Entire Agreement. THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         11.26 Conflict. To the extent there is any conflict or inconsistency between the provisions hereof and the provisions of any Credit Document, this Credit Agreement shall control.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written.

BORROWERS:             FRESENIUS MEDICAL CARE AG, a German
                       corporation

                       By: /s/ Dr. Ulf Markus Schneider
                           -----------------------------------------------------
                       Name:  Dr. Ulf Markus Schneider
                       Title: Member of the Management Board

                       By: /s/ Dr. Rainer Runte
                           -----------------------------------------------------
                       Name:  Dr. Rainer Runte
                       Title: Deputy member of the Management Board

                       FRESENIUS MEDICAL CARE HOLDINGS, INC., a
                       New York corporation

                       By: /s/ Jerry Schneider
                           -----------------------------------------------------
                       Name:  Jerry Schneider
                       Title: Chief Financial Officer

                       FMC FINANCE II S.a.r.l., a private limited company (societe a responsabilite limitee) organized under the laws of Luxembourg

                       By: /s/ Dr. Andrea Stopper
                           -----------------------------------------------------
                       Name:   Dr. Andrea Stopper
                       Title:  Managing Director

                       By: /s/ Gabriele Dux
                           -----------------------------------------------------
                       Name:   Gabriele Dux
                       Title:  Managing Director

GUARANTORS:            FRESENIUS MEDICAL CARE AG, a German
                       corporation

                       By: /s/ Dr. Ulf Markus Schneider
                           -----------------------------------------------------
                       Name:   Dr. Ulf Markus Schneider
                       Title:  Member of the Management Board

                       By: /s/ Dr. Rainer Runte
                           -----------------------------------------------------
                       Name:   Dr. Rainer Runte
                       Title:  Deputy member of the Management Board

                       FRESENIUS MEDICAL CARE HOLDINGS, INC., a
                       New York corporation

                       By: /s/ Jerry Schneider
                           -----------------------------------------------------
                       Name:   Jerry Schneider
                       Title:  Chief Financial Officer

                       FMC FINANCE II S.a.r.l., a private limited company (societe a responsabilite limitee) organized under the laws of Luxembourg

                       By: /s/ Dr. Andrea Stopper
                           -----------------------------------------------------
                       Name:   Dr. Andrea Stopper
                       Title:  Managing Director

                       By: /s/ Gabriele Dux
                           -----------------------------------------------------
                       Name:   Gabriele Dux
                       Title:  Managing Director

                       NATIONAL MEDICAL CARE, INC., a Delaware
                       corporation

                       By: /s/ Jerry Schneider
                           -----------------------------------------------------
                       Name:   Jerry Schneider
                       Title:  Chief Financial Officer

                       FRESENIUS MEDICAL CARE DEUTSCHLAND
                       GmbH, a German corporation

                       By: /s/ Dr. Emanuele Gatti
                           -----------------------------------------------------
                       Name:   Dr. Emanuele Gatti
                       Title:  Managing Director

                       By: /s/ Roberto Fuste
                           -----------------------------------------------------
                       Name:   Roberto Fuste
                       Title:  Managing Director

                       FMC TRUST FINANCE S.a.r.l. LUXEMBOURG, a private limited company (societe a responsabilite limitee) organized under the laws of Luxembourg

                       By: /s/ Dr. Andrea Stopper
                           -----------------------------------------------------
                       Name:   Dr. Andrea Stopper
                       Title:  Managing Director

                       FMC TRUST FINANCE S.a.r.l. LUXEMBOURG-III, a private limited company (societe a responsabilite limitee) organized under the laws of Luxembourg

                       By: /s/ Gabriele Dux
                           -----------------------------------------------------
                       Name:   Gabriele Dux
                       Title:  Managing Director

                       BIO-MEDICAL APPLICATIONS MANAGEMENT
                       COMPANY, INC., a Delaware corporation,

                       BIO-MEDICAL APPLICATIONS OF ARIZONA,
                       INC., a Delaware corporation,

                       BIO-MEDICAL APPLICATIONS OF CALIFORNIA,
                       INC., a Delaware corporation,

                       BIO-MEDICAL APPLICATIONS OF LOUISIANA,
                       LLC, a Delaware limited liability company,

                       BIO-MEDICAL APPLICATIONS OF MAINE, INC., a
                       Delaware corporation,

                       BIO-MEDICAL APPLICATIONS OF NEW MEXICO,
                       INC., a Delaware corporation,

                       BIO-MEDICAL APPLICATIONS OF NEW YORK,
                       INC., a Delaware corporation,

                       BIO-MEDICAL APPLICATIONS OF NORTH
                       CAROLINA, INC., a Delaware corporation,

                       BIO-MEDICAL APPLICATIONS OF
                       PENNSYLVANIA, INC., a Delaware corporation,

                       BIO-MEDICAL APPLICATIONS OF SOUTH
                       CAROLINA, INC., a Delaware corporation,

                       BIO-MEDICAL APPLICATIONS OF TEXAS, INC., a
                       Delaware corporation,

                       By: /s/ Mark Fawcett
                           -----------------------------------------------------
                       Name:   Mark Fawcett
                       Title:  Assistant Treasurer
                                for each of the foregoing

                       EVEREST HEALTHCARE HOLDINGS, INC., a
                       Delaware corporation

                       By: /s/ Mark Fawcett
                           -----------------------------------------------------
                       Name:   Mark Fawcett
                       Title:  Assistant Treasurer

                       FRESENIUS USA MANUFACTURING, INC., a
                       Delaware corporation

                       By: /s/ Mark Fawcett
                           -----------------------------------------------------
                       Name:   Mark Fawcett
                       Title:  Assistant Treasurer

                       FRESENIUS USA MARKETING, INC., a Delaware corporation

                       By: /s/ Mark Fawcett
                           -----------------------------------------------------
                       Name:   Mark Fawcett
                       Title:  Assistant Treasurer

                       FRESENIUS USA, INC., a Massachusetts corporation

                       By: /s/ Mark Fawcett
                           -----------------------------------------------------
                       Name:   Mark Fawcett
                       Title:  Assistant Treasurer

                       SPECTRA LABORATORIES, INC., a Nevada
                       corporation

                       By: /s/ Mark Fawcett
                           -----------------------------------------------------
                       Name:   Mark Fawcett
                       Title:  Assistant Treasurer

AGENT: BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

                       By: /s/ Richard L. Nichols, Jr.
                           -----------------------------------------------------
                       Name:   Richard L. Nichols, Jr.
                       Title:  Managing Director

LENDERS: BANK OF AMERICA, N.A., as a Lender, an L/C Issuer and Domestic Swing Line Lender

                       By: /s/ Richard L. Nichols, Jr.
                           -----------------------------------------------------
                       Name:   Richard L. Nichols, Jr.
                       Title:  Managing Director

                       CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch

                       By: /s/ S. William Fox
                           -----------------------------------------------------
                       Name:   S. William Fox
                       Title:  Director

                       By: /s/ Christopher Lally
                           -----------------------------------------------------
                       Name:   Christopher Lally
                       Title:  Vice President

                       DRESDNER BANK AG in Frankfurt am Main

                       By: /s/ Barbara Morgenstern
                           -----------------------------------------------------
                       Name:   Barbara Morgenstern
                       Title:  Senior Vice President

                       By: /s/ Wolfgang Russ
                           -----------------------------------------------------
                       Name:   Wolfgang Russ
                       Title:  Authorized Officer

                       DRESDNER BANK AG, New York and
                       Grand Cayman Branches

                       By: /s/ Craig D. Meisner
                           -----------------------------------------------------
                       Name:   Craig D. Meisner
                       Title:  Managing Director

                       By: /s/ John Fitzgerald
                           -----------------------------------------------------
                       Name:   John Fitzgerald
                       Title:  Associate

                       JPMORGAN CHASE BANK

                       By: /s/ Peter M. Hayes
                           -----------------------------------------------------
                       Name:   Peter M. Hayes
                       Title:  Vice President

                       THE BANK OF NOVA SCOTIA

                       By: /s/ Carolyn A. Calloway
                           -----------------------------------------------------
                       Name:   Carolyn A. Calloway
                       Title:  Managing Director

                       FLEET NATIONAL BANK

                       By: /s/ Thomas F. Farley, Jr.
                           -----------------------------------------------------
                       Name:   Thomas F. Farley, Jr.
                       Title:  Group Executive

                       HELABA

                       By: /s/ A. Hottinger
                           -----------------------------------------------------
                       Name:   A. Hottinger
                       Title:  Vice President

                       By: /s/
                           -----------------------------------------------------
                       Name:
                       Title:

                       SOCIETE GENERALE

                       By: /s/ Antoine Broustra
                           -----------------------------------------------------
                       Name:   Antoine Broustra
                       Title:  Director

                       SUNTRUST BANK

                       By: /s/ William D. Priester
                           -----------------------------------------------------
                       Name:   William D. Priester
                       Title:  Director

                       ABN AMRO BANK N.V., Niederlassung Deutschland

                       By: /s/
                           -----------------------------------------------------
                       Name:
                       Title:

                       BAYERISCHE LANDESBANK

                       By: /s/ Hans-Henning von Salmuth
                           -----------------------------------------------------
                       Name:   Hans-Henning von Salmuth
                       Title:  FVP

                       By: /s/ Gerhard Muhle
                           -----------------------------------------------------
                       Name:   Gerhard Muhle
                       Title:  FVP

                       BNP PARIBAS

                       By: /s/ Brock Harris
                           -----------------------------------------------------
                       Name:   Brock Harris
                       Title:  Director

                       By: /s/ Judy Keane
                           -----------------------------------------------------
                       Name:   Judy Keane

                       Title:  Vice President

                       WESTLB AG, New York Branch

                       By: /s/ David Sellers
                           -----------------------------------------------------
                       Name:   David Sellers
                       Title:  Director

                       By: /s/ Daniel Hitchcock
                           -----------------------------------------------------
                       Name:   Daniel Hitchcock
                       Title:  Associate Director

                       BARCLAYS BANK PLC FRANKFURT BRANCH

                       By: /s/ Peter Schmidt
                           -----------------------------------------------------
                       Name:   Peter Schmidt
                       Title:  Credit Manager

                       By: /s/ Rolf Urban
                           -----------------------------------------------------
                       Name:   Rolf Urban
                       Title:  Director

                       DEUTSCHE BANK LUXEMBOURG S.A.

                       By: /s/ C. Koch
                           -----------------------------------------------------
                       Name:   C. Koch
                       Title:

                       KREDITANSTALT FUR WIEDERAUFBAU

                       By: /s/ Dr. Axel Radu
                           -----------------------------------------------------
                       Name:   Dr. Axel Radu
                       Title:  Vice President

                       By: /s/ Elisabeth Ostermunchner
                           -----------------------------------------------------
                       Name:   Elisabeth Ostermunchner
                       Title:  Senior Project Manager

                       BANK FUR ARBEIT UND WIRTSCHAFT
                       AKTIENGESELLSCHAFT

                       By: /s/ Fritz John
                           -----------------------------------------------------
                       Name:   Fritz John
                       Title:  Vice President

                       COMMERZBANK AKTIENGESELLSCHAFT

                       By: /s/
                           -----------------------------------------------------
                       Name:
                       Title:

                       By: /s/
                           -----------------------------------------------------
                       Name:
                       Title:

                       ING BHF BANK

                       By: /s/ Martin Stumpf
                           -----------------------------------------------------
                       Name:   Martin Stumpf
                       Title:  Assistant Vice President

                       By: /s/ Ferdinand Oetker
                           -----------------------------------------------------
                       Name:   Ferdinand Oetker
                       Title:  Assistant Vice President

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                       By: /s/ Douglas E. Blackman
                           -----------------------------------------------------
                       Name:   Douglas E. Blackman
                       Title:  Managing Director

                       UNITED OVERSEAS BANK LTD., New York Agency

                       By: /s/ Ewong [Yew] Wong
                           -----------------------------------------------------
                       Name:   Ewong [Yew] Wong
                       Title:  Agent & GM

                       By: /s/ Philip Cheong
                           -----------------------------------------------------
                       Name:   Philip Cheong
                       Title:  VP & Deputy GM

                       BANK AUSTRIA CREDITANSTALT AG

                       By: /s/ Ingo Bleier
                           -----------------------------------------------------
                       Name:   Ingo Bleier
                       Title:  Senior Manager

                       By: /s/
                           -----------------------------------------------------
                       Name:
                       Title:

                       DEUTSCHE APOTHEKER -
                       UND ARZTEBANK e.G.

                       By: /s/
                           -----------------------------------------------------
                       Name:
                       Title:

                       By: /s/
                           -----------------------------------------------------
                       Name:
                       Title:

                       THE GOVERNOR & COMPANY OF THE
                       BANK OF IRELAND

                       By: /s/ John S. Holt
                           -----------------------------------------------------
                       Name:   John S. Holt
                       Title:  Authorized Signatory

                       By: /s/ Martina Maber
                           -----------------------------------------------------
                       Name:   Martina Maber
                       Title:  Authorized Signatory

                       SOVERIGN BANK

                       By: /s/ Toby B. Shea
                           -----------------------------------------------------
                       Name:   Toby B. Shea
                       Title:  Vice President

                       NATEXIS BANQUES POPULAIRES

                       By: /s/ Nicolas Regent
                           -----------------------------------------------------
                       Name:   Nicolas Regent
                       Title:  VP Multinational Group

                       By: /s/ Anne Ulrich
                           -----------------------------------------------------
                       Name:   Anne Ulrich
                       Title:  Vice President

                       RZB FINANCE LLC CONNECTICUT OFFICE

                       By: /s/ John A. Vallska
                           -----------------------------------------------------
                       Name:   John A. Vallska
                       Title:  Group Vice President

                       By: /s/ Christoph Hoedl
                           -----------------------------------------------------
                       Name:   Christoph Hoedl
                       Title:  Vice President

                       KZH ING-2 LLC

                       By: /s/ Dorian Herrera
                           -----------------------------------------------------
                       Name:   Dorian Herrera
                       Title:  Authorized Agent

                       KZH CYPRESSTREE-1 LLC

                       By: /s/ Dorian Herrera
                           -----------------------------------------------------
                       Name:   Dorian Herrera
                       Title:  Authorized Agent

                       KZH STERLING LLC

                       By: /s/ Dorian Herrera
                           -----------------------------------------------------
                       Name:   Dorian Herrera
                       Title:  Authorized Agent

                       TORONTO DOMINION (NEW YORK), INC.

                       By: /s/ Gwen Zirkle
                           -----------------------------------------------------
                       Name:   Gwen Zirkle
                       Title:  Vice President

                       PRINCIPLE LIFE INSURANCE COMPANY

                       By:     Principle Global Investors, LLC
                               a Delaware limited liability company,
                               its authorized signatory

                       By: /s/ Douglas A. Drees
                           -----------------------------------------------------
                       Name:   Douglas A. Drees
                       Title:  Counsel

                       By: /s/ Jon C. Heiny
                           -----------------------------------------------------
                       Name:   Jon C. Heiny
                       Title:  Counsel

                       EAST WEST BANK

                       By: /s/ Nancy A. Moore
                           -----------------------------------------------------
                       Name:   Nancy A. Moore
                       Title:  Senior Vice President

                       STANWICH LOAN FUNDING LLC

                       By: /s/ Kelly W. Warnement
                           -----------------------------------------------------
                       Name:   Kelly W. Warnement
                       Title:  Vice President

                       THE TRAVELERS INSURANCE COMPANY

                       By: /s/ Denise Duffee
                           -----------------------------------------------------
                       Name:   Denise Duffee
                       Title:  Investment Officer

                       CITIGROUP INVESTMENTS CORPORATE LOAN FUND INC.

                       By:     Travelers Asset Management International
                               Company LLC

                       By: /s/ Denise Duffee
                           -----------------------------------------------------
                       Name:   Denise Duffee
                       Title:  Investment Officer